EXHIBIT 10.6
CH&S draft dated 6/24/96
ds2/213120.1




F A C I L I T Y  L E A S E  A G R E E M E N T

MEDITRUST OF FLORIDA, INC.

(A New York Corporation)

as
Lessor

AND

ASSISTED LIVING PROPERTIES, INC.

(A Kansas Corporation)

as
Lessee

Dated As Of June 24, 1996


For Premises Known as and Located At:

TABLE OF CONTENTS
                                                            Page
ARTICLE 1

LEASED PROPERTY; TERM; EXTENSION                              2
       1.1      Leased Property                               2
       1.2      Term                                          3
       1.3      Extended Terms.                               3

ARTICLE 2

DEFINITIONS AND RULES OF CONSTRUCTION                         4
       2.1      Definitions                                   4
       2.2      Rules of Construction                        21

ARTICLE 3

RENT                                                         22
       3.1      Rent for Land, Leased Improvements,
                Related Rights and Fixtures.                 22
            3.1.1  Base                                      22
            3.1.2  Increase to Post-Conversion Base Rent     22
            3.1.3  Post-Conversion Base Rent for Extended
                   Terms                                     23
       3.2      Best Efforts To Maximize                     23
       3.3      [Intentionally Omitted]                      24
       3.4      Additional Charges                           24
       3.5      Net Lease                                    24
       3.6      No Lessee Termination or Offset.             24
            3.6.1  No Termination                            24
            3.6.2  Waiver                                    24
            3.6.3  Independent Covenants                     25
       3.7      Abatement of Rent Limited                    25
ARTICLE 4

IMPOSITIONS; TAXES; UTILITIES;
INSURANCE PAYMENTS                                           25
      4.1       Payment of Impositions.                      25
            4.1.1  Lessee To Pay                             25
            4.1.2  Installment Elections                     25
            4.1.3  Returns and Reports                       26
            4.1.4  Refunds                                   26
            4.1.5  Protest                                   26
      4.2       Notice of Impositions                        26
      4.3       Adjustment of Impositions                    26
      4.4       Utility Charges                              27
      4.5       Insurance Premiums                           27
      4.6       Deposits                                     27
            4.6.1  Lessor's Option                           27
            4.6.2  Use of Deposits                           28
            4.6.3  Deficits                                  28
            4.6.4  Other Properties                          28
            4.6.5  Transfers                                 28
            4.6.6  Security                                  29
            4.6.7  Return                                    29
            4.6.8  Receipts                                  29

ARTICLE 5

OWNERSHIP OF LEASED PROPERTY AND PERSONAL PROPERTY; INSTALLATION, REMOVAL AND REPLACEMENT OF
PERSONAL PROPERTY                                            29
       5.1      Ownership of the Leased Property             29
       5.2      Personal Property; Removal and Replacement
                of Personal Property.                        29
            5.2.1  Lessee To Equip Facility                  29
            5.2.2  Sufficient Personal Property              29
            5.2.3  Removal and Replacement; Lessor's
                   Option to Purchase.                       30

ARTICLE 6

SECURITY FOR LEASE OBLIGATIONS                               31
		  6.1	Security for Lessee's Obligations; Permitted
               Prior Security Interests                      31
            6.1.1  Security                                  31
            6.1.2  Purchase-Money Security Interests
                   and Equipment Leases                      31
       6.2      Credit Enhancement                           32
            6.2.1  Cash Deposit/Letter of Credit             32
            6.2.2  Application of Credit Enhancement         33
            6.2.3  Replenishment of Cash Collateral          33
       6.3      Guaranty                                     33
  ARTICLE 7

CONDITION AND USE OF LEASED PROPERTY;
MANAGEMENT AGREEMENTS                                        33
       7.1      Condition of the Leased Property             33
       7.2      Use of the Leased Property;
                Compliance; Management                       34
            7.2.1  Obligation to Operate                     34
            7.2.2  Permitted Uses                            34
            7.2.3  Compliance With Insurance Requirements    35
            7.2.4  No Waste                                  35
            7.2.5  No Impairment                             35
            7.2.6  No Liens                                  35
       7.3      Compliance with Legal Requirements           35
       7.4      Management Agreements                        35

ARTICLE 8

REPAIRS; RESTRICTIONS                                        36
       8.1      Maintenance and Repair                       36
            8.1.1  Lessee's Responsibility                   36
            8.1.2  No Lessor Obligation                      37
            8.1.3  Lessee May Not Obligate Lessor            37
            8.1.4  Lessee's Obligation to Perform
                   Upgrade Expenditures                      37
       8.2      Encroachments; Title Restrictions            38

ARTICLE 9

MATERIAL STRUCTURAL WORK AND
CAPITAL ADDITIONS                                            39
       9.1      Lessor's Approval                            39
       9.2      General Provisions as to Capital Additions
                and Certain Material Structural Work         39
            9.2.1  No Liens                                  39
            9.2.2  Lessee's Proposal Regarding Capital
                   Additions and Material Structural Work    39
            9.2.3  Lessor's Options Regarding Capital
                   Additions and Material Structural Work    39
            9.2.4  Lessor May Elect to Finance Capital
                   Additions                                 40
            9.2.5  Legal Requirements; Quality of Work       40
       9.3      Capital Additions Financed by Lessor         40
            9.3.1  Lessee's Financing Request                40
            9.3.2  Lessor's General Requirements             40
            9.3.3  Payment of Costs                          42
       9.4      General Limitations                          42
       9.5      Non-Capital Additions                        42
       9.6      Permitted Work                               43
ARTICLE 10

WARRANTIES AND REPRESENTATIONS                               43
       10.1      Representations and Warranties              43
            10.1.1  Existence; Power; Qualification          43
            10.1.2  Valid and Binding                        43
            10.1.3  Single Purpose                           44
            10.1.4  No Violation                             44
            10.1.5  Consents and Approvals                   44
            10.1.6  No Liens or Insolvency Proceedings       44
            10.1.7  No Burdensome Agreements                 45
            10.1.8  Commercial Acts                          45
            10.1.9  Adequate Capital, Not Insolvent          45
            10.1.10 Not Delinquent                           45
            10.1.11 No Affiliate Debt                        45
            10.1.12 Taxes Current                            45
            10.1.13 Financials Complete and Accurate         46
            10.1.14 Pending Actions, Notices and Reports     46
            10.1.15 Compliance with Legal and Other
                    Requirements                             47
            10.1.16 No Action By Governmental Authority
                    or Accreditation Body                    47
            10.1.17 Property Matters                         48
            10.1.18 Rate Limitations                         49
            10.1.19 Free Care                                49
            10.1.20 No Proposed Changes                      49
            10.1.21 ERISA                                    49
            10.1.22 No Broker                                50
            10.1.23 No Improper Payments                     50
            10.1.24 Nothing Omitted                          50
            10.1.25 No Margin Security                       50
            10.1.26 No Default                               51
            10.1.27 Principal Place of Business              51
            10.1.28 Third Party Payor Agreements             51
            10.1.29 Rates                                    51
            10.1.30 Labor Matters                            52
            10.1.31 Intellectual Property                    52
            10.1.32 Management Agreements                    52
            10.1.33 Fiscal Year                              52
       10.2    Continuing Effect of Representations
               and Warranties                                52

ARTICLE 11

FINANCIAL AND OTHER COVENANTS                                52
       11.1     Status Certificates                          52
       11.2     Financial Statements; Reports; Notice
                and Information                              52
            11.2.1  Obligation To Furnish                    53
            11.2.2  Responsible Officer                      56
            11.2.3  No Material Omission                     56
            11.2.4  Confidentiality                          56
       11.3     Financial Covenants                          57
            11.3.1  Debt Coverage Ratio of Lessee            57
            11.3.2  [Intentionally Omitted]                  57
            11.3.3  [Intentionally Omitted]                  57
            11.3.4  [Intentionally Omitted]                  57
            11.3.5  Current Ratio - Guarantor                57
            11.3.6  [Intentionally Omitted]                  57
            11.3.7  Tangible Net Worth - Guarantor           57
            11.3.8  [Intentionally Omitted]                  57
            11.3.9  [Intentionally Omitted]                  57
            11.3.10 No Indebtedness                          57
            11.3.11 No Guaranties                            58
            11.3.12 [Intentionally Omitted]                  58
       11.4     Affirmative Covenants                        58
            11.4.1  Maintenance of Existence                 58
            11.4.2  Materials                                58
            11.4.3  Compliance With Legal Requirements
                    And Applicable Agreements                58
            11.4.4  Books And Records                        58
            11.4.5  Participation in Third Party Payor
                    Programs                                 59
            11.4.6  Conduct of its Business                  59
            11.4.7  Address                                  59
            11.4.8  Subordination of Affiliate Transactions  59
            11.4.9  Inspection                               60
       11.5     Additional Negative Covenants                60
            11.5.1  Restrictions Relating to Lessee          60
            11.5.2  No Liens                                 61
            11.5.3  Limits on Affiliate Transactions         61
            11.5.4  Non-Competition                          61
            11.5.5  No Default                               62
            11.5.6  Restrictions Relating to the Guarantor   62
            11.5.7  [Intentionally Omitted]                  63
            11.5.8  ERISA                                    63
            11.5.9  Forgiveness of Indebtedness              63
          11.5.10  Value of Assets                           63
          11.5.11  Changes in Fiscal Year and Accounting
                   Procedures                                63
          11.5.12  Changes in Executive Officers             63
ARTICLE 12

INSURANCE AND INDEMNITY                                      64
       12.1     General Insurance Requirements               64
            12.1.1  Types and Amounts of Insurance           64
            12.1.2  Insurance Company Requirements           65
            12.1.3  Policy Requirements                      65
            12.1.4  Notices; Certificates and Policies       66
            12.1.5  Lessor's Right to Place Insurance        66
            12.1.6  Payment of Proceeds                      67
            12.1.7  Irrevocable Power of Attorney            67
            12.1.8  Blanket Policies                         67
            12.1.9  No Separate Insurance                    68
            12.1.10 Assignment of Unearned Premiums          68
       12.2     Indemnity                                    68
            12.2.1  Indemnification                          68
            12.2.2  Indemnified Parties                      69
            12.2.3  Limitation on Lessor Liability           69
            12.2.4  Risk of Loss                             69

ARTICLE 13

FIRE AND CASUALTY                                            70
       13.1     Restoration Following Fire or Other Casualty 70
            13.1.1  Following Fire or Casualty               70
            13.1.2  Procedures                               70
            13.1.3  Disbursement of Insurance Proceeds
                    Less Than $50,000.00                     71
            13.1.4  Disbursement of Insurance Proceeds
                    $50,000.00 or More                       71
       13.2     Disposition of Insurance Proceeds            75
            13.2.1  Proceeds To Be Released to Pay For Work  75
            13.2.2  Proceeds Not To Be Released              75
            13.2.3  Lessee Responsible for Short-Fall        76
       13.3     Tangible Personal Property                   76
       13.4     Restoration of Certain Improvements
                and the Tangible Personal Property           76
       13.5     No Abatement of Rent                         76
       13.6     Termination of Certain Rights                77
       13.7     Waiver                                       77
       13.8   Application of Business Interruption Insurance 77
       13.9   Obligation To Account                          77

ARTICLE 14

CONDEMNATION                                                 78
       14.1   Parties' Rights and Obligations                78
       14.2   Total Taking                                   78
       14.3   Partial or Temporary Taking                    78
       14.4   Restoration                                    79
       14.5   Award Distribution                             79
       14.6   Control of Proceedings                         79
ARTICLE 15

PERMITTED CONTESTS                                           79
       15.1   Lessee's Right to Contest                      79
       15.2   Lessor's Cooperation                           80
       15.3   Lessee's Indemnity                             80

ARTICLE 16

DEFAULT                                                      81
       16.1   Events of Default                              81
       16.2   Remedies                                       84
       16.3   Damages                                        85
       16.4   Lessee Waivers                                 86
       16.5   Application of Funds                           87
       16.6   [Intentionally Omitted]                        87
       16.7   [Intentionally Omitted]                        87
       16.8   Lessor's Right to Cure                         87
       16.9   No Waiver By Lessor                            88
       16.10  Right of Forbearance                           88
       16.11  Cumulative Remedies                            89
ARTICLE 17

SURRENDER OF LEASED PROPERTY OR LEASE; HOLDING OVER          89
       17.1   Surrender                                      89
       17.2   Transfer of Contracts and Permits              89
       17.3   Management of Leased Property                  89
       17.4   Correction of Deficiencies                     90
       17.5   No Acceptance of Surrender                     90
       17.6   Holding Over                                   90


ARTICLE 18

PURCHASE OF THE LEASED PROPERTY                              90
       18.1   Purchase of the Leased Property                90
       18.2   Appraisal                                      91
            18.2.1  Designation of Appraisers                91
            18.2.2  Appraisal Process                        91
            18.2.3  Specific Enforcement and Costs           92
       18.3   Lessee's Right of First Refusal                92
       18.4   Lessee's Option to Purchase                    92
            18.4.1                                           92
            18.4.2  Exercise of Option                       93
            18.4.3  Conveyance                               93
            18.4.4  Calculation of Purchase Option
                    Purchase Price                           94
            18.4.5  Payment of Purchase Option Purchase Price94
            18.4.6  Place and Time of Closing                94
            18.4.7  Condition of Purchase Option Property    94
            18.4.8  Quality of Title                         94
            18.4.9  Lessor's Inability to Perform            94
            18.4.10 Merger by Deed                           94
            18.4.11 Use of Purchase Option Purchase
                    Price to Clear Title                     95
            18.4.12 Lessee's Default                         95
            18.4.13 [Intentionally Omitted]                  95
ARTICLE 19

SUBLETTING AND ASSIGNMENT                                    95
       19.1   Subletting and Assignment                      95
       19.2   [INTENTIONALLY OMITTED]                        96
       19.3   Attornment                                     96
       19.4   [INTENTIONALLY OMITTED]                        96

ARTICLE 20
TITLE TRANSFERS AND LIENS GRANTED BY LESSOR                  96
       20.1   No Merger of Title                             96
       20.2   Transfers By Lessor                            96
       20.3   Lessor May Grant Liens                         96
       20.4   Subordination and Non-Disturbance              97

ARTICLE 21
LESSOR OBLIGATIONS                                           98
       21.1   Quiet Enjoyment                                98
       21.2   Memorandum of Lease                            98
       21.3   Default by Lessor                              98
       21.4   Computer Disc                                  98

ARTICLE 22

NOTICES                                                      99

ARTICLE 23

LIMITATION OF MEDITRUST LIABILITY                           100

ARTICLE 24

MISCELLANEOUS PROVISIONS                                    100
       24.1   Broker's Fee Indemnification                  100
       24.2   No Joint Venture or Partnership               100
       24.3   Amendments, Waivers and Modifications         101
       24.4   Further Assurances                            101
       24.5   Invalidity                                    102
       24.6   Captions and Headings                         102
       24.7   Time is of the Essence                        102
       24.8   Counterparts                                  102
       24.9   Entire Agreement                              102
       24.10  WAIVER OF JURY TRIAL                          103
       24.11  Successors and Assigns                        103
       24.12  No Third Party Beneficiaries                  103
       24.13  Governing Law                                 104
       24.14  General                                       104
       24.15  Intention of Parties                          104
       24.16  Radon Gas                                     104
EXHIBIT A    LEGAL DESCRIPTION OF THE LAND
EXHIBIT B    PERMITTED TITLE EXCEPTIONS
EXHIBIT C    LIST OF PARTNERS AND/OR SHAREHOLDERS
EXHIBIT D    RATE LIMITATIONS
EXHIBIT E    FREE CARE REQUIREMENTS
EXHIBIT F    PROVIDER AGREEMENTS
EXHIBIT G    NATIONAL ACCOUNTS AND LOCAL DISCOUNTS
EXHIBIT H    OPEN COST REPORTS
EXHIBIT I    DEBT COVERAGE RATIO CALCULATION
EXHIBIT J    EXECUTIVE OFFICERS

SCHEDULE 3.1.2  EXAMPLE RE: INCREASE IN POST-CONVERSION BASE RENT
SCHEDULE 4.6.2  INVESTMENT VEHICLES FOR IMPOSITION DEPOSITS

FACILITY LEASE AGREEMENT


     This FACILITY LEASE AGREEMENT ("Lease") is dated as of the 24th day of June, 1996 and is between MEDITRUST OF FLORIDA, INC. ("Lessor"), a New York corporation, having its principal office at 197 First Avenue, Needham Heights, Massachusetts 02194, and ASSISTED LIVING PROPERTIES, INC. ("Lessee"), a Kansas corporation, having its principal office at 453 S. Webb Road, Suite 500, Wichita, Kansas 67207.

ARTICLE 1

LEASED PROPERTY; TERM; EXTENSIONS

     1.1 Leased Property. Upon and subject to the terms and conditions hereinafter set forth, Lessor leases to Lessee and Lessee rents and leases from Lessor all of Lessor's rights and interests in and to the following real and personal property (collectively, the "Leased Property"):

     (a)  the real property described in EXHIBIT A attached hereto
(the "Land");

     (b) all buildings, structures, Fixtures (as hereinafter defined) and other improvements of every kind including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines, and parking areas and roadways appurtenant to such buildings and structures presently or hereafter situated upon the Land (collectively, the "Leased Improvements");

     (c) all easements, rights and appurtenances of every nature and description now or hereafter relating to or benefitting any or all of the Land and the Leased Improvements;

     (d) all equipment, machinery, building fixtures, and other items of property (whether realty, personalty or mixed), including all components thereof, now or hereafter located in, on or used in connection with, and permanently affixed to or incorporated into the Leased Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, and built-in oxygen and vacuum systems, all of which, to the greatest extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto, but specifically excluding all items included within the category of Tangible Personal Property (as hereinafter defined) which are not permanently affixed to or incorporated in the Leased Property (collectively, the "Fixtures"); and
     (e)  Lessor's Personal Property.

     The Leased Property is leased in its present condition, AS IS, without representation or warranty of any kind, express or implied, by Lessor and subject to: (i) the rights of parties in possession;
(ii) the existing state of title including all covenants, conditions, Liens (as hereinafter defined) and other matters of record (including, without limitation, the matters set forth in EXHIBIT B); (iii) all applicable laws; and (iv) all matters, whether or not of a similar nature, which would be disclosed by an inspection of the Leased Property or by an accurate survey thereof.

     1.2 Term. The term of this Lease shall consist of: the "Fixed Term", which shall commence on June 24, 1996 (the "Fixed Term Commencement Date") and end on June 23, 2009 (the "Fixed Term Expiration Date"); provided, however that this Lease may be sooner terminated as hereinafter provided. In addition, Lessee shall have the options to extend the Term (as hereinafter defined) as provided for in Section 1.3.

     1.3 Extended Terms. Provided that this Lease has not been previously terminated, and so long as no Lease Default (as hereinafter defined) shall have occurred and be continuing, Lessee is hereby granted the right to extend the Fixed Term of this Lease for two (2) additional periods (collectively, the "Extended Terms") as follows: two (2) successive five (5) year periods for a maximum Term, if all such options are exercised, which ends on June 23, 2019. Lessee's extension rights shall be exercised by Lessee by giving written notice to Lessor of each such extension at least one hundred eighty (180) days, but not more than three hundred sixty
(360) days, prior to the termination of the Fixed Term or then current Extended Term. Lessee may not exercise its option for more than one Extended Term at a time. During each effective Extended
Term, all of the terms and conditions of this Lease shall continue in full force and effect, except that the Base Rent (as hereinafter defined) for each such Extended Term shall be adjusted as set forth in Section 3.1.3.
     Notwithstanding anything to the contrary set forth herein, Lessee's rights to extend the Fixed Term granted in this Section 1.3 are subject to the further condition that concurrently with the exercise of any extension option hereunder, Lessee shall have exercised its option to extend the terms of all of the Related Leases in accordance with the provisions of the Agreement Regarding Related Transactions and the provisions of Section 1.3 of each of the Related Leases. For the purposes of this Section 1.3, the Related Leases are those leases which pertain to the Acquisition Facilities (as such term is defined in the Agreement Regarding
Related Transactions).

ARTICLE 2

DEFINITIONS AND RULES OF CONSTRUCTION

     2.1 Definitions. For all purposes of this Lease and the other Lease Documents (as hereinafter defined), except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular and (ii) all references in this Lease or any of the other Lease Documents to designated "Articles", "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Lease or the other applicable Lease Document.

Accounts: As defined in the UCC.

     Accreditation Body: Department of Health and Rehabilitative Services within the Agency for Health Care Administration and all other Persons having or claiming jurisdiction over the accreditation, certification, evaluation or operation of the Facility. Lessor understands that neither Lessee nor any Sublessee nor the Facility is currently under the jurisdiction, or is otherwise subject to the rules, of any Accreditation Body and that, accordingly, the provisions of this Lease relating in any way to an Accreditation Body are presently inapplicable to this transaction; however, in the event that at any time during the Term, any of Lessee, any Sublessee or the Facility falls under the jurisdiction of, or otherwise becomes subject to the rules of, any Accreditation Body, then all such provisions of this Agreement and the other Lease Documents shall apply with full force and effect.

Additional Charges:  As defined in Article 3.
Additional Land:  As defined in Section 9.3.

     Affiliate: With respect to any Person (i) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person, (ii) any other Person (other than a shareholder of Guarantor) that owns, beneficially, directly or indirectly, five percent (5%) or more of the outstanding capital stock, shares or equity interests of such Person or (iii) any officer, director, employee, general partner or trustee of such Person, or any other Person controlling, controlled by, or under common control with, such Person (excluding trustees and Persons serving in a fiduciary or similar capacity who are not otherwise an Affiliate of such Person). For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, partnership interests or other equity interests.

     Affiliated Party Subordination Agreement:  That certain
Affiliated Party Subordination Agreement of even date by and among Lessee, the Guarantor, various Affiliates of Lessee and various
Affiliates of Lessor.

Agreement Regarding Related Transactions: The Agreement Regarding Related Transactions of even date, as amended from time to time, between Lessee, Lessor and any Related Party that is party to any Related Lease or any Related Party Agreement. Lessor and Lessee anticipate that the Agreement Regarding Related Transactions will be amended from time to time to include Affiliates of each of Lessor and Lessee as parties thereto in connection with future transactions and acknowledge and agree that for all purposes under this Lease such amendments shall be deemed to be included in this definition.

Appurtenant Agreements: Collectively, all instruments, documents and other agreements that now or hereafter create any utility, access or other right or appurtenances benefitting or relating to the Leased Property.

     Award: All compensation, sums or anything of value awarded, paid or received on a total or partial Condemnation.

Base Rent: Pre-Conversion Base Rent and/or Post-Conversion Base
Rent.

     Business Day: Any day which is not a Saturday or Sunday or a public holiday under the laws of the United States of America, the Commonwealth of Massachusetts, the State or the state in which Lessor's depository bank is located.

     Capital Additions: Collectively, all new buildings and additional structures annexed to any portion of any of the Leased Improvements and material expansions of any of the Leased Improvements which are constructed on any portion of the Land during the Term, including, without limitation, the construction of a new wing or new story, the renovation of any of the Leased Improvements on the Leased Property and any expansion, construction, renovation or conversion in connection therewith (a) in order to provide a functionally new facility that is needed or used to provide services not previously offered or (b) in order to
(i) increase the unit capacity of a Facility, (ii) change the purpose for which such units are utilized and/or (iii) change the utilization of any material portion of any of the Leased Improvements.
     Capital Addition Cost: The cost of any Capital Addition made by Lessee whether paid for by Lessee or Lessor. Such cost shall include all costs and expenses of every nature whatsoever incurred directly or indirectly in connection with the development, permitting, construction and financing of a Capital Addition as reasonably determined by, or to the reasonable satisfaction of, Lessor.

Cash Collateral:  As defined in the Deposit Pledge Agreement.

    Cash Flow:  The Consolidated Net Income (or Consolidated Net
Loss) before federal and state taxes for any period plus (i) the amount of the provision for depreciation and amortization actually deducted on the books of the applicable Person for the purposes of computing such Consolidated Net Income (or Consolidated Net Loss) for the period involved, plus (ii) Rent and interest on all other Indebtedness which is fully subordinated to the Lease Obligations, plus (iii) management fees which are fully subordinated to the Lease Obligations pursuant to the Affiliated Party Subordination Agreement.

Casualty:  As defined in Section 13.1.
     CHAMPUS: The Civilian Health and Medical Program of the Uniform Service, a program of medical benefits covering retirees and dependents of members or former members of a uniformed service provided, financed and supervised by the United States Department of Defense and established by 10 USC 1071 et seq.

Chattel Paper:  As defined in the UCC.

Closing:  As defined in Section 18.4.6.

Code:  The Internal Revenue Code of 1986, as amended.

     Collateral: All of the property in which security interests are granted to Lessor and the other Meditrust Entities pursuant to the Lease Documents and the Related Party Agreements to secure the Lease Obligations, including, without limitation, the Cash
Collateral and the Receivables.

     Collateral Assignment of Permits and Contracts:  The
Collateral Assignment of Permits, Licenses, Approvals and Contracts of even date granted by Lessee to Lessor.

     Completion Date:  As defined in the Leasehold Improvement
Agreement respecting the Leased Property.

     Completion of the Project:  As defined in the Leasehold
Improvement Agreement respecting the Leased Property.

     Condemnation: With respect to the Leased Property or any interest therein or right accruing thereto or use thereof (i) the exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor or (ii) a voluntary sale or transfer by Lessor to any Condemnor, either under threat of Condemnation or Taking or while legal proceedings for Condemnation or Taking are pending.

     Condemnor: Any public or quasi-public authority, or private corporation or individual, having the power of condemnation or eminent domain.

     Consolidated and Consolidating: When used with reference to any term otherwise defined herein, means such term as applied to the consolidated and consolidating accounts of the relevant Person and its Subsidiaries consolidated in accordance with GAAP.
     Consolidated Financials: For any fiscal year or other accounting period for any Person and its consolidated Subsidiaries, statements of earnings and retained earnings and of changes in financial position for such period and for the period from the beginning of the respective fiscal year to the end of such period and the related balance sheet as at the end of such period, together with the notes thereto, all in reasonable detail and setting forth in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, and prepared in accordance with GAAP, and disclosing all liabilities of such Person and its consolidated Subsidiaries, including, without limitation, contingent liabilities.

     Contracts: All agreements (including, without limitation, Provider Agreements and Resident Admission Agreements), contracts (including without limitation, construction contracts, subcontracts, and architects' contracts), contract rights, warranties and representations, franchises, and records and books of account benefiting, relating to or affecting the Leased Property or the ownership, construction, development, maintenance, management, repair, use, occupancy, possession, or operation thereof, or the operation of any programs or services in conjunction with the Facility and all renewals, replacement and substitutions therefor, now or hereafter issued by or entered into with any Governmental Authority, Accreditation Body or Third Party Payor or maintained or used by any member of the Leasing Group or entered into by any member of the Leasing Group with any other Person.
     Consultants: Architects, engineers, inspectors, surveyors and other consultants engaged by Lessor to perform services for Lessor in connection with this Lease.

     Conversion Date: With respect to the Facility, the earlier to occur of (a) the Completion Date, (b) the Completion of the Project or (c) the occupancy of the Facility by a resident.

     Current Assets: All assets of any Person which would, in accordance with GAAP, be classified as current assets of a Person conducting a business the same as or similar to that of such Person, excluding however, any and all advances to or Current Liabilities owed to such Person by its Subsidiaries.

     Current Liabilities: All liabilities of any Person which would, in accordance with GAAP, be classified as current liabilities of a Person conducting a business the same as or similar to that of such Person, including without limitation, all rental and other payments under leases and fixed payments of, and sinking fund payments with respect to, Indebtedness required to be made within one (1) year from the date of determination.

Current Manager:  Sterling House Corporation, a Kansas corporation.


Date of Taking: The date the Condemnor has the right to possession of the property being condemned.

     Debt Coverage Ratio: The ratio of (i) Cash Flow for each applicable period to (ii) the total of all Rent paid or payable during such period or accrued for such period.

Declaration:  As defined in Article 23.

Deed:  As defined in Section 18.4.


Documents:  As defined in the UCC.

Earnings Before Interest and Taxes: The Consolidated Net Income (or Consolidated Net Loss) for any period, plus (i) all federal and state income taxes (but not taxes in the nature of an ad valorem property tax or a sales tax or an excise tax) paid or accrued with respect to such period, plus (ii) all interest on any Indebtedness paid or payable during such period.

Encumbrance:  As defined in Section 20.3.
Environmental Indemnity Agreement:  The Environmental Indemnity
Agreement of even date herewith by and among Lessee, the Guarantor, Current Manager and Lessor.

Environmental Laws: As defined in the Environmental Indemnity
Agreement.

ERISA: The Employment Retirement Income Security Act of 1974, as amended.

Event of Default:  As defined in Article 16.

Extended Terms:  As defined in Section 1.3.
Facility: The forty-two (42) unit, fully licensed assisted living facility to be constructed on the Land and known as "Sterling House of West Melbourne".

Failure to Operate:  As defined in Article 16.

Failure to Perform:  As defined Article 16.

Fair Market Added Value: The Fair Market Value of the Leased Property (including all Capital Additions) minus the Fair Market Value of the Leased Property determined as if no Capital Additions paid for by Lessee and approved by Lessor had been constructed.

Fair Market Added Value of the Purchase Option Property: The Fair Market Value of the Purchase Option Property (including all Capital Additions relating to the Purchase Option Property) minus the Fair Market Value of the Purchase Option Property determined as if no Capital Additions paid for by Lessee and approved by Lessor had been constructed.

Fair Market Value of a Capital Addition: The amount by which the Fair Market Value of the Leased Property upon the completion of a particular Capital Addition exceeds the Fair Market Value of the Leased Property just prior to the construction of the particular Capital Addition.

Fair Market Value of the Leased Property: The fair market value of the Leased Property, including all Capital Additions, and including the Land and all other portions of the Leased Property, and (a) assuming the same is unencumbered by this Lease, (b) determined in accordance with the appraisal procedures set forth in Section 18.2 and (c) not taking into account any reduction in value resulting from any Lien to which the Leased Property is subject and which Lien Lessee or Lessor is otherwise required to remove at or prior to closing of the transaction. However, the positive or negative effect on the value of the Leased Property attributable to the interest rate, amortization schedule, maturity date, prepayment provisions and other terms and conditions of any Lien on the Leased Property which is not so required or agreed to be removed shall be taken into account in determining the Fair Market Value of the Leased Property. The Fair Market Value shall be determined as the overall value based on due consideration of the "income" approach, the "comparable sales" approach, and the "replacement cost" approach.
Fair Market Value of the Purchase Option Property: The fair market value of the Purchase Option Property, including all Capital Additions relating to the Purchase Option Property, and including that portion of the Land and all other portions of the Leased Property comprising the Facilities included in the Purchase Option Property, and (a) assuming the same is unencumbered by this Lease,
(b) determined in accordance with the appraisal procedure set forth in Section 18.2 and (c) not taking into account any reduction in value resulting from any Lien to which the Purchase Option Property is subject and which Lien Lessee or Lessor is otherwise required to remove at or prior to closing of the transaction. However, the positive or negative effect on the value of the Purchase Option Property attributable to the interest rate, amortization schedule, maturity date, prepayment provisions and other terms and conditions of any Lien on the Purchase Option which is not so required or agreed to be removed shall be taken into account in determining the Fair Market Value of the Purchase Option Property. The Fair Market Value shall be determined as the overall value based on due consideration of the "income" approach, the "comparable sales" approach and the "replacement cost" approach.

Fee Mortgage:  As defined in Section 20.3.

Fee Mortgagee:  As defined in Section 20.3.

Financing Party: Any Person who is or may be participating with Lessor in any way in connection with the financing of any Capital
Addition.

Financing Statements: Uniform Commercial Code financing statements evidencing the security interests granted to Lessor in connection with the Lease Documents.

Fiscal Quarter:  Each of the three (3) month periods commencing
January, April, July and October.

Fiscal Year:  The twelve (12) month period from January 1 to
December 31.

Fixed Term:  As defined in Section 1.2.

Fixed Term Commencement Date:  As defined in Section 1.2.

Fixed Term Expiration Date:  As defined in Section 1.2.
Fixtures:  As defined in Article 1.

GAAP: Generally accepted accounting principles, consistently applied throughout the relevant period.

General Intangibles:  As defined in the UCC.

Governmental Authorities: Collectively, all agencies, authorities, bodies, boards, commissions, courts,instrumentalities, legislatures, and offices of any nature whatsoever of any government, quasi-government unit or political subdivision, whether with a federal, state, county, district, municipal, city or otherwise and whether now or hereinafter in existence.
Gross Revenues: Collectively, all revenues generated by reason of the operation of the Leased Property (including any Capital Additions), whether or not directly or indirectly received or to be received by Lessor, including, without limitation, all resident revenues received or receivable for the use of, or otherwise by reason of, all rooms, units and other facilities provided, meals served, services performed, space or facilities subleased or goods sold on or from the Leased Property and further including, without limitation, except as otherwise specifically provided below, any consideration received under any subletting, licensing, or other arrangements with any Person relating to the possession or use of the Leased Property and all revenues from all ancillary services provided at or relating to the Leased Property; provided, however, that Gross Revenues shall not include non-operating revenues such as interest income or gain from the sale of assets not sold in the ordinary course of business; and provided, further, that there shall be excluded or deducted (as the case may be) from such revenues:
(i) contractual allowances (relating to any period during the Term of this Lease and thereafter until the Rent hereunder is paid in full) for billings not paid by or received from the appropriate Governmental Agencies or Third Party Payors,

(ii)  allowances according to GAAP for uncollectible accounts,

(iii) all proper resident billing credits and adjustments according to GAAP relating to health care accounting,

(iv)	federal, state or local sales, use, gross receipts and excise taxes and any tax based upon or measured by said Gross Revenues which is added to or made a part of the amount billed to the resident or other recipient of such services or goods, whether included in the billing or stated separately,

(v) provider discounts for hospital or other medical facility utilization contracts,

(vi) the cost of any federal, state or local governmental program imposed specially to provide or finance indigent resident care
(other than Medicare, Medicaid and the like), and

(vii) resident trust accounts in which Lessee has no beneficial interest.

To the extent that the Leased Property is subleased or occupied by an Affiliate or Affiliates of Lessee, Gross Revenues calculated for all purposes of this Lease shall include the Gross
Revenues of such Sublessee with respect to the premises demised under the applicable Sublease (i.e., the Gross Revenues generated from the operations conducted on such subleased or occupied portion of the Leased Property) and the rent received or receivable from such Sublessee pursuant to such Subleases shall be excluded from Gross Revenues for all such purposes. As to any Sublease between Lessee and a non-Affiliate of Lessee, only the rental actually received by Lessee from such non-Affiliate shall be included in Gross Revenues.

Guarantor: Sterling House Corporation and its successors and assigns.

Guaranty: The Guaranty of even date executed by Guarantor in favor of Lessor.

Hazardous Substances:  As defined in the Environmental Indemnity
Agreement.
Impositions: Collectively, all taxes (including, without limitation, all capital stock and franchise taxes of Lessor (but excluding franchise taxes relating to the restructuring of Lessor's liabilities as opposed, for example, to franchise taxes derived as a result of an appreciation of the fair market value of the Leased Property or to a change in the method of calculating franchise taxes), all ad valorem, sales and use, single business, gross receipts, transaction privilege, rent or similar taxes) relating in any way to any one or more of the Lease, the Leased Property or the Rent, assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term), ground rents, water and sewer rents, water charges or other rents and charges, excises, tax levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), transfer taxes and recordation taxes imposed as a result of this Lease or any extensions hereof, and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of either or both of the Leased Property and the Rent (including all interest and penalties thereon due to any failure in payment by Lessee), which at any time prior to, during or in respect of the Term hereof and thereafter until the Leased Property is surrendered to Lessor as required by the terms of this Lease, may be assessed or imposed on or in respect of or be a Lien upon (a) Lessor or Lessor's interest in the Leased Property,
(b) the Leased Property or any rent therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, sales from, or activity conducted on, or in connection with, the Leased Property or the leasing or use of the Leased Property. Notwithstanding the foregoing, nothing contained in this Lease shall be construed to require Lessee to pay (1) any tax based on net income (whether denominated as a franchise or capital stock or other tax) imposed on Lessor or any other Person, except Lessee or its successors, (2) any transfer or net revenue tax of Lessor or any other Person, except Lessee and its successors, (3) any tax imposed with respect to the sale, exchange or other disposition by Lessor of the Leased Property or the proceeds thereof, or (4) except as expressly provided elsewhere in this Lease, any principal or interest on any Encumbrance on the Leased Property; provided, however, the provisos set forth in clauses (1) and (2) of this sentence shall not be applicable to the extent that any tax, assessment, tax levy or charge which Lessee is obligated to pay pursuant to the first sentence of this definition and which is in effect at any time during the Term hereof is totally or partially repealed, and a tax, assessment, tax levy or charge set forth in clause (1) or (2) is levied, assessed or imposed expressly in lieu thereof. In computing the amount of any franchise tax or capital stock tax which may be or become an Imposition, the amount payable by Lessee shall be equitably apportioned based upon all properties owned by Lessor that are located within the particular jurisdiction subject to any such tax.
Indebtedness: The total of all obligations of a Person, whether current or long-term, which in accordance with GAAP would be included as liabilities upon such Person's balance sheet at the date as of which Indebtedness is to be determined, and shall also include (i) all capital lease obligations and (ii) all guarantees, endorsements (other than for collection of instruments in the ordinary course of business), or other arrangements whereby responsibility is assumed for the obligations of others, whether by agreement to purchase or otherwise acquire the obligations of others, including any agreement contingent or otherwise to furnish funds through the purchase of goods, supplies or services for the purpose of payment of the obligations of others.

Indemnified Parties:  As defined in Section 12.2.2.

Index:  The rate of interest of actively traded marketable United
States Treasury Securities bearing a fixed rate of interest adjusted for a constant maturity of ten (10) years as calculated by the Federal Reserve Board.

Institutional Lender: Any insurance company, federally insured commercial or savings bank, national banking association, savings and loan association, employees' welfare, pension or retirement fund or system, corporate profit-sharing or pension trust, college or university, or real estate investment trust, including any corporation qualified to be treated for federal tax purposes as a real estate investment trust, having a net worth of at least ONE HUNDRED MILLION and NO/100 DOLLARS ($100,000,000.00).

Instruments:  As defined in the UCC.

Insurance Requirements: All terms of any insurance policy required by this Lease, all requirements of the issuer of any such policy with respect to the Leased Property and the activities conducted thereon and the requirements of any insurance board, association or organization or underwriters' regulations pertaining to the Leased Property.

Land:  As defined in Article 1.

Lease:  As defined in the preamble of this Lease.

Lease Default: The occurrence of any default or breach of condition continuing beyond any applicable notice and/or grace periods under this Lease and/or any of the other Lease Documents.
Lease Documents: Collectively, this Lease, the Leases with respect to each of the facilities known as Sterling House of Tequesta, Sterling House of Stuart and Sterling House of Vero Beach, the Guaranty, the Agreement Regarding Related Transactions, the Leasehold Improvement Agreement, the Security Agreement, the Deposit Pledge Agreement, the Pledge Agreement, the Collateral Assignment of Permits and Contracts, the Financing Statements, the Affiliated Party Subordination Agreement, the Environmental Indemnity Agreement, the Memoranda of Lease and any and all other instruments, documents, certificates or agreements executed or furnished by any member of the Leasing Group in connection with the transactions evidenced by the Lease and/or any of the foregoing documents.

Lease Obligations: Collectively, all indebtedness, covenants, liabilities, obligations, agreements and undertakings (other than Lessor's obligations) under this Lease and the other Lease
Documents.

Lease Year: A twelve month period ending on June 30 of each year; provided, that the first Lease Year shall begin on the Fixed Term
Commencement Date and shall end on June 30, 1997.

Leased Improvements:  As defined in Article 1.

Leasehold Improvement Agreement: Collectively, the Leasehold Improvement Agreements of even date by and between Lessor and Lessee with respect to each of the facilities known as Sterling House of Tequesta, Sterling House of West Melbourne, Sterling House of Stuart and Sterling House of Vero Beach.

Leased Property:  As defined in Article 1.

Leasing Group: Collectively, Lessee, the Guarantor, any Sublessee which is an Affiliate of Lessee or the Guarantor and any Manager which is an Affiliate of Lessee or the Guarantor.

Legal Requirements:   Collectively, all statutes, ordinances, by-laws, codes,
rules, regulations, restrictions, orders, judgments, decrees and injunctions (including, without limitation, all applicable building, health code, zoning, subdivision, and other land use and health-care licensing statutes, ordinances, by-laws, codes, rules and regulations), whether now or hereafter enacted, pro-mulgated or issued by any Governmental Authority, Accreditation Body or Third Party Payor affecting Lessor, any member of the Leasing Group or the Leased Property or the ownership, construction, development, maintenance, management, repair, use, occupancy, possession or operation thereof or the operation of any programs or services in connection with the Leased Property, including, without limitation, any of the foregoing which may (i) require repairs, modifications or alterations in or to the Leased Property, (ii) in any way affect (adversely or otherwise) the use and enjoyment of the Leased Property or (iii) require the assessment, monitoring, clean-up, containment, removal, remediation or other treatment of any Hazardous Substances on, under or from the Leased Property. Without limiting the foregoing, the term Legal Requirements includes all Environmental Laws and shall also include all Permits and Contracts issued or entered into by any Governmental Authority, any Accreditation Body and/or any Third Party Payor and all Permitted Encumbrances.
Lessee: As defined in the preamble of this Lease and its successors and assigns.

Lessee's Election Notice:  As defined in Section 14.3.

Lessee's Purchase Option Notice:  As defined in Section 18.4.

Lessor: As defined in the preamble of this Lease and its successors and assigns.

Lessor's Personal Property: The personal property conveyed to Lessor by the Seller in accordance with a bill of sale.

Letter of Credit:  As defined in Section 6.2.1.

Lien: With respect to any real or personal property, any mortgage, deed of trust, easement, restriction, lien, pledge, collateral assignment, hypothecation, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other encumbrance of any kind in respect of such property, whether or not choate, vested or perfected.

Managed Care Plans: All health maintenance organizations, preferred provider organizations, individual practice associations, competitive medical plans, and similar arrangements.

Management Agreement: Any agreement, whether written or oral, between Lessee or any Sublessee and any other Person pursuant to which Lessee or such Sublessee provides any payment, fee or other consideration to any other Person to operate or manage the Facility.

Manager: Any Person who has entered into a Management Agreement with Lessee or any Sublessee.

Material Structural Work:  Any material (i) structural alteration,
(ii) structural repair or (iii) structural renovation to the Leased
Property.

Medicaid: The medical assistance program established by Title XIX of the Social Security Act (42 USC 1396 et seq.) and any statute succeeding thereto.

Medicare: The health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 USC
1395 et seq.) and any statute succeeding thereto.

Meditrust:  As defined in Article 23.

Meditrust/ALP Transaction Affiliate: An Affiliate of Lessee, the business and activities of which are limited to those subject to Meditrust/ALP Transaction Documents (other than the Affiliated Party Subordination Agreement, the Agreement Regarding Related Transactions and comparable agreement now or hereafter in effect among Affiliates of each of Lessee and Lessor) to which such Affiliate is a party.

Meditrust/ALP Transaction Documents: As defined in the Agreement Regarding Related Transactions.
Meditrust Investment: The sum of (i) Original Meditrust Investment plus (ii) the aggregate amount of all Subsequent Investments plus
(iii) so much of the Project Funds as Lessor has expended from time to time less the sum of any net amount of the Award received by Lessor (as defined in Section 3.7 below).

Meditrust Entities: Collectively, Meditrust, Lessor and any other Affiliate of Lessor which may now or hereafter be a party to any Related Party Agreement.

Monthly Deposit Date:  As defined in Section 4.6.

Net Income (or Net Loss): The net income (or net loss, expressed as a negative number) of a Person for any period, after all taxes actually paid or accrued and all expenses and other charges determined in accordance with GAAP.

Obligations:  Collectively, the Lease Obligations and the Related
Party Obligations.

Officer's Certificate: A certificate of Lessee signed on behalf of Lessee by the Chairman of the Board of Directors, the President, any Vice President or the Treasurer of Lessee, or another officer authorized to so sign by the Board of Directors or By-Laws of Lessee, or any other Person whose power and authority to act has been authorized by delegation in writing by any of the Persons holding the foregoing offices.

Original Meditrust Investment:  The sum of THREE HUNDRED THOUSAND
DOLLARS ($300,000.00) .

Other Permitted Uses: To the extent permitted under Legal Requirements and under Insurance Requirements, and so long as the same do not detract in any material manner from the Primary Intended Use: (i) medical or dental offices, (ii) medical or dental laboratories, (iii) day care center, (iv) pharmacy, (v) medical services, (vi) florists and card shops which do not have a separate entrance, (vii) ancillary parking, and (viii) beauty salons.

Overdue Rate: On any date, a rate of interest per annum equal to the greater of: (i) a variable rate of interest per annum equal to one hundred twenty percent (120%) of the Prime Rate, or (ii) eighteen percent (18%) per annum; provided, however, in no event shall the Overdue Rate be greater than the maximum rate then permitted under applicable law to be charged by Lessor.

PBGC:  Pension Benefit Guaranty Corporation.
Permits: Collectively, all permits, licenses, approvals, variances, permissive uses, accreditations, certificates, certifications, consents, agreements, contracts, contract rights, franchises, interim licenses, permits and other authorizations of every nature whatsoever required by, or issued under, applicable Legal Requirements benefiting, relating or affecting the Leased Property or the construction, development, maintenance, management, use or operation thereof, or the operation of any programs or services in conjunction with the Facility and all renewals, replacements and substitutions therefor, now or hereafter required or issued by any Governmental Authority, Accreditation Body or Third Party Payor, or maintained or used by any member of the Leasing Group, or entered into by any member of the Leasing Group with any Person.

Permitted Encumbrances:  As defined in Section 10.1.17.

Permitted Prior Security Interests:  As defined in Section 6.1.2.

Person: Any individual, corporation, general partnership, limited partnership, joint venture, stock company or association, company, bank, trust, trust company, land trust, business trust, unincorporated organization, unincorporated association,
Governmental Authority or other entity of any kind or nature.

Plans and Specifications:  As defined in Section 13.1.2.

Pledge Agreement: The Stock Pledge Agreement dated as of March 22, 1996 by and between Guarantor, Lessee and Meditrust of Kansas, Inc., as affected by the Agreement Regarding Related Transactions as amended and as may be amended from time to time.

Pre-Conversion Base Rent:  As defined in Section 3.1.

Pre-Conversion Rent Adjustment Rate: Two hundred (200) basis points over the Prime Rate.

Post-Conversion Base Rent:  As defined in Section 3.1.

Primary Intended Use: The use of the Facility as assisted living facilities or long term care facilities with the number of licensed (if applicable) units as defined herein and such ancillary uses as are permitted by law and may be necessary in connection therewith or incidental thereto.
Prime Rate: The variable rate of interest per annum from time to time announced by the Reference Bank as its prime rate of interest and in the event that the Reference Bank no longer announces a prime rate of interest, then the Prime Rate shall be deemed to be the variable rate of interest per annum which is the prime rate of interest or base rate of interest from time to time announced by any other major bank or other financial institution reasonably selected by Lessor.

Principal Place of Business:  As defined in Section 10.1.27.

Proceeds:  As defined in the UCC.

Project:  As defined in the Leasehold Improvement Agreement.

Project Funds:  As defined in the Leasehold Improvement Agreement.

Provider Agreements: All participation, provider and reimbursement agreements or arrangements now or hereafter in effect for the benefit of Lessee or any Sublessee in connection with the operation of the Facility relating to any right of payment or other claim arising out of or in connection with Lessee's or such Sublessee's participation in any Third Party Payor Program. Lessor understands that no Provider Agreements presently exist with respect to any activities of Lessee or any Sublessee and that, accordingly, the provisions of this Lease relating in any way to Provider Agreements are presently inapplicable to this transaction; however, in the event that at any time during the Term, any of Lessee, any Sublessee or the Facility enter into, or otherwise become involved in, any Provider Agreements, then all such provision of this Lease and the other Lease Documents shall apply with full force and effect.

Purchase Option:  As defined in Section 18.4.

Purchase Option Date:  As defined in Section 18.4.

Purchase Option Purchase Price:  As defined in Section 18.4.

Purchaser:  As defined in Section 11.5.4.

Receivables: Collectively, all (i) Instruments, Documents, Accounts, Proceeds, General Intangibles and Chattel Paper and (ii) rights to payment for goods sold or leased or services rendered by Lessee or any other party, whether now in existence or arising from time to time hereafter and whether or not yet earned by performance, including, without limitation, obligations evidenced by an account, note, contract, security agreement, chattel paper, or other evidence of indebtedness.
Reference Bank:  Fleet Bank of Connecticut, N.A.

Related Leases:  Acquisition Facility Leases (as defined in the
Agreement Regarding Related Transactions), together with such other new leases identified from time to time in the Agreement Regarding Related Transactions.

Related Parties: Collectively, each Person that may now or hereafter be a party to any Related Party Agreement other than the Meditrust Entities.

Related Party Agreement: Any agreement, document or instrument now or hereafter evidencing or securing any Related Party Obligation, including without limitation, those agreements listed in Schedule
2.6 of the Security Agreement and the Related Leases.

Related Party Default: The occurrence of a default or breach of condition continuing beyond the expiration of any applicable notice and grace periods, if any, under the terms of any Related Party
Agreement.

Related Party Obligations: Collectively, all indebtedness, covenants, liabilities, obligations, agreements and undertakings due to, or made for the benefit of, Lessor or any of the other Meditrust Entities by Lessee or any other member of the Leasing Group or any of their respective Affiliates; whether such indebtedness, covenants, liabilities, obligations, agreements and/or undertakings are direct or indirect, absolute or contingent, liquidated or unliquidated, due or to become due, joint, several or joint and several, primary or secondary, now existing or hereafter arising.

Rent: Collectively, the Base Rent, the Additional Charges and all other sums payable under this Lease and the other Lease Documents.

Rent Adjustment Date:  Each yearly anniversary of the Fixed Term
Commencement Date during the Term of the Lease including any exercised extension thereof.

Rent Adjustment Rate:  350 basis points over the Index.

Rent Insurance Proceeds:  As defined in Section 13.8.

Resident Agreements: All contracts, agreements and consents executed by or on behalf of any resident or other Person seeking services at the Facility, including, without limitation, assignments of benefits and guarantees.
Retainage:  As defined in Section 13.1.3.

Security Agreement: The security agreement so captioned dated as of even date herewith between Lessee and Lessor.

Seller:  Sterling House Corporation, a Kansas corporation.

State:  The state(s) or commonwealth(s) in which the Leased
Property is located.

Stated Amount:  An amount equal to three (3) months Post-Conversion
Base Rent.

Sublease: Collectively, all subleases, licenses, use agreements, concession agreements, tenancy at will agreements and other occupancy agreements of every kind and nature (but excluding resident occupancy agreements), whether oral or in writing, now in existence or subsequently entered into by Lessee in accordance with the applicable provisions hereof, encumbering or affecting the Leased Property.

Sublessee: Any sublessee, licensee, concessionaire, tenant or other occupant under any of the Subleases.

Subsequent Investments: The aggregate amount of all sums expended and liabilities incurred by Lessor in connection with each Capital Addition.

Subsidiary or Subsidiaries: With respect to any Person, any corporation or other entity of which such Person, directly, or indirectly, through another entity or otherwise, owns, or has the right to control or direct the voting of, fifty percent (50%) or more of the outstanding capital stock or other ownership interest having general voting power (under ordinary circumstances).

Taking: A taking or voluntary conveyance during the Term of the Leased Property, or any interest therein or right accruing thereto, or use thereof, as the result of, or in settlement of, any Condemnation or other eminent domain proceeding affecting the Leased Property whether or not the same shall have actually been commenced.

Tangible Net Worth: An amount determined in accordance with GAAP equal to the total assets of any Person, excluding the total intangible assets of such Person, minus the total liabilities of such Person. Total intangible assets shall be deemed to include, but shall not be limited to, the excess of cost over book value of acquired businesses accounted for by the purchase method, formulae, trademarks, trade names, patents, patent rights and deferred expenses (including, but not limited to, unamortized debt discount and expense, organizational expense and experimental and development expenses).
Tangible Personal Property: All machinery, equipment, furniture, furnishings, movable walls or partitions, computers or trade fixtures, goods, inventory, supplies, and other personal property owned or leased (pursuant to equipment leases) by Lessee and used or useful in the operation of the Leased Property or arising in connection therewith or relating thereto.

Term: Collectively, the Fixed Term and each Extended Term which has become effective pursuant to Section 1.3, as the context may require, unless earlier terminated pursuant to the provisions hereof.

Third Party Payor Programs: Collectively, all third party payor programs in which Lessee or any Sublessee presently or in the future may participate, including without limitation, Medicare, Medicaid, CHAMPUS, Blue Cross and/or Blue Shield, Managed Care Plans, other private insurance plans and employee assistance programs. Lessor understands that neither Lessee nor any Sublessee nor the Facility presently participates in, or otherwise receives reimbursement from, any Third Party Payor Program and, accordingly, the provisions of this Lease relating to Third Party Payor Programs are currently inapplicable; however, in the event that at any time during the Term, any of Lessee, any Sublessee or the Facility elect to participate in, or otherwise receive reimbursement from, any Third Party Payor Program, or in the event that it becomes reasonably prudent business practice for any assisted living facility to participate in, or otherwise receive reimbursement from a Third Party Payor Program, then all provisions in this Lease and the other Lease Documents relating to Third Party Payor Programs shall apply with full force and effect.

Third Party Payors:  Collectively, Medicare, Medicaid, CHAMPUS,
Blue Cross and/or Blue Shield, private insurers and any other
Person which presently or in the future maintains Third Party Payor
Programs.

Time of Closing:  As defined in Section 18.4.

UCC: The Uniform Commercial Code as in effect from time to time in the State.

United States Treasury Securities: The uninsured treasury securities issued by the United States Federal Reserve Bank.

Unsuitable For Its Primary Intended Use: As used anywhere in this Lease, the term "Unsuitable For Its Primary Intended Use" shall mean that, by reason of Casualty, or a partial or temporary Taking by Condemnation, in the good faith judgment of Lessor, the Facility cannot be operated on a commercially practicable basis for the Primary Intended Use, taking into account, among other relevant factors, the number of usable units affected by such Casualty or partial or temporary Taking.
Unavoidable Delays: Delays due to strikes, lockouts, inability to procure materials, power failure, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or other causes beyond the control of the party responsible for performing an obligation hereunder, provided that lack of funds shall not be deemed a cause beyond the control of either party hereto.

Upgrade Expenditures:  As defined in Section 8.1.4.

Work:  As defined in Section 13.1.1.

Work Certificates:  As defined in Section 13.1.3.

2.2 Rules of Construction. The following rules of construction shall apply to the Lease and each of the other Lease Documents:
(a) references to "herein", "hereof" and "hereunder" shall be deemed to refer to this Lease or the other applicable Lease
Document, and shall not be limited to the particular text or section or subsection in which such words appear; (b) the use of any gender shall include all genders and the singular number shall include the plural and vice versa as the context may require; (c) references to Lessor's attorneys shall be deemed to include, without limitation, special counsel and local counsel for Lessor;
(d) reference to attorneys' fees and expenses shall be deemed to include all costs for administrative, paralegal and other support staff; (e) references to the Land, Leased Improvements, Fixtures, Lessor's Personal Property, Facility, and Leased Property shall be deemed to include references to all of the Land, Leased
Improvements, Fixtures, Lessor's Personal Property, Facility, and Leased Property, respectfully, and references to any portion thereof; (f) references to the Lease Obligations shall be deemed to include references to all of the Lease Obligations and references to any portion thereof; (g) references to the Obligations shall be deemed to include references to all of the Obligations and references to any portion thereof; (h) the term "including", when following any general statement, will not be construed to limit such statement to the specific items or matters as provided immediately following the term "including" (whether or not non-limiting language such as "without limitation" or "but not limited to" or words of similar import are also used), but rather will be deemed to refer to all of the items or matters that could reasonably fall within the broadest scope of the general statement;
(i) any requirement that financial statements be Consolidated in form shall apply only to such financial statements as relate to a period during any portion of which the relevant Person has one or more Subsidiaries; (j) all accounting terms not specifically defined in the Lease Documents shall be construed in accordance with GAAP and (k) all exhibits annexed to any of the Lease
Documents as referenced therein shall be deemed incorporated in such Lease Document by such annexation and/or reference.

ARTICLE 3

RENT

3.1 Rent for Land, Leased Improvements, Related Rights and Fixtures. Lessee will pay to Lessor, in lawful money of the United States of America, at Lessor's address set forth herein or at such other place or to such other Person as Lessor from time to time may designate in writing, rent for the Leased Property, as follows.

3.1.1 Base Rent. (a) Pre-Conversion Base Rent. From and after the Commencement Date and until the Conversion Date, Lessee shall pay, commencing on July 1, 1996, and on the first day of each calendar month thereafter and on the Conversion Date, a base rent
(the "Pre-Conversion Base Rent") in arrears which is equal to the product of (i) the Original Meditrust Investment plus so much of the Project Funds as Lessor has advanced under the Leasehold
Improvement Agreement from time to time multiplied by (ii) the Pre-Conversion Rent Adjustment Rate in effect from time to time, calculated on a daily basis.

(b) Post-Conversion Base Rent. From and after the Conversion Date, Lessee shall pay a base rent (the "Post-Conversion Base Rent") per annum which is equal to the product of (i) the Original Meditrust Investment plus the aggregate amount of the Project Funds as Lessor has advanced under the Leasehold Improvement Agreement as of the Conversion Date plus Subsequent Investments multiplied by (ii) the Rent Adjustment Rate which is in effect or calculated on the Conversion Date, payable in advance in equal, consecutive monthly installments due on the first day of each calendar month; provided, however, that on the Conversion Date, Lessee shall pay to Lessor the proportionate share of the Post-Conversion Base Rent due for the period from (and including) such date through the end of the calendar month during which such date occurred.

3.1.2 Increase to Post-Conversion Base Rent. Commencing on the first anniversary of the Conversion Date and on each anniversary of the Conversion Date thereafter during the Term (each such date shall be referred to herein as a "Rent Adjustment Date"), the Post-Conversion Base Rent shall be increased so as to equal the lesser of (a) the Maximum Rent Adjustment, or (b) an amount determined by multiplying the Post-Conversion Base Rent then in effect times a fraction, the numerator of which shall be the CPI
Index on the applicable Rent Adjustment Date and the denominator of which shall be the CPI Index on the preceding Rent Adjustment Date
(or on the Conversion Date in the case of the first Rent Adjustment
Date).
If, for any Lease Year or any portion thereof, the Post-Conversion
Base Rent is adjusted in accordance with clause (b) above, then the difference between the Post-Conversion Base Rent for such Lease
Year, and the Post-Conversion Base Rent for such Lease Year if adjusted in accordance with clause (a) above shall be referred to herein as the "Rent Shortfall." If, for any Lease Year, the Post-
Conversion Base Rent is adjusted in accordance with clause (a), then the difference between the Post-Conversion Base Rent for such Lease Year and the Post-Conversion Base Rent for such Lease Year if adjusted in accordance with clause (b), shall be referred to herein as the "Rent Surplus".

	In the event there is a Rent Shortfall for any Lease Year, Lessee shall also pay to Lessor, as part of the Post-Conversion Base Rent due hereunder, an amount equal to such Rent Shortfall, plus any Rent Shortfall in any previous Lease Years, up to an amount equal to the Rent Surplus, if any, for the then current Lease Year, less any prior payments on account of a Rent Shortfall.

As used herein, the "Maximum Rent Adjustment" shall be the Post-Conversion Base Rent in any applicable year, which would result solely by multiplying, in each year, on the Rent Adjustment Date, the Post-Conversion Base Rent then in effect (as adjusted pursuant to this Section 3.1.2 only) by 1.02%.

As used herein, the "CPI Index" shall mean and refer to the Consumer Price Index for Urban Wage Earners and Clerical Workers,
U.S. Cities Average, All Items (1982-84=100) published by the
Bureau of Labor Statistics of the U.S. Department of Labor;
provided that if compilation of the CPI Index in its present form and calculated on its present basis is discontinued or transferred to any other governmental department or bureau, then the index most nearly the same as the CPI Index published by the Bureau of Labor
Statistics shall be used. If there is no such similar index, a substitute index which is then generally recognized as being similar to the CPI Index shall be used, such substitute index to be reasonably selected by Lessor. Until the CPI Index is established, Lessee shall pay the Post-Conversion Base Rent calculated in accordance with clause (a) above, and once the CPI Index for the Rent Adjustment Date of such Lease Year is published, the new Post-Conversion Base Rent (as increased) shall be effective retroactively as of the Rent Adjustment Date with the remaining payments to be adjusted ratably.

The example attached hereto as Schedule 3.1.2 illustrates how the increase in Post-Conversion Base Rent shall be determined.
3.1.3  Post-Conversion Base Rent for Extended Terms.
Notwithstanding any provisions of this Section 3.1 to the contrary, commencing on the first day of each Extended Term, the Post-Conversion Base Rent for the first year of such Extended Term shall be an amount equal to the greater of (a) the then current Post-Conversion Base Rent or (b) an amount equal to the Original
Meditrust Investment plus the aggregate amount of Project Funds as Lessor has advanced under the Leasehold Improvement Agreement as of the Conversion Date plus Subsequent Investments multiplied by the Rent Adjustment Rate then in effect on the first day of the applicable Extended Term. Otherwise, Base Rent shall be payable as set forth above in this Section 3.1 and shall be subject to adjustment as set forth above in Section 3.1.2.
3.2 Best Efforts To Maximize. Lessee further covenants that the operation of the Facility shall be conducted in a manner consistent with the prevailing standards and practices recognized in the health care industry as those customarily utilized by first class business operations.

3.3  [Intentionally Omitted]

3.4 Additional Charges. Subject to the rights to contest as set forth in Article 15, in addition to the Base Rent, (a) Lessee will also pay and discharge as and when due and payable all Impositions, all amounts, liabilities and obligations under the Appurtenant Agreements and other amounts, liabilities and obligations which Lessee assumes or agrees to pay under this Lease, and (b) in the event of any failure on the part of Lessee to pay any of those items referred to in clause (a) above, Lessee will also promptly pay and discharge every fine, penalty, interest and cost which may be added for non-payment or late payment of such items (the items referred to in clauses (a) and (b) above being referred to herein collectively as the "Additional Charges"), and Lessor shall have all legal, equitable and contractual rights, powers and remedies provided in this Lease, by statute or otherwise, in the case of non-payment of the Additional Charges, as well as the Base Rent.
To the extent that Lessee pays any Additional Charges to Lessor pursuant to any requirement of this Lease, Lessee shall be relieved of its obligation to pay such Additional Charges to any other Person to which such Additional Charges would otherwise be due.

3.5 Net Lease. The Rent shall be paid absolutely net to Lessor, so that this Lease shall yield to Lessor the full amount of the installments of Base Rent, and the payments of Additional Charges throughout the Term.

3.6  No Lessee Termination or Offset.
3.6.1 No Termination. Except as may be otherwise specifically and expressly provided in this Lease, Lessee, to the extent not prohibited by applicable law, shall remain bound by this Lease in accordance with its terms and shall neither take any action without the consent of Lessor to modify, surrender or terminate the same, nor seek nor be entitled to any abatement, deduction, deferment or reduction of Rent, or set-off against the Rent, nor shall the respective obligations of Lessor and Lessee be otherwise affected by reason of (a) any Casualty or any Taking of the Leased Property,
(b) the lawful or unlawful prohibition of, or restriction upon, Lessee's use of the Leased Property or the interference with such use by any Person or by reason of eviction by paramount title,
(c) any claim that Lessee has or might have against Lessor, (d) any default or breach of any warranty by Lessor or any of the other
Meditrust Entities under this Lease, any other Lease Document or any Related Party Agreement, (e) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Lessor or any assignee or transferee of Lessor or (f) for any other cause whether similar or dissimilar to any of the foregoing, other than a discharge of Lessee from any of the Lease Obligations as a matter of law.

3.6.2 Waiver. To the fullest extent not prohibited by applicable law, Lessee hereby specifically waives all rights, arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law to (a) modify, surrender or terminate this Lease or quit or surrender the Leased Property or (b) entitle Lessee to any abatement, reduction, suspension or deferment of the Rent or other sums payable by Lessee hereunder, except as otherwise specifically and expressly provided in this Lease.

3.6.3 Independent Covenants. The obligations of Lessor and Lessee hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by Lessee hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease or (except in those instances where the obligation to pay expressly survives the termination of this Lease) by termination of this Lease other than by reason of a Lease Default.

3.7 Abatement of Rent Limited. There shall be absolutely no abatement of Rent on account of any Casualty, Taking or other event, except that in the event of a partial Taking or a temporary Taking as described in Section 14.3, the Base Rent shall be abated as follows: (a) in the case of such a partial Taking, the Meditrust Investment shall be reduced for the purposes of calculating Base Rent pursuant to Section 3.1 by subtracting therefrom, as applicable, the net amount of the Award received by Lessor, and (b) in the case of such a temporary Taking, by reducing the Base Rent for the period of such a temporary Taking, by the net amount of the Award received by Lessor.
For the purposes of this Section 3.7, the "net amount of the Award received by Lessor" shall mean the Award paid to Lessor on account at such Taking, minus all costs and expenses incurred by Lessor in connection therewith, and minus any amounts paid to or for the account of Lessee to reimburse for the costs and expenses of reconstructing the Facility following such Taking in order to create a viable and functional Facility under all of the circumstances.


ARTICLE 4

IMPOSITIONS; TAXES; UTILITIES;
INSURANCE PAYMENTS

4.1  Payment of Impositions.

4.1.1 Lessee To Pay. Lessee will pay or cause to be paid all Impositions before any fine, penalty, interest or cost may be added for non-payment, such payments to be made directly to the taxing authority where feasible, and Lessee will promptly furnish Lessor copies of official receipts or other satisfactory proof evidencing payment not later than the last day on which the same may be paid without penalty or interest. Subject to Section 4.1.2, Lessee's obligation to pay such Impositions shall be deemed absolutely fixed upon the date such Impositions become a lien upon the Leased Property or any part thereof.

4.1.2 Installment Elections. If any such Imposition may, at the option of the taxpayer, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Lessee may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and, in such event, shall pay such installments during the Term hereof (subject to Lessee's right to contest pursuant to the provisions of Section 4.1.5 below) as the same respectively become due and before any fine, penalty, premium, further interest or cost may be added thereto.
4.1.3 Returns and Reports. Lessor, at its expense, shall, to the extent permitted by applicable law, prepare and file all tax returns and reports as may be required by Governmental Authorities in respect of Lessor's net income, gross receipts, franchise taxes and taxes on its capital stock, and Lessee, at its expense, shall, to the extent permitted by applicable laws and regulations, prepare and file all other tax returns and reports in respect of any Imposition as may be required by Governmental Authorities. Lessor and Lessee shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports. In the event that any Governmental Authority classifies any property covered by this Lease as personal property, Lessee shall file all personal property tax returns in such jurisdictions where it may legally so file. Lessor, to the extent it possesses the same, and Lessee, to the extent it possesses the same, will provide the other party, upon request, with cost and depreciation records necessary for filing returns for any portion of Leased Property so classified as personal property. Where Lessor is legally required to file personal property tax returns, if Lessee notifies Lessor of the obligation to do so in each year at least thirty (30) days prior to the date any protest must be filed, Lessee will be provided with copies of assessment notices so as to enable Lessee to file a protest.

4.1.4 Refunds. If no Lease Default or Related Party Default shall have occurred and be continuing, any refund due from any taxing authority in respect of any Imposition paid by Lessee shall be paid over to or retained by Lessee. If a Lease Default or Related Party Default shall have occurred and be continuing, at Lessor's option, such funds shall be paid over to Lessor and/or retained by Lessor and applied toward the Obligations in accordance with the Lease Documents and/or any Related Party Agreement.

4.1.5 Protest. Upon giving notice to Lessor, at Lessee's option and at Lessee's sole cost and expense, and subject to compliance with the provisions of Article 15, Lessee may contest, protest, appeal, or institute such other proceedings as Lessee may deem appropriate to effect a reduction of any Imposition and Lessor, at Lessee's cost and expense as aforesaid, shall fully cooperate in a reasonable manner with Lessee in connection with such protest, appeal or other action.

4.2 Notice of Impositions. Lessor shall give prompt notice to Lessee of all Impositions payable by Lessee hereunder of which Lessor at any time has knowledge, but Lessor's failure to give any such notice shall in no way diminish Lessee's obligations hereunder to pay such Impositions.
4.3 Adjustment of Impositions. Impositions imposed in respect of the period during which the expiration or earlier termination of the Term occurs shall be adjusted and prorated between Lessor and Lessee, whether or not such Impositions are imposed before or after such expiration or termination, and Lessee's obligation to pay its prorated share thereof shall survive such expiration or termination.

4.4 Utility Charges. Lessee will pay or cause to be paid all charges for electricity, power, gas, oil, water, telephone and other utilities used in the Leased Property during the Term and thereafter until Lessee surrenders the Leased Property in the manner required by this Lease.

4.5 Insurance Premiums. Lessee will pay or cause to be paid all premiums for the insurance coverage required to be maintained pursuant to Article 12 during the Term, and thereafter until Lessee yields up the Leased Property in the manner required by this Lease. All such premiums shall be paid annually in advance and Lessee shall furnish Lessor with evidence satisfactory to Lessor that all such premiums have been so paid prior to the commencement of the Term and thereafter at least thirty (30) days prior to the due date of each premium which thereafter become due. Notwithstanding the foregoing, Lessee may pay such insurance premiums to the insurer in monthly installments so long as the applicable insurer is contractually obligated to give Lessor not less than a thirty (30) days notice of non-payment and so long as no Lease Default has occurred and is continuing. In the event of the failure of Lessee either to comply with the insurance requirements in Article 12, or to pay the premiums for such insurance, or to deliver such policies or certificates thereof to Lessor at the times required hereunder, Lessor shall be entitled, but shall have no obligation, to effect such insurance and pay the premiums therefor, which premiums shall be a demand obligation of Lessee to Lessor.

4.6  Deposits.

4.6.1 Lessor's Option. At the option of Lessor, which may be exercised at any time after a default has occurred and is continuing, Lessee shall, upon written request of Lessor, on the first day on the calendar month immediately following such request, and on the first day of each calendar month thereafter during the Term (each of which dates is referred to as a "Monthly Deposit Date"), pay to and deposit with Lessor a sum equal to one-twelfth (1/12th) of the Impositions to be levied, charged, filed, assessed or imposed upon or against the Leased Property within one (1) year after said Monthly Deposit Date and a sum equal to one-twelfth
(1/12th) of the premiums for the insurance policies required pursuant to Article 12 which are payable within one (1) year after said Monthly Deposit Date. If the amount of the Impositions to be levied, charged, assessed or imposed or insurance premiums to be paid within the ensuing one (1) year period shall not be fixed upon any Monthly Deposit Date, such amount for the purpose of computing the deposit to be made by Lessee hereunder shall be estimated by Lessor with an appropriate adjustment to be promptly made between Lessor and Lessee as soon as such amount becomes determinable. In addition, Lessor may, at its option, from time to time require that any particular deposit be greater than one-twelfth (1/12th) of the estimated amount payable within one (1) year after said Monthly Deposit Date, if such additional deposit is required in order to provide to Lessor a sufficient fund from which to make payment of all Impositions on or before the next due date of any installment thereof, or to make payment of any required insurance premiums not later than the due date thereof.

4.6.2  Use of Deposits.  The sums deposited by Lessee under this
Section 4.6 shall be held by Lessor and shall be applied in payment of the Impositions or insurance premiums, as the case may be, when due. Any such deposits may be commingled with other assets of Lessor, and shall be invested by Lessor at such bank as Lessor may, from time to time select, and Lessor shall not be liable to Lessee or any other Person (a) based on Lessor's choice of investment vehicles provided Lessor chooses one or more of the investment vehicles described on SCHEDULE 4.6.2 attached hereto and incorporated by reference, (b) for any consequent loss of principal or interest or (c) for any unavailability of funds based on such choice of investment. Furthermore, Lessor shall bear no responsibility for the financial condition of, nor any act or omission by, Lessor's depository bank. The income from such investment or interest on such deposit shall be paid to Lessee on a semi-annual basis as long as no Lease Default has occurred and is then continuing, and as long as no fact or circumstance exists which, with the giving of notice and/or the passage of time, would constitute a Lease Default. Lessee shall give not less than ten
(10) days prior written notice to Lessor in each instance when an Imposition or insurance premium is due, specifying the Imposition or premium to be paid and the amount thereof, the place of payment, and the last day on which the same may be paid in order to comply with the requirements of this Lease. If Lessor, in violation of its obligations under this Lease, does not pay any Imposition or insurance premium when due, for which a sufficient deposit exists, Lessee shall not be in default hereunder by virtue of the failure of Lessor to pay such Imposition or such insurance premium.
4.6.3 Deficits. If for any reason any deposit held by Lessor under this Section 4.6 shall not be sufficient to pay an Imposition or insurance premium within the time specified therefor in this Lease, then, within ten (10) days after demand by Lessor, Lessee shall deposit an additional amount with Lessor, increasing the deposit held by Lessor so that Lessor holds sufficient funds to pay such Imposition or premium in full (or in installments as otherwise provided for herein), together with any penalty or interest thereon. Lessor may change its estimate of any Imposition or insurance premium for any period on the basis of a change in an assessment or tax rate or on the basis of a prior miscalculation or for any other good faith reason; in which event, within ten (10) days after demand by Lessor, Lessee shall deposit with Lessor the amount in excess of the sums previously deposited with Lessor for the applicable period which would theretofore have been payable under the revised estimate.

4.6.4 Other Properties. If any Imposition shall be levied, charged, filed, assessed, or imposed upon or against the Leased Property, and if such Imposition shall also be a levy, charge, assessment, or imposition upon or for any other real or personal property that does not constitute a part of the Leased Property, then the computation of the amounts to be deposited under this
Section 4.6 shall be based upon the entire amount of such Imposition and Lessee shall not have the right to apportion any deposit with respect to such Imposition.

4.6.5 Transfers. In connection with any assignment of Lessor's interest under this Lease, the original Lessor named herein and each successor in interest shall have the right to transfer all amounts deposited pursuant to the provisions of this Section 4.6 and still in its possession to such assignee (as the subsequent holder of Lessor's interest in this Lease) and upon such transfer, the original Lessor named herein or the applicable successor in interest transferring the deposits shall thereupon be completely released from all liability with respect to such deposits so transferred and Lessee shall look solely to said assignee, as the subsequent holder of Lessor's interest under this Lease, in reference thereto.

4.6.6 Security. All amounts deposited with Lessor pursuant to the provisions of this Section 4.6 shall be held by Lessor as additional security for the payment and performance of the Obligations and, upon the occurrence of any Lease Default, Lessor may, in its sole and absolute discretion, apply said amounts towards payment or performance of such Obligations.
4.6.7 Return. Upon the expiration or earlier termination of this Lease, provided, that, all of the Lease Obligations have been fully paid and performed, any sums then held by Lessor under this Section
4.6 shall be refunded to Lessee; unless a Related Party Default has occurred, in which event such sums may be applied towards the Obligations.

4.6.8 Receipts. Lessee shall deliver to Lessor copies of all notices, demands, claims, bills and receipts in relation to the Impositions and an annual summary invoice of insurance premiums immediately upon receipt thereof by Lessee.


ARTICLE 5

OWNERSHIP OF LEASED PROPERTY AND PERSONAL PROPERTY;
INSTALLATION, REMOVAL AND REPLACEMENT OF PERSONAL PROPERTY

5.1 Ownership of the Leased Property. Lessee acknowledges that the Leased Property is the property of Lessor and that Lessee has only the right to the exclusive possession and use of the Leased
Property upon the terms and conditions of this Lease.

5.2  Personal Property; Removal and Replacement of Personal
Property.

5.2.1 Lessee To Equip Facility. Lessee, at its sole cost and expense, shall install, affix or assemble or place on the Leased Property, sufficient items of Tangible Personal Property in addition to Lessor's Personal Property, to enable the operation of the Facility in accordance with the requirements of this Lease for the Primary Intended Use and, to the extent applicable, the Other Permitted Uses and such Tangible Personal Property and replacements thereof, shall be at all times the property of Lessee.

5.2.2 Sufficient Personal Property. Lessee shall maintain, during the entire Term, the Tangible Personal Property and Lessor's Personal Property in good order and repair and shall provide at its expense all necessary replacements thereof, as may be necessary in order to operate the Facility in compliance with all applicable Legal Requirements and Insurance Requirements and otherwise in accordance with customary practice in the industry for the Primary Intended Use and, to the extent applicable, the Other Permitted Uses. In addition, Lessee shall (a) furnish all necessary replacements of obsolete items of the Tangible Personal Property and Lessor's Personal Property during the Term, unless Lessee provides Lessor with an explanation (reasonably acceptable to Lessor) as to why such Tangible Personal Property and Lessor's Personal Property is no longer required in connection with the operation of the Leased Property and (b) at least once a year, and more frequently if requested by Lessor, deliver to Lessor, a detailed inventory of all such Tangible Personal Property and Lessor's Personal Property.
5.2.3  Removal and Replacement; Lessor's Option to Purchase.
Lessee shall not remove from the Leased Property any one or more items of Tangible Personal Property (whether now owned or hereafter acquired), the fair market value of which exceeds TWENTY-FIVE THOUSAND and NO/100 DOLLARS ($25,000.00), individually or ONE HUNDRED THOUSAND and NO/100 DOLLARS ($100,000.00) collectively, except if such Tangible Personal Property is simultaneously suitably replaced or Lessee provides Lessor with an explanation (reasonably satisfactory to Lessor) as to why such Tangible Personal Property is no longer required in connection with the operation of the Leased Property. At its sole cost and expense, Lessee shall restore the Leased Property to the condition required by Article 8, including repair of all damage to the Leased Property caused by the removal of the Tangible Personal Property, whether effected by Lessee or Lessor. Upon the expiration or earlier termination of this Lease, Lessor shall have the option, which may be exercised prior to or within sixty (60) days following such expiration or termination, of (a) acquiring the Tangible Personal Property (pursuant to a bill of sale and assignments of any equipment leases, all in such forms as are reasonably satisfactory to Lessor) upon payment of its book value (Lessee's cost, minus depreciation), but not in excess of its fair market value or (b) requiring Lessee to remove the Tangible Personal Property. If Lessor exercises its option to purchase the Tangible Personal Property, the price to be paid by Lessor shall be (i) reduced by the amount of all payments due on any equipment leases or any other Permitted Prior Security Interests and (ii) applied to the Lease Obligations before any payment to Lessee. If Lessor requires the removal of the Tangible Personal Property, then all of the Tangible Personal Property that is not removed by Lessee within ten (10) days following such request shall be considered abandoned by Lessee and may be appropriated, sold, destroyed or otherwise disposed of by Lessor without first giving notice thereof to Lessee, without any payment to Lessee and without any obligation to account therefor.

ARTICLE 6

SECURITY FOR LEASE OBLIGATIONS

6.1  Security for Lessee's Obligations; Permitted Prior Security
Interests.

6.1.1 Security. In order to secure the payment and performance of all of the Obligations, Lessee agrees to provide or cause there to be provided the following security:

(a) a first lien and exclusive security interest in the Collateral, as more particularly provided for in the Security
Agreement;

(b)  the Guaranty described in Section 6.3;

(c) a first lien and exclusive pledge of all of the capital stock of Lessee all as more particularly set forth in the Pledge Agreement. If any Person other than the Lessee or Guarantor shall ever operate the Facility, a pledge of all capital stock of or partnership or other ownership interests in such Person shall also be provided pursuant to a pledge and security agreement substantially similar to the Pledge Agreements;

(d) a first lien and exclusive pledge and assignment of, and security interest in, all Permits and Contracts, as more particularly provided for in the Collateral Assignment of Permits and Contracts; and

(e) in the event that at any time during the Term, Lessee holds the fee title to or a leasehold interest in any real property and/or personal property which is used as an integral part of the operation of the Leased Property (but is not subject to this Lease), Lessee shall (i) provide Lessor with prior notice of such acquisition and (ii) shall take such actions and enter into such agreements as Lessor shall reasonably request in order to grant Lessor a first priority mortgage or other security interest in such real property and personal property, subject only to the Permitted Encumbrances and other Liens reasonably acceptable to Lessor.
6.1.2 Purchase-Money Security Interests and Equipment Leases. Lessee may (a) grant priority purchase money security interests in items of Tangible Personal Property and (b) lease Tangible Personal Property from equipment lessors as long as in each instance: (i) the secured party or equipment lessor enters into an intercreditor agreement with, and satisfactory to, Lessor, pursuant to which, without limiting the foregoing, (x) Lessor shall be afforded the option of curing defaults and the option of succeeding to the rights of Lessee and (y) Lessor's security interest in Tangible Personal Property shall be subordinated to the security interest granted to such secured party, (ii) all of the terms, conditions and provisions of the financing, security interest or lease are reasonably acceptable to Lessor, (iii) Lessee provides a true and complete copy, as executed, of each such purchase money security agreement, financing document and equipment lease, (iv) no such security interest, financing agreement or lease is cross-defaulted or cross-collateralized with any other obligation and (v) the secured party or equipment lessor is not a member of the Leasing Group or an Affiliate of any member of the Leasing Group. Security interests granted by Lessee in full compliance with the provisions of this Section 6.1.2 are referred to as "Permitted Prior Security Interests".

6.2  Credit Enhancement

6.2.1 Cash Deposit/Letter of Credit. In order to further secure Lessee's performance of the Obligations, on or before the Conversion Date, Lessee shall provide and pledge to Lessor a credit enhancement (the "Credit Enhancement") for the benefit of Lessor in the form of either (i) cash or other specified investments approved by Lessor in Lessor's name (the "Cash Collateral") pursuant to the terms of a Deposit Pledge Agreement entered into between Lessor and Lessee on a form reasonably acceptable to Lessor, (ii) a Letter of Credit as described in subsection (b) below or (iii) some combination of Cash Collateral and Letter of Credit, as Lessee may elect from time to time, provided that such Credit Enhancement is in the total of the Stated Amount. The Credit Enhancement shall serve as additional security for the Obligations and may be drawn upon by Lessor upon any Lease Default. Lessee shall maintain the Credit Enhancement in the full Stated Amount throughout the Term.


(a) Any portion of the Credit Enhancement in the form of Cash Collateral shall be in form and substance, and if Lessor elects a form of Cash Collateral other than actual cash, from a bank continually acceptable to Lessor in Lessor's reasonable discretion and shall be pledged to Lessor pursuant to the Deposit Pledge Agreement.
(b) With respect to any portion of the Credit Enhancement in the form of a letter of credit (the "Letter of Credit"), Lessee shall provide an irrevocable Letter of Credit in favor of the Lessor (and satisfactory to Lessor in all respects). Without limiting the foregoing, the Letter of Credit must provide that it shall inure to the benefit of Lessor's successors and assigns and may be successively transferred, and must be issued by any Institutional Lender satisfactory to Lessor, in its reasonable discretion (it being agreed that Boatmen's is satisfactory to Lessor subject, however, to the last paragraph of this Section 6.2.1 and to Lessor's receipt and approval of satisfactory (determined in Lessor's sole and absolute discretion) financial information about Boatmen's). Lessee covenants and agrees to take all necessary actions to maintain such Letter of Credit (or any substitute for such Letter of Credit delivered pursuant to this Section 6.2.1) in effect so long as any portion of the Credit Enhancement is in the form of the Letter of Credit.

Any Letter of Credit delivered pursuant to this Section shall also provide that Lessor shall receive at least ninety (90) days' prior written notice of the termination or expiration of the Letter of Credit from the issuer thereof, and that if such notice is not provided, the Letter of Credit shall automatically be extended for one (1) year. Within sixty (60) days after the issuer's sending such notice of expiration or termination, Lessee shall provide Lessor with a substitute Letter of Credit to replace the then expiring Letter of Credit, at which time Lessor will return the expiring Letter of Credit. Lessee's failure to provide a substitute Letter of Credit as set forth above shall constitute an Event of Default under the Lease Documents which shall entitle Lessor to exercise all of the rights and remedies set forth in the Lease Documents, including, without limitation, the right to draw the full amount of the then expiring Letter of Credit.

If at any time while Lessor is holding a Letter of Credit pursuant to this Section, the rating of the issuer of such Letter of Credit drops below Moody's single "A-" or such equivalent rating from some other rating agency as Lessor may choose in its reasonable discretion (if the Moody's rating becomes unavailable or Lessor for any other reason elects to no longer rely on Moody's as a rating agency), Lessor shall immediately notify Lessee of such fact, and upon receipt of such notice from Lessor, Lessee shall provide Lessor with Cash Collateral or a substitute Letter of Credit (again meeting all the requirements of the Letter of Credit set forth above) within thirty (30) days and upon delivery of such new Letter of Credit, the prior Letter of Credit shall be returned to Lessee. Lessee's failure to provide such Cash Collateral or Letter of Credit shall constitute a Lease Default under the Lease Documents which shall entitle Lessor to exercise all rights and remedies set forth in the Lease Documents, including, without limitation, the right to draw in full the Letter of Credit whose issuer has the unsatisfactory Moody's Rating.
6.2.2 Application of Credit Enhancement. Upon the occurrence of any Lease Default, Lessor shall be entitled, at its option, to use all or any portion of the Credit Enhancement, including interest thereon, then held by it to pay any amount otherwise payable by Lessee or the Guarantor under any of the Lease Documents, in accordance with the terms of this Lease or the other Lease Documents.

6.2.3 Replenishment of Cash Collateral. If Lessor expends any of the Credit Enhancement to pay any amount payable by Lessee, or otherwise applies the same to or towards the Obligations, Lessee shall, upon demand of Lessor, immediately augment either the Cash Collateral or the Letter of Credit so as to increase the amount held by Lessor as the Credit Enhancement to the full Stated Amount.

6.3 Guaranty. All of the Lease Obligations shall be unconditionally and irrevocably guaranteed by the Guarantor pursuant to the Guaranty.


ARTICLE 7

CONDITION AND USE OF LEASED PROPERTY;
MANAGEMENT AGREEMENTS

7.1 Condition of the Leased Property. Lessee acknowledges that Seller has caused the Leased Property to be sold to Lessor and Lessee has concurrently entered into this Lease. Lessee acknowledges receipt and delivery of possession of the Leased Property and that Lessee has examined and otherwise has acquired knowledge of the condition of the Leased Property prior to the execution and delivery of this Lease and has found the same to be in good order and repair and satisfactory for its purposes hereunder. Lessee is leasing the Leased Property "AS-IS" in its present condition. Lessee waives any claim or action against Lessor in respect of the condition of the Leased Property. LESSOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO THE LEASED PROPERTY, EITHER AS TO ITS FITNESS FOR ANY PARTICULAR PURPOSE OR USE, ITS DESIGN OR CONDITION OR OTHERWISE, OR AS TO DEFECTS IN QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL RISKS RELATING TO THE DESIGN, CONDITION OR USE OF THE LEASED PROPERTY ARE TO BE BORNE BY LESSEE. LESSEE HEREBY ASSUMES ALL RISK OF THE PHYSICAL CONDITION OF THE LEASED PROPERTY, THE SUITABILITY OF THE LEASED PROPERTY FOR LESSEE'S PURPOSES, AND THE COMPLIANCE OR NON-COMPLIANCE OF THE LEASED PROPERTY WITH ALL APPLICABLE LEGAL REQUIREMENTS, INCLUDING BUT NOT LIMITED TO ENVIRONMENTAL LAWS AND ZONING OR LAND USE LAWS.
Upon the request of Lessor, at any time and from time to time during the Term, Lessee shall engage one (1) or more independent professional Consultants, qualified to do business in the State and acceptable to Lessor to perform any environmental and/or structural investigations and/or other inspections of the Leased Property and the Facility as Lessor may reasonably request in order to detect
(a) any structural deficiencies in the Leased Improvements or the utilities servicing the Leased Property or (b) the presence of any condition that (i) may be harmful or present a health hazard to the residents and other occupants of the Leased Property or (ii) constitutes a breach or violation of any of the Lease Documents.
In the event that Lessor reasonably determines that the results of such testing or inspections are unsatisfactory, within thirty (30) days of notice from Lessor, Lessee shall commence such appropriate remedial actions as may be reasonably requested by Lessor to correct such unsatisfactory conditions and, thereafter, shall diligently and continuously prosecute such remedial actions to completion within the time limits prescribed in this Lease or the other Lease Documents.

7.2  Use of the Leased Property; Compliance; Management.

7.2.1 Obligation to Operate. Lessee shall continuously operate the Leased Property in accordance with the Primary Intended Use and, to the extend applicable, the Other Permitted Uses and maintain its qualifications for licensure and accreditation as required by all applicable Legal Requirements and Insurance Requirements.

7.2.2 Permitted Uses. During the entire Term, Lessee shall use the Leased Property, or permit the Leased Property to be used, only for the Primary Intended Use and the Other Permitted Uses. Lessee shall not use the Leased Property or permit the Leased Property to be used for any other use without the prior written consent of Lessor, which consent may be withheld in Lessor's sole and absolute discretion.

7.2.3 Compliance With Insurance Requirements. No use shall be made or permitted to be made of the Leased Property and no acts shall be done which will cause the cancellation of any insurance policy covering the Leased Property, nor shall Lessee sell or otherwise provide to residents therein, or permit to be kept, used or sold in or about the Leased Property, any article which may be prohibited by any Legal Requirement or by any of the Insurance Requirements. Furthermore, Lessee shall, at its sole cost and expense, take whatever other actions that may be necessary to comply with and to insure that the Leased Property complies with all Insurance Requirements.
7.2.4 No Waste. Lessee shall not commit or suffer to be committed any waste on, in or under the Leased Property, nor shall Lessee cause or permit any nuisance thereon.

7.2.5 No Impairment. Lessee shall neither suffer nor permit the Leased Property to be used in such a manner as (a) might reasonably tend to impair Lessor's title thereto or (b) may reasonably make possible a claim or claims of adverse usage or adverse possession by the public or of implied dedication of the Leased Property.

7.2.6 No Liens. Except for Permitted Prior Security Interests and any other Liens which may be specifically permitted by the express terms of this Lease, Lessee shall not permit or suffer any Lien to exist on the Collateral and shall in no event cause, permit or suffer any Lien to exist with respect to the Leased Property.

7.3 Compliance with Legal Requirements. Lessee covenants and agrees that the Leased Property shall not be used for any unlawful purpose and that Lessee, at its sole cost and expense, will promptly (a) comply with, and shall cause every other member of the Leasing Group to comply with, all Legal Requirements relating to the use, operation, maintenance, repair and restoration of the Leased Property, whether or not compliance therewith shall require structural change in any of the Leased Property or interfere with the use and enjoyment of the Leased Property and (b) procure, maintain and comply with (in all material respects), and shall cause every other member of the Leasing Group to procure, maintain and comply with (in all material respects), all Contracts and Permits necessary or desirable in order to operate the Leased Property for the Primary Intended Use and, to the extent applicable, Other Permitted Uses, and for the proper erection, installation, operation and maintenance of the Leased Property. Unless a Lease Default has occurred, Lessee may, upon prior written notice to Lessor, contest any Legal Requirement to the extent permitted by, and in accordance with, Article 15 below.

7.4 Management Agreements. Throughout the Term, Lessee shall not enter into any Management Agreement without the prior written approval of Lessor, in each instance, which approval shall not be unreasonably withheld. Lessee shall not, without the prior written approval of Lessor, in each instance, which approval shall not be unreasonably withheld, agree to: (a) any change in the Manager, (b) any change in the Management Agreement or change in the ownership or control of the Manager, (c) the termination of any Management Agreement or (d) permit the Manager to assign the Management Agreement. Each Management Agreement shall provide that Lessor shall be provided notice of any defaults thereunder and, at Lessor's option, an opportunity to cure such default; all in form
and substance approved by Lessor. If Lessor shall cure any of Lessee's defaults under the Management Agreement, the cost of such cure shall be payable upon demand by Lessee to Lessor and Lessor shall have the same rights and remedies for failure to pay such costs on demand as for Lessee's failure to pay any other sums due hereunder. Lessee shall deliver to Lessor any instrument requested by Lessor to implement the intent of the foregoing provision, including, but not limited to, the Affiliated Party Subordination Agreement. All management fees, payments in connection with any extension of credit and fees for services provided in connection with the operation of the Leased Property, and all other payments and fees, payable by Lessee, to (i) the Guarantor or any of its Affiliates or (ii) any Affiliate of Lessee, shall be subordinated to the Lease Obligations pursuant to the Affiliated Party Subordination Agreement.



ARTICLE 8

REPAIRS; RESTRICTIONS

8.1  Maintenance and Repair.

8.1.1 Lessee's Responsibility. Lessee, at its sole cost and expense, shall keep the Leased Property and all private roadways, sidewalks and curbs appurtenant thereto which are under Lessee's control in good order and repair (whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of the Leased Property or such private roadways, sidewalks and curbs or any other cause whatsoever) and, subject to Articles 9, 13 and 14, Lessee shall promptly, with the exercise of all reasonable efforts, undertake and diligently complete all necessary and appropriate repairs, replacements, renovations, restorations, alterations and modifications thereof of every kind and nature, whether interior or exterior, structural or non-structural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition (concealed or otherwise) existing prior to the commencement of, or during, the Term and thereafter until Lessee surrenders the Leased Property in the manner required by this Lease. In addition, Lessee, at its sole cost and expense, shall make all repairs, modifications, replacements, renovations and alterations of the Leased Property (and such private roadways, sidewalks and curbs) that are necessary to comply with all applicable Legal Requirements and Insurance Requirements so that the Leased Property can be legally operated for the Primary Intended Use and, to the extent applicable, the Other Permitted Uses. All repairs, replacements, renovations,
alterations, and modifications required by the terms of this
Section 8.1 shall be (a) performed in a good and workmanlike manner in compliance with all Legal Requirements, Insurance Requirements and the requirements of Article 9 hereof, using new materials well suited for their intended purpose and (b) consistent with the operation of the Facility in a first class manner. Lessee will not take or omit to take any action the taking or omission of which might materially impair the value or the usefulness of the Leased Property for the Primary Intended Use and, to the extent applicable, the Other Permitted Uses. To the extent that any of the repairs, replacements, renovations, alterations or modifications required by the terms of this Section 8.1 constitute Material Structural Work, Lessee shall obtain Lessor's prior written approval (which approval shall not be unreasonably withheld) of the specific repairs, replacements, renovations, alterations and modifications to be performed by or on behalf of Lessee in connection with such Material Structural Work, and shall perform the same in accordance with the provisions of Sections 9.2.1, 9.2.2, 9.4 and 13.1.3, all Legal Requirements, and all other requirements of this Lease.

8.1.2 No Lessor Obligation. Lessor shall not, under any circumstances, be required to build or rebuild any improvements on the Leased Property (or any private roadways, sidewalks or curbs appurtenant thereto), or to make any repairs, replacements, renovations, alterations, restorations, modifications, or renewals of any nature or description to the Leased Property (or any private roadways, sidewalks or curbs appurtenant thereto), whether ordinary or extraordinary, structural or non-structural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto in connection with this Lease, or to maintain the Leased Property in any way (or any private roadways, sidewalks or curbs appurtenant thereto). With respect to the foregoing, Lessee hereby waives any rights it might have under Florida Statutes 83.201.

8.1.3 Lessee May Not Obligate Lessor. Nothing contained herein nor any action or inaction by Lessor shall be construed as (a) constituting the consent or request of Lessor, express or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services for any construction, alteration, addition, repair or demolition of or to the Leased Property or (b) giving Lessee any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Lessor for the payment thereof or to make any agreement that may create, or in any way be the basis for, any right, title or interest in, or Lien or claim against, the estate of Lessor in the Leased Property.
8.1.4  Lessee's Obligation to Perform Upgrade Expenditures.
Without limiting Lessee's obligations to maintain the Leased Property under this Lease, within thirty (30) days after the end of each Lease Year commencing with the end of the third (3rd) Lease Year, Lessee shall provide Lessor with evidence reasonably satisfactory to Lessor that Lessee has in such Lease Year spent an annual amount on Upgrade Expenditures (collectively, the "Required Lease Year Upgrade Expenditures") equal to $200.00 per living unit within the Facility (as such per living unit amount shall be adjusted annually at the end of each Lease Year for increases in the U.S. Department of Labor Cost of Living Index (All Consumers - Miami - Ft. Lauderdale, Florida - 1982-1984 = 100) or similar replacement index since the commencement of the Term). The term "Upgrade Expenditures" is defined to mean upgrades or improvements to the Leased Property which have the effect of maintaining or improving the competitive position of the Leased Property in its marketplace. Non-exclusive examples of Upgrade Expenditures include new or replacement wallpaper, tiles, window coverings, lighting fixtures, painting, upgraded landscaping, carpeting, architectural adornments, common areas amenities and the like. It is expressly understood that capital improvements or repairs (such as but not limited to repairs or replacements to the structural elements of the walls, parking area, or the roof or to the electrical, plumbing, HVAC or other mechanical or structural systems in the Leased Property) shall not be considered Upgrade Expenditures. In the event that during a given Lease Year Upgrade Expenditures are not necessary (which necessity shall be determined in Lessor's sole discretion) and/or the full amount of the respective Required Lease Year Upgrade Expenditures are not made for the Facility for whatever reason, Lessee shall be required to show evidence that a reserve fund has been established with the balance of the unexpended Required Lease Year Upgrade Expenditures to be used solely for Upgrade Expenditures in future Lease Years or as otherwise requested by Lessor. If Lessee fails in any given Lease Year to make Upgrade Expenditures in an amount equal to the Required Lease Year Upgrade Expenditures or to establish a reserve fund as aforesaid, Lessee shall promptly on demand from Lessor (but in no event within more than five (5) days) pay to Lessor the applicable shortfall in the Required Lease Year Upgrade Expenditures; and Lessor may retain such funds as additional rent hereunder or, in its sole discretion, provide such funds to Lessee to perform Upgrade Expenditures.
8.2 Encroachments; Title Restrictions. If any of the Leased Improvements shall, at any time, encroach upon any property, street or right-of-way adjacent to the Leased Property, or shall violate the agreements or conditions contained in any lawful restrictive covenant or other Lien now or hereafter affecting the Leased Property, or shall impair the rights of others under any easement, right-of-way or other Lien to which the Leased Property is now or hereafter subject, then promptly upon the request of Lessor, Lessee shall, at its sole cost and expense, subject to Lessee's right to contest the existence of any encroachment, violation or impairment as set forth in Article 15, (a) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment or (b) make such alterations to the Leased Improvements, and take such other actions, as Lessee in the good faith exercise of its judgment deems reasonably practicable, to remove such encroachment, or to end such violation or impairment, including, if necessary, the alteration of any of the Leased Improvements. Notwithstanding the foregoing, Lessee shall, in any event, take all such actions as may be reasonably necessary in order to be able to continue the operation of the Leased Improvements for the Primary Intended Use and, to the extent applicable, the Other Permitted Uses substantially in the manner and to the extent that the Leased Improvements were operated prior to the assertion of such encroachment, violation or impairment and nothing contained herein shall limit Lessee's obligations to operate the Leased Property in accordance with its Primary Intended Use. Any such alteration made pursuant to the terms of this Section 8.2 shall be completed in conformity with the applicable requirements of Section 8.1 and Article 9. Lessee's obligations under this Section 8.2 shall be in addition to and shall in no way discharge or diminish any obligation of any insurer under any policy of title or other insurance.


ARTICLE 9

MATERIAL STRUCTURAL WORK AND
CAPITAL ADDITIONS

9.1 Lessor's Approval. Without the prior written consent of Lessor, which consent may be withheld by Lessor, in its sole and absolute discretion, Lessee shall make no Capital Addition or Material Structural Work to the Leased Property (including, without limitation, any change in the size or unit capacity of the Facility), except Material Structural Work as may be otherwise expressly required pursuant to Article 8 and except for the Permitted Work described in Section 9.6 below.
9.2 General Provisions as to Capital Additions and Certain Material Structural Work. As to Capital Additions or Material Structural Work (other than such Material Structural Work that is required to be performed pursuant to the terms of Section 8.1) for which Lessor has granted its prior written approval, the following terms and conditions shall apply unless otherwise expressly set forth in Lessor's written approval.

9.2.1 No Liens. Subject to the provisions of Article 15, Lessee shall not be permitted to create any Lien on the Leased Property in connection with any Capital Addition or Material Structural Work. NOTICE IS HEREBY GIVEN THAT LESSOR IS NOT AND SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO LESSEE OR TO ANYONE HOLDING ANY PART OF THE LEASED PROPERTY, AND THAT NO MECHANICS' LIENS, CONSTRUCTION LIENS OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LESSOR IN AND TO THE LEASED PROPERTY.

9.2.2 Lessee's Proposal Regarding Capital Additions and Material Structural Work. If Lessee desires to undertake any Capital Addition or Material Structural Work, Lessee shall submit to Lessor in writing a proposal setting forth in reasonable detail any proposed Capital Addition or Material Structural Work and shall provide to Lessor copies of, or information regarding, the applicable plans and specifications, Permits, Contracts and any other materials concerning the proposed Capital Addition or Material Structural Work, as the case may be, as Lessor may reasonably request. Without limiting the generality of the foregoing, each such proposal pertaining to a Capital Addition shall indicate the approximate projected cost of constructing such Capital Addition, the use or uses to which it will be put.

9.2.3 Lessor's Options Regarding Capital Additions and Material Structural Work. Lessor shall have the options of: (a) denying permission for the construction of the Capital Addition and/or Material Structural Work, (b) offering to finance the construction of the Capital Addition pursuant to Section 9.3, (c) allowing Lessee to pay for or separately finance the construction of the Capital Addition and/or Material Structural Work, subject to the same limits and conditions imposed under Section 9.4, Section 13.1.3, all Legal Requirements, all other applicable requirements of this Lease and to such other terms and conditions as Lessor may in its discretion impose or (d) any combination of the foregoing. Unless Lessor notifies Lessee in writing of a contrary election within forty-five (45) days of Lessee's request, Lessor shall be deemed to have denied the request for the Capital Addition or Material Structural Work.
9.2.4 Lessor May Elect to Finance Capital Additions. If Lessor elects to offer financing for the proposed Capital Addition, the provisions of Section 9.3 shall apply.

9.2.5 Legal Requirements; Quality of Work. All work shall be performed in full compliance with all applicable Legal Requirements and shall be performed in a good and workmanlike manner.
9.3  Capital Additions Financed by Lessor.

9.3.1 Lessee's Financing Request. Lessee may request that Lessor provide or arrange financing for a Capital Addition by providing to Lessor such information about the Capital Addition as Lessor may reasonably request, including, without limitation, all information referred to in Section 9.2 above. Lessee understands, however, that Lessor shall be under no obligation to agree to such request. Nevertheless, Lessor shall use reasonable efforts to notify Lessee, within forty-five (45) days of receipt of such information, as to whether Lessor will finance the proposed Capital Addition and, if so, the terms and conditions upon which it would do so, including the terms of any amendment to this Lease (including, without limitation, an increase in Base Rent based on Lessor's then existing terms and prevailing conditions to compensate Lessor for its Subsequent Investment with respect to such Capital Addition). Lessee may withdraw its request by notice to Lessor at any time before such time as Lessee accepts Lessor's terms and conditions. All advances of funds for any such financing shall be made in accordance with Lessor's then standard construction loan requirements and procedures, which may include, without limitation, the requirements and procedures applicable to Work under Section 13.1.3.

9.3.2 Lessor's General Requirements. If Lessor agrees to finance the proposed Capital Addition and Lessee accepts Lessor's proposal therefor, in addition to all other items which Lessor or any applicable Financing Party may reasonably require, Lessee shall provide to Lessor the following:

(a) prior to any advance of funds, (i) any information, opinions, certificates, Permits or documents reasonably requested by Lessor or any applicable Financing Party which are necessary to confirm that Lessee will be able to use the Capital Addition upon completion thereof in accordance with the Primary Intended Use and, to the extent applicable, the Other Permitted Uses and (ii) evidence satisfactory to Lessor and any applicable Financing Party that all Permits required for the construction and use of the Capital Addition have been received, are in full force and effect and are not subject to appeal, except only for those Permits which cannot in the normal course be obtained prior to commencement or completion of the construction; provided, that Lessor and any applicable Financing Party are furnished with reasonable evidence that the same will be available in the normal course of business without unusual condition;
(b) prior to any advance of funds, an Officer's Certificate and, if requested, a certificate from Lessee's architect, setting forth in reasonable detail the projected (or actual, if available) Capital Addition Cost;
(c) bills of sale, instruments of transfer and other documents required by Lessor so as to vest title to the Capital Addition in Lessor free and clear of all Liens, and amendments to this Lease and any recorded notice or memorandum thereof, duly executed and acknowledged, in form and substance reasonably satisfactory to Lessor, providing for any changes required by Lessor including, without limitation, changes in the Base Rent and the legal description of the Land;

(d) upon payment therefor, a deed conveying to Lessor title to any land acquired for the purpose of constructing the Capital Addition ("Additional Land") free and clear of any Liens except those approved by Lessor;

(e) upon completion of the Capital Addition, a final as-built survey thereof reasonably satisfactory to Lessor, if required by Lessor;

(f) during and following the advance of funds and the completion of the Capital Addition, endorsements to any outstanding policy of title insurance covering the Leased Property satisfactory in form and substance to Lessor (i) updating the same without any additional exception except as may be reasonably permitted by Lessor and (ii) increasing the coverage thereof by an amount equal to the Fair Market Value of the Capital Addition and including the Additional Land in the premises covered by such title insurance policy (except to the extent covered by the owner's policy of title insurance referred to in subparagraph (g) below);

(g) simultaneous with the initial advance of funds, if appropriate, (i) an owner's policy of title insurance insuring fee simple title to any Additional Land conveyed to Lessor pursuant to subparagraph (d) above free and clear of all Liens except those approved by Lessor, reasonably satisfactory in form and substance to Lessor, and (ii) an owner's policy of title insurance reasonably satisfactory in form and substance to Lessor and a lender's policy of title insurance reasonably satisfactory in form and substance any applicable Financing Party;

(h)	following the completion of the Capital Addition, if
reasonably deemed necessary by Lessor, an appraisal of the Leased Property by an M.A.I. appraiser acceptable to Lessor, which states that the Fair Market Value of the Leased Property upon completion of the Capital Addition exceeds the Fair Market Value of the Leased Property prior to the commencement of such Capital Addition by an amount not less than one hundred twenty-five percent (125%) of the Capital Addition Cost; and (i) during or following the advancement of funds, prints of architectural and engineering drawings relating to the Capital Addition and such other materials, including, without limitation, endorsements increasing the amount of title insurance coverage in the title insurance policies insuring Lessor and any applicable Financing Party with respect to the Leased Property, opinions of counsel, appraisals, surveys, certified copies of duly adopted resolutions of the board of directors of Lessee authorizing the execution and delivery of the lease amendment and any other documents and instruments as may be reasonably required by Lessor and any applicable Financing Party.
9.3.3 Payment of Costs. By virtue of making a request to finance a Capital Addition, whether or not such financing is actually consummated, Lessee shall be deemed to have agreed to pay, upon demand, all costs and expenses reasonably incurred by Lessor and any Person participating with Lessor in any way in the financing of the Capital Addition Cost, including, but not limited to (a) fees and expenses of their respective attorneys, (b) all photocopying expenses, if any, (c) the amount of any filing, registration and recording taxes and fees, (d) documentary stamp taxes and (e) title insurance charges and appraisal fees. To the extent that the same are paid by Lessee on demand, the amount thereof shall be excluded from the calculation of the Subsequent Investment made with respect to such Capital Addition.

9.4 General Limitations: Without in any way limiting Lessor's options with respect to proposed Capital Additions or Material Structural Work: (a) no Capital Addition or Material Structural Work shall be completed that could, upon completion, significantly alter the character or purpose or detract from the value or operating efficiency of the Leased Property, or significantly impair the revenue-producing capability of the Leased Property, or adversely affect the ability of Lessee to comply with the terms of this Lease; (b) no Capital Addition or Material Structural Work shall be completed which would tie in or connect any Leased Improvements on the Leased Property with any other improvements on property adjacent to the Leased Property (and not part of the Land covered by this Lease) including, without limitation, tie-ins of buildings or other structures or utilities, unless Lessee shall have obtained the prior written approval of Lessor, which approval may be withheld in Lessor's sole and absolute discretion and (c) all proposed Capital Additions and Material Structural Work shall be architecturally integrated and consistent with the Leased Property.

9.5 Non-Capital Additions. Lessee shall have the obligation and right to make repairs, replacements and alterations which are not Capital Additions and which are required by the other Sections of this Lease, but in so doing, Lessee shall always comply with and satisfy the conditions of Sections 9.2.1 and 9.4. Lessee shall have the right, from time to time, to make additions, modifications or improvements to the Leased Property which do not constitute Capital Additions or Material Structural Work and are not required by the other Sections of this Lease from time to time as it may deem to be desirable or necessary for its uses and purposes, subject to the same limits and conditions imposed under Sections
9.2.1 and 9.4. The cost of any such repair, replacement, alteration, addition, modification or improvement shall be paid by Lessee and the results thereof shall be included under the terms of this Lease and become a part of the Leased Property, without
payment therefor by Lessor at any time. Notwithstanding the foregoing, all such additions, modifications and improvements which affect the structure of any of the Leased Improvements, or which involve the expenditure of more than TWENTY-FIVE THOUSAND and NO/100 DOLLARS ($25,000.00), shall be undertaken only upon compliance with the provisions of Section 13.1.3, all Legal Requirements and all other requirements of this Lease.

9.6 Permitted Work. Notwithstanding Section 9.1 above, Lessee shall have the right to perform Permitted Work (as defined below) without Lessor's prior approval or consent as long as Lessee gives to Lessor prior notice that Lessee is undertaking such Permitted Work and provides Lessor with reasonably detailed plans and specifications describing the work to be done. "Permitted Work" shall mean work to a Facility which will not affect any of the structural elements of the Facility and which costs less than FIFTY THOUSAND AND NO/100 DOLLARS ($50,000.00) during any consecutive twelve (12) month period. Any work to a Facility, regardless of cost, which (a) will affect any structural element of the relevant Facility and (b) is not otherwise subject to an approval of Lessor pursuant to any other provision of this Lease, shall still require the prior written consent of Lessor, which consent may be withheld by Lessor in its sole and absolute discretion.

ARTICLE 10

WARRANTIES AND REPRESENTATIONS

10.1 Representations and Warranties. Lessee hereby represents and warrants to, and covenants and agrees with, Lessor that:

10.1.1 Existence; Power; Qualification. Lessee is a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas. Lessee has all requisite corporate power to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction (including, without limitation, the State) where such qualification is necessary or desirable in order to carry out its business as now conducted and as proposed to be conducted. As of the date of this Lease, Lessee does not have any Subsidiaries and Lessee is not a member of any partnership or joint venture. Attached hereto as EXHIBIT C is a true and correct list of all the shareholders of Lessee and their respective ownership interests in Lessee.
10.1.2 Valid and Binding. Lessee is duly authorized to make and enter into all of the Lease Documents to which Lessee is a party and to carry out the transactions contemplated therein. All of the Lease Documents to which Lessee is a party have been duly executed and delivered by Lessee, and each is a legal, valid and binding obligation of Lessee, enforceable in accordance with its terms.

10.1.3 Single Purpose. Lessee is, and during the entire time that this Lease remains in force and effect shall be, engaged in no business, trade or activity other than the operation of the Leased Property for the Primary Intended Use and the Other Permitted Uses and such other activities in which Lessee is permitted to engage by the provisions of the Meditrust/ALP Transaction Documents.

10.1.4 No Violation. The execution, delivery and performance of the Lease Documents and the consummation of the transactions thereby contemplated shall not result in any breach of, or constitute a default under, or result in the acceleration of, or constitute an event which, with the giving of notice or the passage of time, or both, could result in default or acceleration of any obligation of any member of the Leasing Group under any of the Permits or Contracts or any other contract, mortgage, lien, lease, agreement, instrument, franchise, arbitration award, judgment, decree, bank loan or credit agreement, trust indenture or other instrument to which any member of the Leasing Group is a party or by which any member of the Leasing Group may be bound or affected and do not violate or contravene any Legal Requirement.

10.1.5 Consents and Approvals. Except as already obtained or filed, as the case may be, no consent or approval or other authorization of, or exemption by, or declaration or filing with, any Person and no waiver of any right by any Person is required to authorize or permit, or is otherwise required as a condition of Lessee's execution, delivery and performance of its obligations under the Lease Documents or as a condition to the validity (assuming the due authorization, execution and delivery by Lessor of the Lease Documents to which it is a party) and the first priority of any Liens granted under the Lease Documents or, as to any Tangible Personal Property and/or Receivables, as the case may be, as to which there are Permitted Prior Security Interests, the agreed junior priority of any such Liens, except the filing of the Financing Statements.

10.1.6 No Liens or Insolvency Proceedings. Each member of the Leasing Group is financially solvent and there are no actions, suits, investigations or proceedings including, without limitation, outstanding federal or state tax liens, garnishments or insolvency or bankruptcy proceedings, pending or, to the best of Lessee's knowledge and belief, threatened:
(a) against or affecting any member of the Leasing Group, which if adversely resolved to such member of the Leasing Group, would materially adversely affect the ability of any of the foregoing to perform their respective obligations under the Lease Documents;

(b) against or affecting the Leased Property or the ownership, construction, development, maintenance, management, repair, use, occupancy, possession or operation thereof; or

(c) which may involve or affect the validity, priority or enforceability of any of the Lease Documents, at law or in equity, or before or by any arbitrator or Governmental Authority.

10.1.7 No Burdensome Agreements. Neither Lessee nor the Guarantor is a party to any agreement the terms of which now have, or, as far as can be reasonably foreseen, may have, a material adverse affect on its respective financial condition or business or on the operation of the Leased Property.

10.1.8 Commercial Acts. Lessee's performance of and compliance with the obligations and conditions set forth herein and in the other Lease Documents will constitute commercial acts done and performed for commercial purposes.

10.1.9 Adequate Capital, Not Insolvent. After giving effect to the consummation of the transactions contemplated by the Lease
Documents, each member of the Leasing Group:

(a)  will be able to pay its debts as they become due;

(b) will have sufficient funds and capital to carry on its business as now conducted or as contemplated to be conducted (in accordance with the terms of the Lease Documents);

(c) will own property having a value both at fair valuation and at present fair saleable value greater than the amount required to pay its debts as they become due; and

(d) will not be rendered insolvent as determined by applicable law.

10.1.10 Not Delinquent. No member of the Leasing Group is delinquent or claimed to be delinquent under any obligation for the payment of borrowed money.

10.1.11 No Affiliate Debt. Lessee has not created, incurred, guaranteed, endorsed, assumed or suffered to exist any liability (whether direct or contingent) for borrowed money from the Guarantor (or any of its Affiliates) or any Affiliate of Lessee.
10.1.12 Taxes Current. Each member of the Leasing Group has filed all federal, state and local tax returns which are required to be filed as to which extensions are not currently in effect and have paid all taxes, assessments, impositions, fees and other governmental charges (including interest and penalties) which have become due pursuant to such returns or pursuant to anyassessment or notice of tax claim or deficiency received by each such member of the Leasing Group. No tax liability has been asserted by the Internal Revenue Service against any member of the Leasing Group or any other federal, state or local taxing authority for taxes, assessments, impositions, fees or other governmental charges (including interest or penalties thereon) in excess of those already paid.

10.1.13 Financials Complete and Accurate. The financial statements of each member of the Leasing Group given to Lessor in connection with the Lease were true, complete and accurate and fairly presented the financial condition of each such member of the Leasing Group as of the date thereof and for the periods covered thereby, having been prepared in accordance with GAAP and such financial statements disclosed all liabilities, including, without limitation, contingent liabilities, of each such member of the Leasing Group. There has been no material adverse change since such date with respect to the Tangible Net Worth of any member of the Leasing Group or with respect to any other matters contained in such financial statements, nor have any additional material liabilities, including, without limitation, contingent liabilities, of any member of the Leasing Group arisen or been incurred or asserted since such date. The projections heretofore delivered to Lessor continue to be reasonable (with respect to the material assumptions upon which such projections are based) and Lessee reasonably anticipates the results projected therein will be achieved, there having been (a) no material adverse change in the business, assets or condition, financial or otherwise of any member of the Leasing Group and (b) no material depletion of the cash or decrease in working capital of any member of the Leasing Group.

10.1.14  Pending Actions, Notices and Reports.

(a) There are no actions or investigations pending or, to the best knowledge and belief of either Lessee or Guarantor, threatened, anticipated or contemplated (nor, to the knowledge of either Lessee or Guarantor, is there any reasonable basis therefor) against or affecting the Leased Property or any member of the Leasing Group (or any Affiliate thereof) before any Governmental Authority, Accreditation Body or Third Party Payor which could prevent or hinder the consummation of the transactions contemplated hereby or call into question the validity of any of the Lease Documents or any action taken or to be taken in connection with the transactions
contemplated thereunder or which in any single case or in the aggregate might result in any material adverse change in the business, prospects, condition, affairs or operations of any member of the Leasing Group or the Leased Property (including, without limitation, any action to revoke, withdraw or suspend any Permit necessary or desirable for the operation of the Leased Property in accordance with its Primary Intended Use and any action to transfer or relocate any such Permit to a location other than the Leased Property) or any material impairment of the right or ability of any member of the Leasing Group to carry on its operations as presently conducted upon Completion of the Project or proposed, upon Completion of the Project, to be conducted with respect to the Leased Property or with respect to its obligations under the Lease Documents or which may materially adversely impact reimbursement to any member of the Leasing Group for services rendered to beneficiaries of Third Party Payor Programs.

(b) No member of the Leasing Group has received any notice of any claim, requirement or demand of any Governmental Authority, Accreditation Body, Third Party Payor or any insurance body having or claiming any licensing, certifying, supervising, evaluating or accrediting authority over the Facility to rework or redesign the Facility, its professional staff or its professional services, procedures or practices in any material respect or to provide additional furniture, fixtures, equipment or inventory or to otherwise take action so as to make the Facility conform to or comply with any Legal Requirement;

(c) The most recent utilization reviews relating to the Facility by all applicable Third Party Payors, Accreditation Bodies and Governmental Authorities and reviews or scrutiny by any managed care or utilization review companies have not had a material adverse impact on the utilization of units or programs at the Facility. No claims or assertions have been made in any utilization review that any of the practices or procedures used at the Facility are improper or inappropriate other than such claims or assertions which singly and in the aggregate will not have a material adverse impact on the Facility; and

(d) Lessee and Guarantor have delivered or caused to be delivered to Lessor true and correct copies of all licenses, inspection surveys and accreditation reviews relating to the Facility, issued by any Governmental Authority or Accreditation Body during the most recent licensing period, together with all plans of correction relating thereto.

10.1.15  Compliance with Legal and Other Requirements.
(a) To the extent consistent with the stage of construction of the Project, Lessee and the Leased Property and the ownership, construction, development, maintenance, management, repair, use, occupancy, possession and operation thereof comply with all applicable Legal Requirements and there is no claim of any violation thereof known to Lessee or Guarantor. Without limiting the foregoing, Lessee has obtained all Permits that are necessary or desirable to operate the Leased Property in accordance with its Primary Intended Use or reasonably expects to obtain such Permits prior to, or upon, the Completion of the Project; and

(b)  Except as previously delivered to Lessor pursuant to Section
10.1.14(d) hereof, there are no outstanding notices of deficiencies, notices of proposed action or orders of any kind relating to the Leased Property issued by any Governmental
Authority, Accreditation Body or Third Party Payor requiring conformity to any of the Legal Requirements.

10.1.16 No Action By Governmental Authority or Accreditation Body. There is no action pending or, to the best knowledge and belief of either Lessee or Guarantor, recommended, by any Governmental Authority or Accreditation Body or Third Party Payor to revoke, repeal, cancel, modify, withdraw or suspend any Permit or Contract or to take any other action of any other type which could have a material adverse effect on the Leased Property.
10.1.17  Property Matters.

(a) The Leased Property is free and clear of agreements, covenants and Liens, except those agreements, covenants and Liens to which this Lease is expressly subject, whether presently existing, as are listed on EXHIBIT B or were listed on the UCC lien search results delivered to Lessor at or prior to the execution and delivery of this Lease (and were not required to be terminated as a condition of the execution and delivery of this Lease), or which may hereafter be created in accordance with the terms hereof (collectively referred to herein as the "Permitted Encumbrances"); and Lessee shall warrant and defend Lessor's title to the Leased Property against any and all claims and demands of every kind and nature whatsoever;

(b) There is no Condemnation or similar proceeding pending with respect to or affecting the Leased Property, and neither Lessee nor Guarantor is aware, to the best of its knowledge and belief, that any such proceeding is contemplated;

(c) The Leased Property has not been damaged by any Casualty. To the extent the same have either been constructed or are located on the Land, the Leased Improvements, Fixtures, Lessor's Personal Property and Tangible Personal Property are in good operating condition and repair, ordinary wear and tear excepted, free from known defects in construction or design;

(d) None of the Permitted Encumbrances has or is likely to have a material adverse impact upon, nor interfere with or impede, in any material respect, the operation of the Leased Property in accordance with the Primary Intended Use;

(e) Upon the Conversion Date, all building facilities and other improvements necessary, both legally and practically, for the proper and efficient operation of the Facility will be located upon the Leased Property and all real property and personal property currently utilized by Lessee will be included within the definition of the Leased Property or the Collateral;

(f) Upon the Conversion Date, the Leased Property shall abut on and have direct vehicular access to a public road or access to a public road via permanent, irrevocable, appurtenant easements;

(g) Each parcel comprising a portion of the Land constitutes a separate parcel for real estate tax purposes and no portion of any real property that does not constitute a portion of the Leased Property is part of the same tax parcel as any part of the Leased Property;
(h) All utilities necessary for the use and operation of the Facility are available to the lot lines of the Leased Property:

(i)  in sufficient supply and capacity;

(ii) through validly created and existing easements of record appurtenant to or encumbering the Leased Property (which easements shall not impede or restrict the operation of the Facility); and

(iii) without need for any Permits and/or Contracts to be issued by or entered into with any Governmental Authority, except as already obtained or executed, as the case may be, or as otherwise shown to the satisfaction of Lessor to be readily obtainable; and

(i) After the Conversion Date, neither Lessee nor Guarantor has made any structural alterations or improvements to any of the Leased Improvements that changed the foot-print of any Leased Improvement, added an additional story to any Leased Improvement, decreased the amount of parking available at the Facility or otherwise involved any alteration which would be regulated by applicable zoning requirements.

10.1.18  Rate Limitations.  Except as disclosed on EXHIBIT D, the
State currently imposes no restrictions or limitations on rates which may be charged to private pay residents receiving services at the Facility.

10.1.19 Free Care. Except as disclosed on EXHIBIT E, there are no Contracts, Permits or Legal Requirements which require that a percentage of units or slots in any program at the Facility be reserved for Medicaid or Medicare eligible residents or that the Facility provide a certain amount of welfare, free or charity care or discounted or government assisted resident care.

10.1.20 No Proposed Changes. Neither Lessee nor Guarantor has any actual knowledge of any Legal Requirements which have been enacted, promulgated or issued within the eighteen (18) months preceding the date of this Lease or any proposed Legal Requirements currently pending in the State which may materially adversely affect rates at the Facility (or any program operated in conjunction with the Facility) or may result in the likelihood of increased competition at the Facility or the imposition of Medicaid, Medicare, charity, free care, welfare or other discounted or government assisted residents at the Facility or require that Lessee or the Facility obtain a certificate of need, Section 1122 approval or the equivalent, which Lessee or the Facility does not currently possess.
10.1.21 ERISA. No employee pension benefit plan maintained by any member of the Leasing Group has any accumulated funding deficiency within the meaning of the ERISA, nor does any member of the Leasing Group have any material liability to the PBGC established under ERISA (or any successor thereto) in connection with any employee pension benefit plan (or other class of benefit which the PBGC has elected to insure), and there have been no "reportable events" (not waived) or "prohibited transactions" with respect to any such plan, as those terms are defined in Section 4043 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as now or hereafter amended, respectively.

10.1.22 No Broker. No member of the Leasing Group nor any of their respective Affiliates has dealt with any broker or agent in connection with the transactions contemplated by the Lease
Documents.

10.1.23 No Improper Payments. No member of the Leasing Group nor any of their respective Affiliates has:

(a) made any contributions, payments or gifts of its funds or property to or for the private use of any government official, employee, agent or other Person where either the payment or the purpose of such contribution, payment or gifts is illegal under the laws of the United States, any state thereof or any other jurisdiction (foreign or domestic);

(b) established or maintained any unrecorded fund or asset for any purpose or has made any false or artificial entries on any of its books or records for any reason;

(c) made any payments to any Person with the intention or understanding that any part of such payment was to be used for any other purpose other than that described in the documents supporting the payment; or

(d) made any contribution, or has reimbursed any political gift or contribution made by any other Person, to candidates for public office, whether federal, state or local, where such contribution would be in violation of applicable law.

10.1.24 Nothing Omitted. Neither this Lease, nor any of the other Lease Documents, nor any certificate, agreement, statement or other document, including, without limitation, any financial statements concerning the financial condition of Lessee or the Guarantor, furnished to or to be furnished to Lessor or its attorneys in connection with this Lease, contains or will contain any untrue statement of a material fact or omits or will omit to state a
material fact necessary in order to prevent all statements contained herein and therein from being misleading. There is no fact within the special knowledge of Lessee which has not been disclosed herein or in writing to Lessor that materially adversely affects, or in the future, insofar as Lessee can reasonably foresee, may materially adversely affect the business, properties, assets or condition, financial or otherwise, of the Guarantor, Lessee or the Facility.

10.1.25 No Margin Security. Lessee is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Meditrust Investment will be used to purchase or carry any margin security or to extend credit to others for the purpose of purchasing or carrying any margin security or in any other manner which would involve a violation of any of the regulations of the Board of Governors of the Federal Reserve System. Lessee is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

10.1.26 No Default. No event or state of facts which constitutes, or which, with notice or lapse of time, or both, could constitute, a Lease Default has occurred and is continuing.

10.1.27 Principal Place of Business. The principal place of business and chief executive office of Lessee is located at 453 S. Webb Road, Suite 500, Wichita, Kansas 67207 (the "Principal Place of Business").

10.1.28  Third Party Payor Agreements.

(a) Lessee or the Facility is fully qualified as a provider of services under and participates in all Third Party Payor Programs and referral programs as is necessary, in Lessee's reasonable discretion, for the prudent operation of the Facility in the good faith exercise of commercially reasonable business judgment.

(b) Attached hereto as EXHIBIT F is a list of Provider Agreements currently in effect.

(c) Attached hereto as EXHIBIT G is a list of national accounts and local discount agreements, which constitute all of the agreements between Lessee or the Facility, on the one hand, and Third Party Payors on the other hand, pursuant to which Lessee or the Facility agrees to provide services based on a discount factor from the rates regularly charged for services rendered by Lessee or the Facility.
(d) No member of the Leasing Group, nor the Facility has any rate appeal currently pending before any Government Authority or any administrator of any Third Party Payor Program or any other referral source other than such appeals which, if determined adversely to any member of the Leasing Group or the Facility would not have a materially adverse effect, either singly or in the aggregate, on the financial condition of any member of the Leasing Group or the Facility.

(e) All cost reports and financial reports submitted to any Third Party Payor with respect to the Facility by any member of the Leasing Group have been materially accurate and complete and have not been misleading in any material respect. As a result of any audits by any Third Party Payor, there are no related recoupment claims made or contests pending or threatened other than such recoupment claims or contests which, if determined adversely to any member of the Leasing Group or the Facility, would not have a materially adverse effect, either singly or in the aggregate, on the financial condition of any member of the Leasing Group or the Facility. As of the date hereof, no cost reports for the Facility remain open or unsettled other than those listed on EXHIBIT H.

10.1.29 Rates. Lessee or the Facility shall charge rates for private pay residents which are legal, valid and enforceable and shall provide Lessor with a schedule of all such rates as soon as they are set;

10.1.30 Labor Matters. There are no proceedings now pending, nor, to the best of Lessee's knowledge, threatened with respect to the operation of the Facility before the National Labor Relations Board, State Commission on Human Rights and Opportunities, State Department of Labor, U.S. Department of Labor or any other Governmental Authority having jurisdiction of employee rights with respect to hiring, tenure and conditions of employment, and no member of the Leasing Group has experienced any material controversy with any Facility administrator or other employee of similar stature or with any labor organization.

10.1.31 Intellectual Property. Lessee is duly licensed or authorized to use all (if any) copyrights, rights of reproduction, trademarks, trade-names, trademark applications, service marks, patent applications, patents and patent license rights, (all whether registered or unregistered, U.S. or foreign), inventions, franchises, discoveries, ideas, research, engineering, methods, practices, processes, systems, formulae, designs, drawings, products, projects, improvements, developments, know-how and trade secrets which are used in, will be used in or necessary for the operation of the Facility in accordance with its Primary Intended Use, without conflict with or infringement of any, and subject to no restriction, lien, encumbrance, right, title or interest in others.
10.1.32 Management Agreements. There is no Management Agreement in force and effect as of the date hereof.

10.1.33 Fiscal Year. The fiscal year of Lessee and the Guarantor is the Fiscal Year.

10.2 Continuing Effect of Representations and Warranties. All representations and warranties contained in this Lease and the other Lease Documents shall constitute continuing representations and warranties which shall remain true, correct and complete throughout the Term.


ARTICLE 11

FINANCIAL AND OTHER COVENANTS

11.1 Status Certificates. At any time, and from time to time, upon request from Lessor, Lessee shall furnish to Lessor, within ten (10) Business Days after receipt of such request, an Officer's Certificate certifying that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications) and the dates to which the Rent has been paid. Any Officer's Certificate furnished pursuant to this Section shall be addressed to any prospective purchaser or mortgagee of the Leased Property as Lessor may request and may be relied upon by Lessor and any such prospective purchaser or mortgagee of the Leased Property.

11.2  Financial Statements; Reports; Notice and Information.

11.2.1 Obligation To Furnish. Lessee will furnish and shall cause to be furnished to Lessor the following statements, information and other materials:

        (a) Annual Statements. Within ninety (90) days after the end of each of their respective fiscal years, (i) a copy of the Consolidated Financials for each of (x) the Guarantor and (y) any Sublessee for the preceding fiscal year, certified and audited by, and with the unqualified opinion of, independent certified public accountants acceptable to Lessor and certified as true and correct by the Guarantor or the applicable Sublessee, as the case may be (and, without limiting anything else contained herein, the Consolidated Financials for each Sublessee shall include, as supplemental information, a detailed balance sheet for Leased Property and the Facility thereof as of the last day of such fiscal year and a statement of earnings from the Leased Property and the
Facility thereof for such fiscal year showing, among other things, all Rents and other income therefrom and all expenses paid or incurred in connection with the operation of the Leased Property);
(ii) separate statements, certified as true and correct by Lessee, the Guarantor and each Sublessee, stating whether, to the best of the signer's knowledge and belief after making due inquiry, Lessee, the Guarantor or such Sublessee, as the case may be, is in default in the performance or observance of any of the terms of this Lease or any of the other Lease Documents and, if so, specifying all such defaults, the nature thereof and the steps being taken to immediately remedy the same; (iii) a copy of all letters from the independent certified accountants engaged to perform the annual audits referred to above, directed to the management of Lessee, the Guarantor or the applicable Sublessee, as the case may be, regarding the existence of any reportable conditions or material weaknesses and (iv) a statement certified as true and correct by Lessee setting forth all Subleases as of the last day of such fiscal year, the respective areas demised thereunder, the names of the Sublessees thereunder, the respective expiration dates of the Subleases, the respective rentals provided for therein, and such other information pertaining to the Subleases as may be reasonably requested by Lessor.

        (b) Monthly Statements of Lessee. Within thirty-five (35) days after the end of each calendar month during the pendency of this Lease, (i) an unaudited, detailed month and year to date income and expense statement for the Leased Property which shall include a comparison to corresponding budget figures, occupancy statistics (including the actual number of residents, the number of units available and the unit occupancy for such month), (ii) an unaudited balance sheet for the Leased Property and (iii) an express written calculation showing the compliance or non-compliance, as the case may be, with the specific financial covenants set forth in Section 11.3 for the applicable period, including, with respect to the calculation of Lessee's and the Facility's Debt Coverage Ratio, a schedule substantially in the form attached hereto as EXHIBIT I.

         (c)  [intentionally omitted]

         (d)  Quarterly Statements of the Guarantor.  Within forty-five
(45) days after the end of each of the Fiscal Quarters ending
March 31, June 30 and September 30, respectively, all 10Q reports required to be filed by the Security and Exchange Commission for the Guarantor, certified as true and correct by the Guarantor.
         (e) Permits and Contracts. Promptly after the issuance or execution thereof, as the case may be, true and complete copies of (i) all Permits which constitute operating licenses for the Facility issued by any Governmental Authority having jurisdiction over health care matters and (ii) Contracts (involving payments in the aggregate in excess of $100,000 per annum), including, without limitation, all Provider Agreements.

         (f) Contract Notices. Promptly after the receipt thereof, true and complete copies of any notices, consents, terminations or statements of any kind or nature relating to any of the Contracts (involving payments in the aggregate in excess of $100,000 per annum) other than those issued in the ordinary course of business.

         (g) Regulatory Surveys. Promptly after the receipt thereof, true and complete copies of all surveys, follow-up surveys, licensing surveys, complaint surveys, examinations, compliance certificates, inspection reports, statements, terminations and notices of any kind issued or provided to Lessee or any Sublessee by any Governmental Authority, Accreditation Body or any Third Party Payor, including, without limitation, any notices pertaining to any delinquency in, or proposed revision of, Lessee's or any Sublessee's obligations under the terms and conditions of any Permits or Contracts now or hereafter issued by or entered into with any Governmental Authority, Accreditation Body or Third Party Payor and the response(s) thereto made by or on behalf of Lessee or any Sublessee.

         (h) Official Reports. Upon completion or filing thereof, complete copies of all applications, notices, statements, annual reports, cost reports and other reports or filings of any kind provided by Lessee or any Sublessee to any Governmental Authority, Accreditation Body or any Third Party Payor with respect to the Leased Property.

         (i) Other Information. With reasonable promptness, such other information as Lessor may from time to time reasonably request respecting (i) the financial condition and affairs of each member of the Leasing Group and the Leased Property and (ii) the licensing and operation of the Leased Property; including, without limitation, audited financial statements, certificates and consents from accountants and all other financial and licensing/operational information as may be required or requested by any Governmental Authority.
         (j) Default Conditions. As soon as possible, and in any event within five (5) days after the occurrence of any Lease Default, or each event or circumstance which, with the giving of notice or lapse of time, or both, could constitute such a Lease Default, a written statement of Lessee setting forth the details of such Lease Default, event or circumstance and the action which Lessee proposes to take with respect thereto.
         (k) Official Actions. Promptly after the commencement thereof, notice of all actions, suits and proceedings before any Governmental Authority or Accreditation Body which may have a material adverse effect on any member of the Leasing Group or the Leased Property.

         (l) Audit Reports. Promptly after receipt, a copy of all audits or reports submitted to Lessee by any independent public accountant in connection with any annual, special or interim audits of the books of Lessee and, if requested by Lessor, any letter of comments directed by such accountant to the management of Lessee.

         (m) Adverse Developments. Promptly after Lessee acquires knowledge thereof, written notice of:

            (i) the potential termination of any Permit or Provider Agreement necessary for the operation of the Leased
Property;

               (ii) any loss, damage or destruction to or of the Leased Property in excess of TWENTY-FIVE THOUSAND and NO/100
DOLLARS ($25,000.00) (regardless of whether the same is covered by insurance);

                (iii) any material controversy involving Lessee or any Sublessee and (x) Facility administrator or Facility employee of similar stature or (y) any labor organization;

               (iv) any controversy that calls into question the eligibility of Lessee or the Facility for the participation in any Medicaid, Medicare or other Third Party Payor Program, if applicable;
              (v) any refusal of reimbursement by any Third Party Payor which, singularly or together with all other such refusals by any Third Party Payors, could have a material adverse effect on the financial condition of Lessee or any Sublessee; and

              (vi) any other development materially and adversely affecting or which may materially or adversely affect the condition, financial or otherwise of any member of the Leasing Group or the Leased Property.
         (n) Line of Credit Default. Within five (5) days after becoming aware of a claim by any Person that Lessee is in default of the line of credit arrangement referred to in Section 11.3.10 or any other agreement in connection with the borrowing of money which is not prohibited hereunder, notice of any such claim or default.
         (o) Responses To Inspection Reports. Within thirty (30) days after receipt of an inspection report relating to the Leased Property from Lessor, a written response describing in detail prepared plans to address concerns raised by the inspection report.

         (p) Public Information. Upon the completion or filing, mailing or other delivery thereof, complete copies of all financial statements, reports, notices and proxy statements, if any, sent by any member of the Leasing Group (which is a publicly held corporation) to its shareholders and of all reports, if any, filed by any member of the Leasing Group (which is a publicly held corporation) with any securities exchange or with the Securities Exchange Commission.

         (q) Annual Budgets. At least thirty (30) days prior to the end of each Fiscal Year, Lessee, any Sublessee and/or any Manager shall submit to Lessor a proposed financial and capital expenditures budget for the Facility for the next Fiscal Year and a report detailing the capital expenditures made in the then current Fiscal Year and on or before January 31st of each year, Lessee, any Sublessee and/or any Manager shall submit to Lessor revised finalized versions of such budgets and report.

         (r) Lender Compliance Reports. Simultaneously with sending the same to any lender of Lessee or Guarantor, copies of any reports relating to compliance with financial covenants contained in any credit agreement involving the extension of more than $500,000 of credit to either or both of the Lessee or Guarantor, provided, however, that Guarantors' extension of credit is related primarily to the Leased Property.

         11.2.2 Responsible Officer. Any certificate, instrument, notice, or other document to be provided to Lessor hereunder by any member of the Leasing Group shall be signed by an executive officer of such member (in the event that any of the foregoing is not an individual), having a position of Vice President or higher and with respect to financial matters, any such certificate, instrument, notice or other document shall be signed by the chief financial officer of such member.
         11.2.3 No Material Omission. No certificate, instrument, notice or other document, including, without limitation, any financial statements furnished or to be furnished to Lessor pursuant to the terms hereof or of any of the other Lease Documents shall contain any untrue statement of a material fact or shall omit to state any material fact necessary in order to prevent all statements contained therein from being misleading.
        11.2.4 Confidentiality. Lessor shall afford any information received pursuant to the provisions of the Lease Documents the same degree of confidentiality that Lessor affords similar information proprietary to Lessor; provided, however, that Lessor does not in any way warrant or represent that such information received from any member of the Leasing Group shall remain confidential (and shall not be liable in any way for any subsequent disclosure of such information by any Person that Lessor has provided such information in accordance with the terms hereof) and provided, further, that Lessor shall have the unconditional right to (a) disclose any such information as Lessor deems necessary or appropriate in connection with any sale, transfer, conveyance, participation or assignment of the Leased Property or any of the Lease Documents or any interest therein and (b) use such information in any litigation or arbitration proceeding between
Lessor and any member of the Leasing Group.   Without limiting the
foregoing, Lessor may also utilize any information furnished to it hereunder as and to the extent (i) counsel to Lessor determines that such utilization is necessary pursuant to 15 U.S.C. 77a-77aa or 15 U.S.C. 78a-78jj and the rules and regulations promulgated thereunder, (ii) Lessor is required or requested by any Governmental Authority to disclose any such information and/or
(iii) Lessor is requested to disclose any such information by any of the Meditrust Entities' lenders or potential lenders. In connection with any such disclosure, Lessor shall inform the recipient of any such information of the confidential nature thereof.

11.3 Financial Covenants. Lessee covenants and agrees that, throughout the Term and as long as Lessee is in possession of the Leased Property:

11.3.1 Debt Coverage Ratio of Lessee. Effective as of the first anniversary of the Fixed Term Commencement Date, the Facility shall maintain for each Fiscal Quarter a Debt Coverage Ratio equal to or greater than 1.25 to 1.
     11.3.2    [Intentionally Omitted]

     11.3.3    [Intentionally Omitted]

     11.3.4    [Intentionally Omitted]

     11.3.5 Current Ratio - Guarantor. The Guarantor shall maintain, at all times, a ratio of Consolidated Current Assets to Consolidated Current Liabilities equal to or greater than 1.1 to 1.
     11.3.6    [Intentionally Omitted]

     11.3.7 Tangible Net Worth - Guarantor. The Guarantor shall maintain, at all times, a Tangible Net Worth of not less than SEVEN MILLION and NO/100 DOLLARS ($7,000,000.00).

     11.3.8    [Intentionally Omitted]

     11.3.9    [Intentionally Omitted]

     11.3.10 No Indebtedness. Lessee shall not create, incur, assume or suffer to exist any liability for borrowed money except
(i) Indebtedness to Lessor under the Lease Documents, (ii) Impositions allowed pursuant to the provisions of the Lease, (iii) unsecured normal trade debt incurred upon customary terms in the ordinary course of business, (iv) Indebtedness created in connection with any financing of any Capital Addition, provided, that each such financing has been approved by Lessor in accordance with the terms of Article 9 hereof, (v) other Indebtedness of Lessee in the aggregate amount not to exceed FIVE HUNDRED THOUSAND and NO/100 DOLLARS ($500,000.00), incurred for the exclusive use of the Leased Property, on account of purchase money indebtedness or finance lease arrangements, each of which shall not exceed the fair market value of the assets or property acquired or leased and shall not extend to any assets or property other than those purchased or leased and purchase money security interests in equipment and equipment leases which comply with the provisions of Section 6.1.2, and (vi) Indebtedness from the shareholders of Lessee and/or any other Affiliate which has been expressly subordinated in writing pursuant to the Affiliated Party Subordination Agreement.

11.3.11 No Guaranties. Lessee shall not assume, guarantee, endorse, contingently agree to purchase or otherwise become directly or contingently liable (including, without limitation, liable by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise to invest in any debtor or otherwise to assure any creditor against
loss) in connection with any Indebtedness of any other Person, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

11.3.12   [Intentionally Omitted]

11.4 Affirmative Covenants. Throughout the Term and such time as Lessee is in possession of the Leased Property, Lessee covenants and agrees that:
11.4.1 Maintenance of Existence. If Lessee is a corporation, trust or partnership, during the entire time that this Lease remains in full force and effect, Lessee shall keep in effect its existence and rights as a corporation, trust or partnership under the laws of the state of its incorporation or formation and its right to own property and transact business in the State.

11.4.2 Materials. Except as provided in Section 6.1.2, Lessee shall not suffer the use in connection with any renovations or other construction relating to the Leased Property of any materials, fixtures or equipment intended to become part of the Leased Property which are purchased upon lease or conditional bill of sale or to which Lessee does not have absolute and unencumbered title, and Lessee covenants to cause to be paid punctually all sums becoming due for labor, materials, fixtures or equipment used or purchased in connection with any such renovations or construction, subject to Lessee's right to contest to the extent provided for in
Article 15.

11.4.3  Compliance With Legal Requirements And Applicable
Agreements. Lessee and the Leased Property and all uses thereof shall comply with (i) all Legal Requirements, (ii) all Permits and Contracts, (iii) all Insurance Requirements, (iv) the Lease
Documents, (v) the Permitted Encumbrances and (vi) the Appurtenant
Agreements.

11.4.4 Books And Records. Lessee shall cause to be kept and maintained, and shall permit Lessor and its representatives to inspect at all reasonable times, accurate books of accounts in which complete entries will be made in accordance with GAAP reflecting all financial transactions of Lessee (showing, without limitation, all materials ordered and received and all disbursements, accounts payable and accounts receivable in connection with the operation of the Leased Property).
11.4.5 Participation in Third Party Payor Programs. Lessee and each Sublessee shall participate in all Third Party Payor Programs (which would be participated in, in Lessee's reasonable discretion, by a prudent operator in the good faith exercise of commercially reasonable business judgment), in accordance with all requirements thereof (including, without limitation, all applicable Provider Agreements), and shall remain eligible to participate in such Third Party Payor Programs, all as shall be necessary, in Lessee's reasonable discretion, for the prudent operation of the Facility in the good faith exercise of commercially reasonable business judgment.
11.4.6 Conduct of its Business. Lessee will maintain, and cause any Sublessee and any Manager to maintain, experienced and competent professional management with respect to its business and with respect to the Leased Property. Lessor agrees that management by the executive officers listed on EXHIBIT J attached hereto is satisfactory for the purposes of this provision. The Facility shall be managed by the Current Manager, Lessee or a Subsidiary of the Guarantor. Lessee, any Sublessee and any Manager shall conduct, in the ordinary course, the operation of the Facility, and Lessee and any Sublessee shall not enter into any other business or venture during the Term or such time as Lessee or any Sublessee is in possession of the Leased Property other than activities in which Lessee or such Sublessee are permitted to engage by the provisions of the Meditrust/ALP Transaction Documents.

11.4.7 Address. Lessee shall provide Lessor thirty (30) days' prior written notice of any change of its Principal Place of Business from its current Principal Place of Business. Lessee shall maintain the Collateral, including, without limitation, all books and records relating to its business, solely at its Principal Place of Business and at the Leased Property. Lessee shall not (a) remove the Collateral, including, without limitation, any books or records relating to Lessee's business from either the Leased Property or Lessee's Principal Place of Business or (b) relocate its Principal Place of Business until after receipt of a certificate from Lessor, signed by an officer thereof, stating that Lessor has, to its satisfaction, obtained all documentation that it deems necessary or desirable to obtain, maintain, perfect and confirm the first priority security interests granted in the Lease Documents.

11.4.8 Subordination of Affiliate Transactions. Without limiting the provisions of any other Section of this Lease or the Affiliated Party Subordination Agreement, any payments to be made by Lessee to
(a) any member of the Leasing Group (or any of its Affiliates) or
(b) any Affiliate of Lessee, in connection with any transaction between Lessee and such Person, including, without limitation, the purchase, sale or exchange of any property, the rendering of any service to or with any such Person (including, without limitation, all allocations of any so-called corporate or central office costs, expenses and charges of any kind or nature) or the making of any loan or other extension of credit or the making of any equity investment, shall be subordinate to the complete payment and performance of all the Lease Obligations; provided, however, that all such subordinated payments may be paid at any time unless: (x) after giving effect to such payment, Lessee shall be unable to comply with any of its obligations under any of the Lease Documents or (y) a Lease Default has occurred and is continuing and has not been expressly waived in writing by Lessor or an event or state of facts exists, which, with the giving of notice or the passage of time, or both, would constitute a Lease Default.
11.4.9 Inspection. At reasonable times and upon reasonable notice, Lessee shall permit Lessor and its authorized representatives (including, without limitation, the Consultants) to inspect the Leased Property as provided in Section 7.1 above.

11.5 Additional Negative Covenants. Lessee covenants and agrees that, throughout the Term and such time as Lessee is in possession of the Leased Property:

11.5.1 Restrictions Relating to Lessee. Except as may otherwise be expressly provided or in any of the other Lease Documents, Lessee shall not, without the prior written consent of Lessor, in each instance, which consent may be withheld in the sole and absolute discretion of Lessor:

(a) convey, assign, hypothecate, transfer, dispose of or encumber, or permit the conveyance, assignment, transfer, hypothecation, disposal or encumbrance of all or any part of any legal or beneficial interest in this Lease, its other assets or the Leased Property; provided, however, that this restriction shall not apply to (i) the Permitted Encumbrances that may be created after the date hereof pursuant to the Lease Documents; (ii) Liens created in accordance with the applicable provisions of Section 6.1.2 against Tangible Personal Property securing Indebtedness permitted under
Section 11.3.10; (iii) the sale, conveyance, assignment, hypothecations, lease or other transfer of any material asset or assets (whether now owned or hereafter acquired), the fair market value of which equals or is less than TWENTY-FIVE THOUSAND and NO/100 DOLLARS ($25,000.00), individually, or ONE HUNDRED THOUSAND and NO/100 DOLLARS ($100,000.00) collectively; (iv) without
limitation as to amount, the disposition in the ordinary course of business of any obsolete, worn out or defective fixtures, furnishings or equipment used in the operation of the Leased Property provided that the same are replaced with fixtures, furnishings or equipment of equal or greater utility or value or Lessee provides Lessor with an explanation (reasonably satisfactory to Lessor) as to why such Tangible Personal Property is no longer required in connection with the operation of the Leased Property;
(v) without limitation as to amount, any sale of inventory by Lessee in the ordinary course of business; and (vi) subject to the terms of the Pledge Agreement and the Affiliated Subordination Party Agreement, distributions to Lessee's shareholder(s);

(b) permit the use of the Facility for any purpose other than the Primary Intended Use and the Other Permitted Uses; or

(c)  liquidate, dissolve or merge or consolidate with any other
Person.
11.5.2 No Liens. Lessee will not directly or indirectly create or allow to remain and will promptly discharge at its expense any Lien, title retention agreement or claim upon or against the Leased Property (including Lessee's interest therein) or Lessee's interest in this Lease or any of the other Lease Documents, or in respect of the Rent, excluding (a) this Lease and any permitted Subleases, (b) the matters, if any, set forth in EXHIBIT B, (c) Liens which are consented to in writing by Lessor, (d) Liens for those taxes of Lessor which Lessee is not required to pay hereunder, (e) Liens of mechanics, laborers, materialmen, suppliers or vendors for sums either not yet due or being contested in strict compliance with the terms and conditions of Article 15, (f) any Liens which are the responsibility of Lessor pursuant to the provisions of Article 20,
(g) Liens for Impositions which are either not yet due and payable or which are in the process of being contested in strict compliance with the terms and conditions of Article 15 and (h) involuntary Liens caused by the actions or omissions of Lessor.

11.5.3 Limits on Affiliate Transactions. Lessee shall not enter into any transaction with any Affiliate, including, without limitation, the purchase, sale or exchange of any property, the rendering of any service to or with any Affiliate and the making of any loan or other extension of credit, except in the ordinary course of, and pursuant to the reasonable requirements of, Lessee's business and upon fair and reasonable terms no less favorable to Lessee than would be obtained in a comparable arms'-length transaction with any Person that is not an Affiliate.
11.5.4  Non-Competition.  Lessee acknowledges that upon and after
any termination of this Lease, any competition by any member of the Leasing Group with any subsequent owner or subsequent lessee of the Leased Property ("Purchaser") would cause irreparable harm to Lessor and any such Purchaser. To induce Lessor to enter into this Lease, Lessee agrees that, from and after the date hereof and thereafter until the third (3rd) anniversary of the termination hereof, no member of the Leasing Group nor any Person holding or controlling, directly or indirectly, any interest in any member of the Leasing Group (other than stockholders of Guarantor) shall be involved in any capacity in or lend any of their names to or engage in any capacity in any assisted living facility, center, unit or program (or in any partnership, firm, company, corporation or other entity engaged in any such activity or any related activity competitive therewith), whether such competitive activity shall be as an officer, director, owner, employee, agent, advisor, independent contractor, developer, lender, sponsor, venture capitalist, administrator, manager, investor, partner, joint venturer, consultant or other participant in any capacity whatsoever within a one (1) mile radius of the Facility.
Notwithstanding any provisions of this Section 11.5.4 to the contrary, Lessee shall have the option to develop and operate other assisted living facilities within the aforementioned radius restriction at any time prior to the last twenty-four (24) months of the Term and during the last twenty-four months of the Term if Lessee extends the Term by an Extended Term pursuant to Section 1.3 above of this Lease, provided Lessor shall have the right of first refusal to finance such Facility on terms no less favorable than those offered by any other lender.

Lessee hereby acknowledges and agrees that none of the time span, scope or area covered by the foregoing restrictive covenants is or are unreasonable and that it is the specific intent of Lessee that each and all of the restrictive covenants set forth hereinabove shall be valid and enforceable as specifically set forth herein. Lessee further agrees that these restrictions are special, unique, extraordinary and reasonably necessary for the protection of Lessor and any Purchaser and that the violation of any such covenant by Lessee would cause irreparable damage to Lessor and any Purchaser for which a legal remedy alone would not be sufficient to fully protect such parties.

Therefore, in addition to and without limiting any other remedies available at law or hereunder, in the event that Lessee breaches any of its restrictive covenants hereunder or shall threaten breach of any of such covenants, then Lessor and any Purchaser shall be entitled to obtain equitable remedies, including specific
</PAGE.
performance and injunctive relief, to prevent or otherwise restrain a breach of this Section 11.5.4 (without the necessity of posting a bond) and to recover any and all costs and expenses (including, without limitation, attorneys' fees and expenses and court costs) incurred in enforcing the provisions of this Section 11.5.4. The existence of any claim or cause of action of any member of the Leasing Group against Lessor or any Purchaser, whether predicated on this Lease or otherwise, shall not constitute a defense to the enforcement by Lessor or any Purchaser of the foregoing restrictive covenants and Lessee shall not defend on the basis that there is an adequate remedy at law.

Without limiting any other provision of this Lease, the parties hereto acknowledge that the foregoing restrictive covenants are severable and separate. If at any time any of the foregoing restrictive covenants shall be deemed invalid or unenforceable by a court having jurisdiction over this Lease, by reason of being vague or unreasonable as to duration, or geographic scope or scope of activities restricted, or for any other reason, such covenants shall be considered divisible as to such portion and such covenants shall be immediately amended and reformed to include only such covenants as are deemed reasonable and enforceable by the court
having jurisdiction over this Lease to the full duration, geographic scope and scope of restrictive activities deemed reasonable and thus enforceable by said court; and the parties agree that such covenants as so amended and reformed, shall be valid and binding as through the invalid or unenforceable portion had not been included therein.

The provisions of this Section 11.5.4 shall survive the termination of the Lease and any satisfaction of the Lease Obligations in connection therewith or subsequent thereto. The parties hereto acknowledge and agree that any Purchaser may enforce the provisions of this Section 11.5.4 as a third party beneficiary.

11.5.5 No Default. Lessee shall not commit any default or breach under any of the Lease Documents.

11.5.6 Restrictions Relating to the Guarantor. Except as may otherwise be expressly provided herein or in any of the other Lease Documents, the Guarantor shall not, without the prior written consent of Lessor, in each instance, which consent may be withheld in the sole and absolute discretion of Lessor, convey, assign, donate, sell, mortgage or pledge any real or personal property or take any other action which would have a materially adverse effect upon the Tangible Net Worth or general financial condition of the Guarantor.
11.5.7  [Intentionally Omitted]

11.5.8 ERISA. Lessee shall not establish or permit any Sublessee to establish any new pension or defined benefit plan or modify any such existing plan for employees subject to ERISA, which plan provides any benefits based on past service without the advance consent of Lessor to the amount of the aggregate past service liability thereby created.

11.5.9 Forgiveness of Indebtedness. Lessee will not waive, or permit any Sublessee or Manager which is an Affiliate to waive any debt or claim, except in the ordinary course of its business.

11.5.10 Value of Assets. Except as disclosed in the financial statements provided to Lessor as of the date hereof, Lessee will not write up (by creating an appraisal surplus or otherwise) the value of any assets of Lessee above their cost to Lessee, less the depreciation regularly allowable thereon.

11.5.11 Changes in Fiscal Year and Accounting Procedures. Lessee shall not, without the prior written consent of Lessor, in each instance, which consent may be withheld in Lessor's reasonable discretion (a) change its fiscal year or capital structure or (b) change, alter, amend or in any manner modify, except in accordance with GAAP, any of its current accounting procedures related to the method of revenue recognition, billing procedures or determinations of doubtful accounts or bad debt expenses nor will Lessee permit any of its Subsidiaries to change its fiscal year or suffer or permit any circumstance to exist in which any Subsidiary is not wholly-owned, directly or indirectly, by Lessee.
Notwithstanding the foregoing, Lessor agrees to consent to any change in Lessee's fiscal year, provided that (i) Lessee shall have requested such consent not less than thirty (30) days prior to the proposed effective date of such change and shall have promptly furnished to Lessor all such financial information as Lessor may have reasonably requested in order to determine the impact of such change on Lessee's financial statements, (ii) no such change shall be permitted if its effect would be to enable Lessee to satisfy any covenant contained in this Agreement which, absent such change, would not have been satisfied and (iii) Lessee shall have entered into any amendment to this Lease which Lessor shall have reasonably requested in order to maintain the intended effect of the covenants contained in this Lease.

11.5.12 Changes in Executive Officers. Lessee shall not suffer or permit to exist any circumstance in which any of the executive officers listed on EXHIBIT J hereto ceases for any reason to serve as an executive officer of Lessee, unless succeeded in such position within thirty (30) days by another individual reasonably satisfactory to Lessor, and this provision will, in turn, become effective as to each such successive executive officer.



ARTICLE 12

INSURANCE AND INDEMNITY

12.1 General Insurance Requirements. During the Term of this Lease and thereafter until Lessee surrenders the Leased Property in the manner required by this Lease, Lessee shall at its sole cost and expense keep the Leased Property, the Tangible Personal Property and Lessor's Personal Property located thereon and the business operations conducted thereon insured as set forth below.

12.1.1 Types and Amounts of Insurance. Lessee's insurance shall include the following:

(a) property loss and physical damage insurance on an all-risk basis (with only such exceptions as Lessor may in its reasonable discretion approve) covering the Leased Property (exclusive of
Land) for its full replacement cost, which cost shall be reset once a year at Lessor's option, with an agreed-amount endorsement and a deductible not in excess of TEN THOUSAND and NO/100 DOLLARS
($10,000.00). Such insurance shall include, without limitation, the following coverages: (i) increased cost of construction, (ii) cost of demolition, (iii) the value of the undamaged portion of the Facility and (iv) contingent liability from the operation of building laws, less exclusions provided in the normal "All Risk" insurance policy. During any period of construction, such insurance shall be on a builder's-risk, completed value, non-reporting form with permission to occupy;

(b) flood insurance (if the Leased Property or any portion thereof is situated in an area which is considered a flood risk area by the U.S. Department of Housing and Urban Development) in limits acceptable to Lessor;

(c) boiler and machinery insurance (including related electrical apparatus and components) under a standard comprehensive form, providing coverage against loss or damage caused by explosion of steam boilers, pressure vessels or similar vessels, now or hereafter installed on the Leased Property, in limits acceptable to Lessor;

(d) earthquake insurance (if deemed necessary by Lessor) in limits and with deductibles acceptable to Lessor;

(e) environmental impairment liability insurance (if available) in limits and with deductibles acceptable to Lessor;
(f) business interruption insurance in an amount equal to the annual Base Rent due hereunder plus the aggregate sum of the Impositions relating to the Leased Property due and payable during one year;

(g) comprehensive general public liability insurance including coverages commonly found in the Broad Form Commercial Liability Endorsements with amounts not less than FIVE MILLION and NO/100 DOLLARS ($5,000,000.00) per occurrence with respect to bodily injury and death and THREE MILLION and NO/100 DOLLARS ($3,000,000.00) for property damage and with all limits based solely upon occurrences at the Leased Property without any other impairment;

(h) professional liability insurance in an amount not less than FIVE MILLION and NO/100 DOLLARS ($5,000,000.00) for each medical incident;

(i) physical damage insurance on an all-risk basis (with only such exceptions as Lessor in its reasonable discretion shall approve) covering Lessee's Tangible Personal Property for the full replacement cost thereof and with a deductible not in excess of one percent (1%) of the full replacement cost thereof;

(j) Workers' Compensation and Employers' Liability Insurance providing protection against all claims arising out of injuries to all employees of Lessee or of any Sublessee (employed on the Leased Property or any portion thereof) in amounts equal for Workers' Compensation, to the statutory benefits payable to employees in the State and for Employers' Liability, to limits of not less than ONE HUNDRED THOUSAND and NO/100 DOLLARS ($100,000.00) for injury by accident, ONE HUNDRED THOUSAND and NO/100 DOLLARS ($100,000.00) per employee for disease and FIVE HUNDRED THOUSAND and NO/100 DOLLARS ($500,000.00) disease policy limit;

(k) subsidence insurance (if deemed necessary by Lessor) in limits acceptable to Lessor;

(l)  contractual liability insurance; and

(m) such other insurance as Lessor from time to time may reasonably require and also, as may from time to time be required by applicable Legal Requirements and/or by any Fee Mortgagee.
12.1.2 Insurance Company Requirements. All such insurance required by this Lease or the other Lease Documents shall be issued and underwritten by insurance companies licensed to do insurance business by, and in good standing under the laws of, the State and which companies have and maintain a rating of A:IX or better by A.M. Best Co. and have been previously approved in writing by Lessor.

12.1.3 Policy Requirements. Every policy of insurance from time to time required under this Lease or any of the other Lease Documents shall name Lessor as owner, loss payee, secured party (to the extent applicable) and additional named insured as its interests may appear. If an insurance policy covers properties other than the Leased Property, then Lessor shall be so named with respect only to the Leased Property. Each such policy, where applicable or appropriate, shall:

(a) include an agreed amount endorsement and loss payee, additional named insured and secured party endorsements, in forms acceptable to Lessor in its sole and absolute discretion;

(b) include mortgagee, secured party, loss payable and additional named insured endorsements reasonably acceptable to each Fee
Mortgagee;

(c) provide that the coverages may not be cancelled, reduced or materially modified in any manner which might adversely affect
Lessor except upon thirty (30) days' prior written notice to Lessor and any Fee Mortgagee;

(d) be payable to Lessor and any Fee Mortgagee notwithstanding any defense or claim that the insurer may have to the payment of the same against any other Person holding any other interest in the Leased Property;

(e) be endorsed with standard noncontributory clauses in favor of and in form reasonably acceptable to Lessor and any Fee Mortgagee;

(f) expressly waive any right of subrogation on the part of the insurer against Lessor, any Fee Mortgagee or the Leasing Group; and

(g)	otherwise be in such forms as shall be reasonably acceptable to Lessor.

12.1.4 Notices; Certificates and Policies. Lessee shall promptly provide to Lessor copies of any and all notices (including notice of non-renewal), claims and demands which Lessee receives from
insurers of the Leased Property. At least ten (10) days prior to the expiration of any insurance policy required hereunder, Lessee shall deliver to Lessor certificates and evidence of insurance relating to all renewals and replacements thereof, together with evidence, satisfactory to Lessor, of payment of the premiums thereon. Lessee shall deliver to Lessor original counterparts or copies certified by the insurance company to be true and complete copies, of all insurance policies required hereunder not later than the earlier to occur of (a) ninety (90) days after the effective date of each such policy and (b) ten (10) days after receipt thereof by Lessee.
12.1.5 Lessor's Right to Place Insurance. If Lessee shall fail to obtain any insurance policy required hereunder by Lessor, or shall fail to deliver the certificate and evidence of insurance relating to any such policy to Lessor, or if any insurance policy required hereunder (or any part thereof) shall expire or be cancelled or become void or voidable by reason of any breach of any condition thereof, or if Lessor determines that such insurance coverage is unsatisfactory by reason of the failure or impairment of the capital of any insurance company which wrote any such policy, upon demand by Lessor, Lessee shall promptly obtain new or additional insurance coverage on the Leased Property, or for those risks required to be insured by the provisions hereof, satisfactory to Lessor, and, at its option, Lessor may obtain such insurance and pay the premium or premiums therefor; in which event, any amount so paid or advanced by Lessor and all costs and expenses incurred in connection therewith (including, without limitation, attorneys' fees and expenses and court costs), shall be a demand obligation of Lessee to Lessor, payable as an Additional Charge.

12.1.6 Payment of Proceeds. All insurance policies required hereunder (except for general public liability, professional liability and workers' compensation and employers liability insurance) shall provide that in the event of loss, injury or damage, subject to the rights of any Fee Mortgagee, all proceeds shall be paid to Lessor alone (rather than jointly to Lessee and Lessor). Lessor is hereby authorized to adjust and compromise any such loss with the consent of Lessee or, following any Lease Default, whether or not cured, without the consent of Lessee, and to collect and receive such proceeds in the name of Lessor and Lessee, and Lessee appoints Lessor (or any agent designated by Lessor) as Lessee's attorney-in-fact with full power of substitution, to endorse Lessee's name upon any check in payment thereof. Subject to the provisions of Article 13, such insurance proceeds shall be applied first toward reimbursement of all costs and expenses of Lessor in collecting said insurance proceeds, then toward payment of the Lease Obligations or any portion thereof, then due and payable, in such order as Lessor determines, and then in whole or in part toward restoration, repair or reconstruction of the Leased Property for which such insurance proceeds shall have been paid.
12.1.7 Irrevocable Power of Attorney. The power of attorney conferred on Lessor pursuant to the provisions of Section 12.1.6, being coupled with an interest, shall be irrevocable for so long as this Lease is in effect or any Lease Obligations are outstanding, shall not be affected by any disability or incapacity which Lessee may suffer and shall survive the same. Such power of attorney is provided solely to protect the interests of Lessor and shall not impose any duty on Lessor to exercise any such power, and neither Lessor nor such attorney-in-fact shall be liable for any act, omission, error in judgment or mistake of law, except as the same may result from its gross negligence or wilful misconduct.

12.1.8 Blanket Policies. Notwithstanding anything to the contrary contained herein, Lessee's obligations to carry the insurance provided for herein may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Lessee and its Affiliates covering all of the Leased Property or covering some or all of the Leased Property and other property owned by Lessee or its Affiliates; provided, however, that the coverage afforded to Lessor shall not be reduced or diminished or otherwise be different from that which would exist under a separate policy for each of the properties comprising the Facility meeting all other requirements of this Lease by reason of the use of such blanket policy of insurance, and provided, further that the requirements of Section 12.1 are otherwise satisfied.

12.1.9 No Separate Insurance. Lessee shall not, on Lessee's own initiative or pursuant to the request or requirement of any other Person, take out separate insurance concurrent in form or contributing in the event of loss with the insurance required hereunder to be furnished by Lessee, or increase the amounts of any
then existing insurance by securing an additional policy or additional policies, unless (a) all parties having an insurable interest in the subject matter of the insurance, including Lessor, are included therein as additional insureds and (b) losses are payable under said insurance in the same manner as losses are required to be payable under this Lease. Lessee shall immediately notify Lessor of the taking out of any such separate insurance or of the increasing of any of the amounts of the then existing insurance by securing an additional insurance policy or policies.

12.1.10 Assignment of Unearned Premiums. Lessee hereby assigns to Lessor all rights of Lessee in and to any unearned premiums allocable to the Leased Property on any insurance policy required hereunder to be furnished by Lessee which may become payable or are refundable after the occurrence of a Lease Default hereunder. In the event that this Lease is terminated for any reason (other than the purchase of the Leased Property by Lessee), the insurance policies required to be maintained pursuant to subsections 12.1.1(a), (b), (c), (d) and (e) hereunder with respect to the Leased Property or any portion of such insurance policies relating to the Leased Premises, including all right, title and interest of Lessee thereunder, shall become the absolute property of Lessor.

12.2  Indemnity.

12.2.1 Indemnification. Except with respect to the gross negligence or wilful misconduct of Lessor or any of the other Indemnified Parties and to any loss of reputation or diminution in stock price suffered by Lessor or any of its Affiliates, as to which no indemnity is provided, Lessee hereby agrees to defend with counsel acceptable to Lessor, indemnify and hold harmless Lessor and each of the other Indemnified Parties from and against all direct and indirect damages, losses, claims, liabilities, obligations, penalties, causes of action, costs and expenses (including, without limitation, attorneys' fees, court costs and other expenses of litigation) suffered by, or claimed or asserted against, Lessor or any of the other Indemnified Parties directly or indirectly, based on, arising out of or resulting from: (a) the use and occupancy of the Leased Property or any business conducted therein, (b) any act, fault, omission to act or misconduct by any member of the Leasing Group or any Affiliate of Lessee or any employee, agent, licensee, business invitee, guest, customer, contractor or sublessee of any of the foregoing parties, (c) any accident, injury or damage whatsoever caused to any Person, including without limitation any claim of malpractice, or to the property of any Person in or about the Leased Property or outside of the Leased Property where such accident, injury or damage
results or is claimed to have resulted from any act, fault, omission to act or misconduct by any member of the Leasing Group or any Affiliate of Lessee or any employee, agent, licensee, contractor or sublessee of any of the foregoing parties, (d) any default or breach of condition under any of the Lease Documents
(other than a default by Lessor in the performance of any of its obligations thereunder), (e) Lessor's relationship with any member of the Leasing Group, (f) Lessor being named, or required to be named, as a co-licensee on any license and/or permit required and/or desirable to operate all or any of the Facilities, (g) Lessee's failure to renew, obtain and/or maintain all licenses and/or permits required by all applicable Legal Requirements to own, manage and operate the Facility, including, without limitation, Lessee's failure to renew and/or obtain all such licenses and/or permits required in connection with the transfer of the Facility to Lessor, (h) any labor, services or materials furnished or to be furnished to Lessee or Guarantor or any of their respective Affiliates in connection with the Leased Property and/or
(i) the enforcement of this indemnity. Any amounts which become payable by Lessee under this Section 12.2.1 shall be a demand obligation of Lessee to Lessor, payable as an Additional Charge.
The indemnity provided for in this Section 12.2 shall survive the expiration or any termination of this Lease.

12.2.2 Indemnified Parties. As used in this Lease the term "Indemnified Parties" shall mean Lessor, any Fee Mortgagee and their respective Affiliates, successors, assigns, employees, servants, agents, attorneys, officers, directors, shareholders, partners and owners.

12.2.3 Limitation on Lessor Liability. Neither Lessor nor any Affiliate of Lessor shall be liable to any member of the Leasing Group or any Affiliate of Lessee, or to any other Person whatsoever for any damage, injury, loss, compensation, or claim (including, but not limited to, any claim for the interruption of or loss to any business conducted on the Leased Property) based on, arising out of or resulting from any cause whatsoever, including, but not limited to, the following:
(a) repairs to the Leased Property; (b) interruption in use of the Leased Property; (c) any accident or damage resulting from the use or operation of the Leased Property or any business conducted thereon; (d) the termination of this Lease by reason of Casualty or
Condemnation; (e) any fire, theft or other casualty or crime; (f) the actions, omissions or misconduct of any other Person; (g) damage to any property; or (h) any damage from the flow or leaking of water, rain or snow. All Tangible Personal Property and the personal property of any other Person on the Leased Property (including, without limitation, Lessor's Personal Property) shall be at the sole risk of Lessee and Lessor shall not in any manner be held responsible therefor. Notwithstanding the foregoing, Lessor shall not be released from liability for any injury, loss, damage or liability suffered directly by Lessee to the extent caused directly by the gross negligence or willful misconduct of Lessor, its servants, employees or agents acting within the scope of their authority on or about the Leased Property or in regards to the Lease; provided, however, that in no event shall Lessor, its servants, employees or agents have any liability based on any loss with respect to or interruption in the operation of any business at the Leased Property or for any indirect or consequential damages.

12.2.4 Risk of Loss. During the Term of this Lease, the risk of loss or of decrease in the enjoyment and beneficial use of the Leased Property in consequence of any damage or destruction thereof by the elements, Casualty, thefts, riots, wars or otherwise, or in consequence of foreclosures, levies or executions of Liens (other than those created by Lessor in accordance with the provisions of
Article 20) is assumed by Lessee and, in the absence of the gross negligence or willful misconduct as set forth in Section 12.2.3, Lessor shall in no event be answerable or accountable therefor (except for the obligation to account for insurance proceeds and Awards to the extent provided for in Articles 13 and 14) nor shall any of the events mentioned in this Section entitle Lessee to any abatement of Rent (except for an abatement, if any, as specifically provided for in Section 3.7).





ARTICLE 13

FIRE AND CASUALTY

13.1  Restoration Following Fire or Other Casualty.

13.1.1 Following Fire or Casualty. In the event of any damage or destruction to the Leased Property by reason of fire or other hazard or casualty (a "Casualty"), Lessee shall give immediate written notice thereof to Lessor and, subject to the terms of this
Article 13, Lessee shall diligently and continuously proceed to perform such repairs, replacement and reconstruction work (referred to herein as the "Work") to restore the Leased Property to the condition it was in immediately prior to such damage or destruction and to a condition adequate to operate the Facility for the Primary Intended Use and, to the extent applicable, the Other Permitted Uses and in compliance with Legal Requirements. All Work shall be performed and completed in accordance with all Legal Requirements and the other requirements of this Lease within one hundred and twenty (120) days following the occurrence of the damage or destruction plus a reasonable time to compensate for Unavoidable Delays (including for the purposes of this Section, delays in obtaining Permits and in adjusting insurance losses), but in no event beyond three hundred sixty-five (365) days following the occurrence of the Casualty.

13.1.2 Procedures. In the event that any Casualty results in non-structural damage to the Leased Property in excess of FIFTY THOUSAND and NO/100 DOLLARS ($50,000.00) or in any structural damage to the Leased Property, regardless of the extent of such structural damage, prior to commencing the Work, Lessee shall comply with the following requirements:

(a) Lessee shall furnish to Lessor complete plans and specifications for the Work (collectively, the "Plans and Specifications"), for Lessor's approval, in each instance, which approval shall not be unreasonably withheld. The Plans and Specifications shall bear the signed approval thereof by an architect, licensed to do business in the State, satisfactory to Lessor and shall be accompanied by a written estimate from the architect, bearing the architect's seal, of the entire cost of completing the Work, and to the extent feasible, the Plans and Specifications shall provide for Work of such nature, quality and extent, that, upon the completion thereof, the Leased Property shall be at least equal in value and general utility to its value and general utility prior to the Casualty and shall be adequate to operate the Leased Property for the Primary Intended Use and, to the extent applicable, the Other Permitted Uses;
(b) Lessee shall furnish to Lessor certified or photostatic copies of all Permits and Contracts required by all applicable Legal Requirements in connection with the commencement and conduct of the Work;

(c) Lessee shall furnish to Lessor a cash deposit or a payment and performance bond sufficient to pay for completion of and payment for the Work in an amount not less than the architect's estimate of the entire cost of completing the Work, less the amount of property insurance proceeds, if any, then held by Lessor and which Lessor shall be required to apply toward restoration of the Leased Property as provided in Section 13.2;

(d) Lessee shall furnish to Lessor such insurance with respect to the Work (in addition to the insurance required under Section 12.1 hereof) in such amounts and in such forms as is reasonably required by Lessee; and

(e) Lessee shall not commence any of the Work until Lessee shall have complied with the requirements set forth in clauses (a) through (d) immediately above, as applicable, and thereafter Lessee shall perform the Work diligently, in a good and workmanlike fashion and in good faith in accordance with (i) the Plans and Specifications referred to clause (a) immediately above, (ii) the Permits and Contracts referred to in clause (b) immediately above and (iii) all applicable Legal Requirements and other requirements of this Lease.

13.1.3 Disbursement of Insurance Proceeds Less Than $50,000.00. In the event of any Casualty which, in the aggregate, does not exceed $50,000.00 (determined by Lessor in its reasonable discretion), all proceeds relating thereto shall be paid to Lessee in a lump sum to defray the cost of the repair or restoration needed to respond to such loss or damage, provided that (a) there does not exist an Event of Default under this Lease and (b) Lessee has received no notice regarding an event or state of facts which, with the passage of time and/or the giving of notice, would constitute an Event of Default if not cured by Lessee, and Lessee has not yet effected such cure.

13.1.4  Disbursement of Insurance Proceeds $50,000.00 or More.
With respect to any Casualty equal to or in excess of $50,000.00, if Lessor is required to apply any property insurance proceeds toward repair or restoration of the Leased Property as provided in
Section 13.2, then as long as the Work is being diligently and continuously performed by Lessee in accordance with the terms and conditions of this Lease, Lessor shall disburse such insurance proceeds from time to time during the course of the Work in accordance with and subject to satisfaction of the following provisions and conditions. Lessor shall not be required to make disbursements more often than at thirty (30) day intervals. Lessee shall submit a written request for each disbursement at least ten
(10) Business Days in advance and shall comply with the following requirements in connection with each disbursement:
(a) Prior to the commencement of any Work, Lessee shall have received Lessor's written approval of the Plans and Specifications (which approval shall not be unreasonably withheld) and the Work shall be supervised by an experienced construction manager with the consultation of an architect or engineer qualified and licensed to do business in the State.

(b) Each request for payment shall be accompanied by (x) a certificate of the architect or engineer, bearing the architect's or engineer's seal, and (y) a certificate of the general contractor, qualified and licensed to do business in the State, that is performing the Work (collectively, the "Work
Certificates"), each dated not more than ten (10) days prior to the application for withdrawal of funds, and each stating:

(i) that all of the Work performed as of the date of the certificates has been completed in compliance with the approved
Plans and Specifications, applicable Contract and all applicable
Legal Requirements;

(ii) that the sum then requested to be withdrawn has been paid by Lessee or is justly due to contractors, subcontractors, materialmen, engineers, architects or other Persons, whose names and addresses shall be stated therein, who have rendered or furnished certain services or materials for the Work, and the certificate shall also include a brief description of such services and materials and the principal subdivisions or categories thereof and the respective amounts so paid or due to each of said Persons in respect thereof and stating the progress of the Work up to the date of said certificate;

(iii) that the sum then requested to be withdrawn, plus all sums previously withdrawn, does not exceed the cost of the Work insofar as actually accomplished up to the date of such certificate;

(iv) that the remainder of the funds held by Lessor will be sufficient to pay for the full completion of the Work in accordance with the Plans and Specifications;

(v) that no part of the cost of the services and materials described in the applicable Work Certificate has been or is being made the basis of the withdrawal of any funds in any previous or then pending application; and
(vi) that, except for the amounts, if any, specified in the applicable Work Certificate to be due for services and materials, there is no outstanding indebtedness known, after due inquiry, which is then due and payable for work, labor, services or materials in connection with the Work which, if unpaid, might become the basis of a vendor's, mechanic's, laborer's or materialman's statutory or other similar Lien upon the Leased Property.

(c) Lessee shall deliver to Lessor satisfactory evidence that the Leased Property and all materials and all property described in the Work Certificates are free and clear of Liens, except (i) Liens, if any, securing indebtedness due to Persons (whose names and addresses and the several amounts due them shall be stated therein) specified in an applicable Work Certificate, which Liens shall be discharged upon disbursement of the funds then being requested,
(ii) any Fee Mortgage, (iii) the Permitted Encumbrances and (iv) as otherwise provided pursuant to the provisions of Article 15 provided however Lessor may withhold any such property insurance proceeds which are the subject of any contest involving the general contractor or any subcontractor. Lessor shall accept as satisfactory evidence of the foregoing lien waivers in customary form from the general contractor and all subcontractors performing the Work, together with an endorsement of its title insurance policy (relating to the Leased Property) in form acceptable to Lessor, dated as of the date of the making of the disbursement, confirming the foregoing.

(d) If the Work involves alteration or restoration of the exterior of any Leased Improvement, Lessee shall deliver to Lessor, upon the request of Lessor, an "as-built" survey of the Leased Property dated as of a date within ten (10) days prior to the making of the first and final advances (or revised to a date within ten (10) days prior to each such advance) showing no encroachments other than such encroachments, if any, by the Leased Improvements upon or over the Permitted Encumbrances as are in existence as of the date hereof.

(e) Lessee shall deliver to Lessor (i) an opinion of counsel or licensed architect or engineer (satisfactory to Lessor both as to counsel, architect or engineer and as to the form of opinion) prior to the first advance opining that all necessary Permits for the repair, replacement and/or restoration of the Work have been obtained and that the Work, if performed in accordance, in all material respects, with the approved Plans and Specifications and such Permits, shall comply with all applicable Legal Requirements and (ii) an architect's certificate (satisfactory to Lessor both as
to the architect and as to the form of the certificate) prior to the final advance, certifying that the Work was performed in accordance, in all material respects, with the approved Plans and Specifications and complies with all applicable Legal Requirements, including, without limitation, all Permits referenced in the foregoing clause (i).

(f) There shall be no Lease Default or any state of facts or circumstance existing which, with the giving of notice and/or the passage of time, would constitute any Lease Default.

Lessor, at its option, may waive any of the foregoing requirements in whole or in part in any instance. Upon compliance by Lessee with the foregoing requirements (except for such requirements, if any, as Lessor may have expressly elected to waive), and to the extent of (x) the insurance proceeds, if any, which Lessor may be required to apply to restoration of the Leased Property pursuant to the provisions of this Lease and (y) all other cash deposits made by Lessee, Lessor shall make available for payment to the Persons named in the Work Certificate(s) the respective amounts stated in said Certificate(s) to be due, subject to a retention of ten percent (10%) as to all hard costs of the Work (the "Retainage"). It is understood that the Retainage is intended to provide a contingency fund to assure Lessor that the Work shall be fully completed in accordance with the Plans and Specifications and the requirements of Lessor. Upon the full and final completion of all of the Work in accordance with the provisions hereof, the Retainage shall be made available for payment to those Persons entitled thereto.

Upon completion of the Work, and as a condition precedent to making any further advance, in addition to the requirements set forth above, Lessee shall promptly deliver to Lessor:

(i) written certificates of the architect or engineer, bearing the architect's or engineer's seal, and the general contractor, certifying that the Work has been fully completed in a good and workmanlike manner in material compliance with the Plans and Specifications and all Legal Requirements;

(ii) an endorsement of its title insurance policy (relating to the Leased Property) in form reasonably acceptable to Lessor insuring the Leased Property against all mechanic's and materialman's liens accompanied by the final lien waivers from the general contractor and all subcontractors except as otherwise provided pursuant to the provisions of Article 15 provided however Lessor may withhold any such property insurance proceeds which are the subject of any contest involving the general or any subcontractor;
(iii) a certificate by Lessee in form and substance reasonably satisfactory to Lessor, listing all costs and expenses in connection with the completion of the Work and the amount paid by Lessee with respect to the Work; and
(iv) a temporary certificate of occupancy (if obtainable) and all other applicable Permits and Contracts issued by or entered into with any Governmental Authority with respect to the Leased Property and the Primary Intended Use and, to the extent applicable, the Other Permitted Uses and by the appropriate Board of Fire Underwriters or other similar bodies acting in and for the locality in which the Leased Property is situated; provided, that within thirty (30) days after completion of the Work, Lessee shall obtain and deliver to Lessor a permanent certificate of occupancy for the Leased Property.

Upon completion of the Work and delivery of the documents required pursuant to the provisions of this Section 13.1, Lessor shall pay the Retainage to Lessee or to those Persons entitled thereto and if there shall be insurance proceeds or cash deposits, other than the Retainage, held by Lessor in excess of the amounts disbursed pursuant to the foregoing provisions, then provided that no Lease Default has occurred and is continuing, nor any state of facts or circumstances has occurred which, with the giving of notice and/or the passage of time could constitute a Lease Default, Lessor shall pay over such proceeds or cash deposits to Lessee.

No inspections or any approvals of the Work during or after construction shall constitute a warranty or representation by Lessor, or any of its agents or Consultants, as to the technical sufficiency, adequacy or safety of any structure or any of its component parts, including, without limitation, any fixtures, equipment or furnishings, or as to the subsoil conditions or any other physical condition or feature pertaining to the Leased Property. All acts, including any failure to act, relating to Lessor are performed solely for the benefit of Lessor to assure the payment and performance of the Lease Obligations and are not for the benefit of Lessee or the benefit of any other Person.

13.2  Disposition of Insurance Proceeds.

13.2.1 Proceeds To Be Released to Pay For Work. In the event of any Casualty, except as provided for in Section 13.2.2, Lessor shall release proceeds of property insurance held by it to pay for the Work in accordance with the provisions and procedures set forth in this Article 13, only if:

(a) all of the terms, conditions and provisions of Sections 13.1 and 13.2.1 are satisfied;
(b) there does not then exist any Lease Default or any state of facts or circumstance which, with the giving of notice and/or the passage of time, would constitute such a Lease Default;


(c) Lessee demonstrates to Lessor's satisfaction that Lessee has the financial ability to satisfy the Lease Obligations during such repair or restoration; and

(d) no Sublease material to the operation of the Facility immediately prior to such damage or taking shall have been cancelled or terminated, nor contain any still exercisable right to cancel or terminate, due to such Casualty if and to the extent that the income from such Sublease is necessary in order to avoid the violation of any of the financial covenants set forth in this Lease or otherwise to avoid the creation of a Lease Default.

13.2.2 Proceeds Not To Be Released. If, as the result of any Casualty, the Leased Property or the Facility is damaged to the extent it is rendered Unsuitable For Its Primary Intended Use and if either: (a) Lessee, after exercise of diligent efforts, cannot within a reasonable time (not in excess of ninety (90) days) obtain all necessary Permits in order to be able to perform all required Work and to again operate such Facility for its Primary Intended Use and, to the extent applicable, the Other Permitted Uses within two hundred and seventy (270) days from the occurrence of the damage or destruction in substantially the manner as immediately prior to such damage or destruction or (b) such Casualty occurs during the last twenty-four (24) months of the Term and would reasonably require more than nine (9) months to obtain all Permits and complete the Work, then Lessee may either (i) acquire the Leased Property from Lessor for a purchase price equal to the greater of (x) the Meditrust Investment or (y) the Fair Market Value of the Leased Property minus the Fair Market Added Value, with the Fair Market Value and the Fair Market Added Value to be determined as of the day immediately prior to such Casualty and prior to any other Casualty which has not been fully repaired, restored or replaced, in which event, Lessee shall be entitled upon payment of the full purchase price to receive all property insurance proceeds (less any costs and expenses incurred by Lessor in collecting the same), or (ii) terminate this Lease, in which event (subject to the provisions of the last sentence of this Section 13.2.2) Lessor shall be entitled to receive and retain the insurance proceeds; provided, however, that Lessee shall only have such right of termination effective upon payment to Lessor of all Rent and other sums due under this Lease and the other Lease Documents through the date of termination plus an amount, which
when added to the sum of (1) the Fair Market Value of the Leased Property as affected by all unrepaired or unrestored damage due to any Casualty (and giving due regard for delays, costs and expenses incident to completing all repair or restoration required to fully repair or restore the same) plus (2) the amount of insurance proceeds actually received by Lessor (net of costs and expenses incurred by Lessor in collecting the same) equals (3) the greater of the Meditrust Investment or the Fair Market Value of the Leased Property minus the Fair Market Added Value, with the Fair Market Value and the Fair Market Added Value to be determined as of the day immediately prior to such Casualty and prior to any other Casualty which has not been fully repaired. Any acquisition of the Leased Property pursuant to the terms of this Section 13.2.2 shall be consummated in accordance with the provisions of Article 18, mutatis, mutandis. If such termination becomes effective, Lessor shall assign to Lessee any outstanding insurance claims.

13.2.3 Lessee Responsible for Short-Fall. If the cost of the Work exceeds the amount of proceeds received by Lessor from the property insurance required under Article 12 (net of costs and expenses incurred by Lessor in collecting the same), Lessee shall be obligated to contribute any excess amount needed to repair or restore the Leased Property and pay for the Work. Such amount shall be paid by Lessee to Lessor together with any other property insurance proceeds for application to the cost of the Work.

13.3 Tangible Personal Property. All insurance proceeds payable by reason of any loss of or damage to any of the Tangible Personal Property shall be paid to Lessor as secured party, subject to the rights of the holders of any Permitted Prior Security Interests, and, thereafter, provided that no Lease Default, nor any fact or circumstance which with the giving of notice and/or the passage of time could constitute a Lease Default, has occurred and is continuing, Lessor shall pay such insurance proceeds to Lessee to reimburse Lessee for the cost of repairing or replacing the damaged Tangible Personal Property, subject to the terms and conditions set forth in the other provisions of this Article 13, mutatis mutandis.

13.4 Restoration of Certain Improvements and the Tangible Personal Property. If Lessee is required or elects to restore the Leased Property, Lessee shall either (a) restore (i) all alterations and improvements made by Lessee, (ii) the Tangible Personal Property and (iii) Lessor's Personal Property or (b) replace such alterations and improvements, the Tangible Personal Property and Lessor's Personal Property with improvements or items of the same or better quality and utility in the operation of the Leased Property.
13.5 No Abatement of Rent. In no event shall any Rent abate as a result of any Casualty.

13.6 Termination of Certain Rights. Any termination of this Lease pursuant to this Article 13 shall cause any right of Lessee to extend the Term of this Lease, and any right of Lessee to purchase the Leased Property contained in this Lease to be terminated and to be without further force or effect.

13.7 Waiver. Lessee hereby waives any statutory rights of termination which may arise by reason of any damage or destruction to the Leased Property due to any Casualty which Lessee is obligated to restore or may restore under any of the provisions of this Lease.

13.8 Application of Business Interruption Insurance. All proceeds of business interruption insurance (collectively, "Rent Insurance
Proceeds") shall be paid to Lessor and dealt with as follows:

(a) if the Work has been promptly and diligently commenced by Lessee and is in the process of being completed in accordance with this Lease and no fact or condition exists which constitutes, or which with the giving of notice and/or the passage of time would constitute, a Lease Default, Lessor shall each month pay to Lessee out of the Rent Insurance Proceeds a sum equal to that amount, if any, of the Rent Insurance Proceeds paid by the insurer which is allocable to the rental loss and/or business interruption for the preceding month minus an amount equal to the sum of the Rent due hereunder for such month plus any Impositions relating to the Leased Property then due and payable;

(b) if the Work has not been promptly and diligently commenced by Lessee or is not in the process of being completed in accordance with this Lease, such proceeds shall be applied to any Rent then due, and, to the extent sufficient therefor, an amount equal to Base Rent, Impositions and insurance premiums payable for the next twelve (12) months, as reasonably projected by Lessor, shall be held by Lessor as security for the Lease Obligations and applied to the payment of Rent as it becomes due; and

(c) if such Rent Insurance Proceeds received by Lessor (net of costs and expenses incurred by Lessor in collecting the same) exceed the amounts required under clauses (a) and (b) above, the excess shall be paid to Lessee, provided no fact or circumstance exists which constitutes, or with notice, or passage of time, or both, would constitute, a Lease Default.
Notwithstanding the foregoing, Lessor may at its option use or release such insurance proceeds to pay for the Work and, if a Lease Default exists, Lessor may apply all such insurance proceeds towards the Lease Obligations or hold such proceeds as security therefor.

13.9 Obligation To Account. Upon Lessee's written request, which may not be made not more than once in any three (3) month period, Lessor shall provide Lessee with a written accounting of the application of all insurance proceeds received by Lessor.


ARTICLE 14

CONDEMNATION

14.1 Parties' Rights and Obligations. If during the Term there is any Taking of all or any part of the Leased Property or any interest in this Lease, the rights and obligations of the parties shall be determined by this Article 14.

14.2 Total Taking. If there is a permanent Taking of all or substantially all of the Leased Property, this Lease shall terminate on the Date of Taking.

14.3 Partial or Temporary Taking. If there is a Permanent Taking of a portion of the Leased Property (but not substantially all of the Leased Property or the Facility as provided above in Section 14.2), Or if there is a temporary Taking of all or a portion of the Leased Property, this Lease shall remain in effect so long as the Facility is not thereby rendered permanently
Unsuitable For Its Primary Intended Use or temporarily Unsuitable
For Its Primary Intended Use for a period not likely to, or which does not, exceed two hundred and seventy (270) days. If, however, the Facility is thereby so rendered permanently or temporarily Unsuitable For Its Primary Intended Use:

(a) Lessee shall have the right to restore any the Facility, at its own expense (subject to the right under certain circumstances as provided for in Section 14.5 to receive the net proceeds of an Award for reimbursement), to the extent possible, to substantially the same condition as existed immediately before the partial or temporary Taking or (b) Lessee shall have the right to acquire the entire Leased Property from Lessor (i) upon payment of all Rent due through the date that the purchase price is paid, for a purchase price equal to the greater of (x) the Meditrust Investment or (y) the Fair Market Value of the Leased Property minus the Fair Market Added Value, with the Fair Market Value of the Leased Property and
the Fair Market Added Value to be determined as of the day immediately prior to such partial or temporary Taking and (ii) in accordance with the applicable terms and conditions set forth in
Article 18; in which event, this Lease shall terminate upon payment of such purchase price and the consummation of such acquisition. Notwithstanding the foregoing, Lessor may overrule Lessee's election under clause (a) or (b) and instead either (1) terminate this Lease as of the date when Lessee is required to surrender possession of the portion of the Leased Property so taken or (2) compel Lessee to keep the Lease in full force and effect and to restore the Leased Property as provided in clause (a) above, but only if the Facility may be operated for at least eighty percent (80%) of the licensed unit capacity of such Facility in effect prior to the Taking. Lessee shall exercise its election under this
Section 14.3 by giving Lessor notice thereof ("Lessee's Election Notice") within sixty (60) days after Lessee receives notice of the Taking. Lessor shall exercise its option to overrule Lessee's election under this Section 14.3 by giving Lessee notice of Lessor's exercise of its rights under Section 14.3 within thirty
(30) days after Lessor receives Lessee's Election Notice. If, as the result of any such partial or temporary Taking, this Lease is not terminated as provided above, Lessee shall be entitled to abatement of Rent, but only to the extent, if any, provided for in
Section 3.7, effective as of the date upon which the Facility or portion thereof is rendered Unsuitable For Its Primary Intended Use.

14.4 Restoration. If there is a partial or temporary Taking of the Leased Property and this Lease remains in full force and effect pursuant to Section 14.3, Lessee shall accomplish all necessary restoration and Lessor shall release the net proceeds of such Award to reimburse Lessee for the actual reasonable costs and expenses thereof, subject to all of the conditions and provisions set forth in Article 13 relating to insurance proceeds as though the Taking was a Casualty and the Award was insurance proceeds. If the cost of the restoration exceeds the amount of the Award (net of costs and expenses incurred in obtaining the Award), Lessee shall be obligated to contribute any excess amount needed to restore the Facility or pay for such costs and expenses.

14.5 Award Distribution. In the event Lessee completes the purchase of the Leased Property, as described in Section 14.3, the entire Award shall, upon payment of the purchase price and all Rent and other sums due under this Lease and the other Lease Documents, belong to Lessee and Lessor agrees to assign to Lessee all of Lessor's rights thereto. In any other event, the entire Award shall belong to and be paid to Lessor.
14.6 Control of Proceedings. Subject to the rights of any Fee Mortgagee, unless and until Lessee completes the purchase of the Leased Property as provided in Section 14.3, all proceedings involving any Taking and the prosecution of claims arising out of any Taking against the Condemnor shall be conducted, prosecuted and settled by Lessor; provided, however, that Lessor shall keep Lessee apprised of the progress of all such proceedings and shall solicit Lessee's advice with respect thereto and shall give due consideration to any such advice. In addition, Lessee shall reimburse Lessor (as an Additional Charge) for all costs and expenses, including reasonable attorneys' fees, appraisal fees, fees of expert witnesses and costs of litigation or dispute resolution, in relation to any Taking, whether or not this Lease is terminated; provided, however, if this Lease is terminated as a result of a Taking, Lessee's obligation to so reimburse Lessor shall be diminished by the amount of the Award, if any, received by Lessor which is in excess of the Meditrust Investment.


ARTICLE 15

PERMITTED CONTESTS

15.1 Lessee's Right to Contest. To the extent of the express references made to this Article 15 in other Sections of this Lease, Lessee, any Sublessee or any Manager on their own or on Lessor's behalf (or in Lessor's name), but at their sole cost and expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence (until the resolution thereof), the amount, validity or application, in whole or in part, of any Imposition, Legal Requirement, the decision of any Governmental Authority related to the operation of the Leased Property for its Primary Intended Use and, to the extent applicable, any of the Other Permitted Uses or any Lien or claim relating to the Leased Property not otherwise permitted by this Agreement; provided, that
(a) prior written notice of such contest is given to Lessor, (b) in the case of an unpaid Imposition, Lien or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from Lessor and compliance by Lessee, any Sublessee and/or any Manager with the contested Legal Requirement or other matter may be legally delayed pending the prosecution of any such proceeding without the occurrence or creation of any Lien, charge or liability of any kind against the Leased Property, (c) neither the Leased Property nor any Rent therefrom nor any part thereof or interest therein would be in any immediate danger of being sold, forfeited, attached or lost, (d) in the case of a Legal Requirement or decision of Governmental Authority, Lessor would not be in any
immediate danger of civil or criminal liability for failure to comply therewith pending the outcome of such proceedings, (e) in the event that any such contest shall involve a sum of money or potential loss in excess of TEN THOUSAND and NO/100 DOLLARS ($10,000.00), Lessee shall deliver to Lessor an Officer's Certificate and opinion of counsel, if Lessor deems the delivery of an opinion to be appropriate, certifying or opining, as the case may be, as to the validity of the statements set forth in clauses
(b), (c) and (d), to the extent applicable, (f) Lessee shall give such cash security as may be demanded in good faith by Lessor to insure ultimate payment of any fine, penalty, interest or cost and to prevent any sale or forfeiture of the affected portion of the Leased Property by reason of such non-payment or non-compliance,
(g) if such contest is finally resolved against Lessor, Lessee, any Sublessee and/or any Manager, Lessee shall promptly pay, as Additional Charges due hereunder, the amount required to be paid, together with all interest and penalties accrued thereon and/or comply (and cause any Sublessee and any Manager to comply) with the applicable Legal Requirement or decision, and (h) no fact or condition exists which constitutes, or with the passage of time and/or the giving of notice, could constitute a Lease Default; provided, however, the provisions of this Article 15 shall not be construed to permit Lessee to contest the payment of Rent or any other sums payable by Lessee to Lessor under any of the Lease Documents.

15.2 Lessor's Cooperation. Lessor, at Lessee's sole cost and expense, shall execute and deliver to Lessee such authorizations and other documents as may reasonably be required in any such contest, so long as the same does not expose Lessor to any civil or criminal liability, and, if reasonably requested by Lessee or if Lessor so desires, Lessor shall join as a party therein.

15.3 Lessee's Indemnity. Lessee, as more particularly provided for in Section 12.2, shall indemnify, defend (with counsel acceptable to Lessor) and save Lessor harmless against any liability, cost or expense of any kind, including, without limitation, attorneys' fees and expenses that may be imposed upon Lessor in connection with any such contest and any loss resulting therefrom and in the enforcement of this indemnification.

ARTICLE 16

DEFAULT

16.1 Events of Default. Each of the following shall constitute an "Event of Default" or "Lease Default" hereunder and shall entitle
Lessor to exercise its remedies hereunder and under any of the other Lease Documents:

(a) any failure of Lessee to pay any amount due hereunder or under any of the other Lease Documents within ten (10) days following the date when such payment was due;

(b) any failure in the observance or performance of any other covenant, term, condition or warranty provided in this Lease or any of the other Lease Documents, other than the payment of any monetary obligation and other than as specified in subsections (c) through (u) below (a "Failure to Perform"), continuing for thirty
(30) days after the giving of notice by Lessor to Lessee specifying the nature of the Failure to Perform; except as to matters not susceptible to cure within thirty (30) days, provided that with respect to such matters, (i) Lessee commences the cure thereof within thirty (30) days after the giving of such notice by Lessor to Lessee, (ii) Lessee continuously prosecutes such cure to completion, (iii) such cure is completed within ninety (90) days after the giving of such notice by Lessor to Lessee and (iv) such Failure to Perform does not impair the value of, or Lessor's rights with respect to, the Leased Property or otherwise impair the Collateral or Lessor's security interest therein;

(c) the occurrence of any default or breach of condition continuing beyond the expiration of the applicable notice and grace periods, if any, under any of the other Lease Documents, including, without limitation, the Agreement Regarding Related Transactions, provided, however, that if the cure period specified in any of the other Lease Documents is different than that provided herein, the grace period provided herein shall control, or if no grace period is provided herein, then no such grace period shall be afforded;

(d) if any representation, warranty or statement contained herein or in any of the other Lease Documents proves to be untrue in any material respect as of the date when made or at any time during the Term if such representation or warranty is a continuing representation or warranty pursuant to Section 10.2;

(e) if any member of the Leasing Group shall (i) voluntarily be adjudicated a bankrupt or insolvent; (ii) seek or consent to the appointment of a receiver or trustee for itself or for the Leased Property; (iii) file a petition seeking relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction; (iv) make a general assignment for the benefit of creditors; (v) make or offer a composition of its debts with its creditors or (vi) be unable to pay its debts as such debts mature;
(f) if any court shall enter an order, judgment or decree appointing, without the consent of any member of the Leasing Group, a receiver or trustee for such member or for any of its property and such order, judgment or decree shall remain in force, undischarged or unstayed, sixty (60) days after it is entered;

(g) if a petition is filed against any member of the Leasing Group which seeks relief under the bankruptcy or other similar laws of the United States, any state or any other jurisdiction, and such petition is not dismissed within sixty (60) days after it is filed;

(h) in the event that, without the prior written consent of Lessor, in each instance, which consent may be withheld by Lessor in its sole and absolute discretion: (i) there shall be a change in the Person or Persons presently holding management or ownership control of any member of the Leasing Group (other than changes in stock ownership of, or the individuals managing, Guarantor), whether by operation of law or otherwise; (ii) all or any portion of the interest of any partner or member of any member of the Leasing Group (other than changes in the stock ownership of Guarantor) shall be, on any one or more occasions, directly or indirectly, sold, assigned, hypothecated or otherwise transferred (whether by operation of law or otherwise), if such member of the Leasing Group shall be a partnership, joint venture, syndicate or other group; (iii) more than twenty-five percent (25%), in the aggregate, of the shares of the issued and outstanding capital stock of any member of the Leasing Group (other than changes of stock ownership of Guarantor) shall be, on any one or more occasions, directly or indirectly, sold, assigned, hypothecated or otherwise transferred (whether by operation of law or otherwise), if such member of the Leasing Group shall be a corporation; or (iv) all or any portion of the beneficial interest in any member of the Leasing Group shall be, directly or indirectly, sold or otherwise transferred (whether by operation of law or otherwise), if such member of the Leasing Group shall be a trust;

(i) the death, incapacity, liquidation, dissolution or termination of existence of any member of the Leasing Group or the merger or consolidation of any member of the Leasing Group with any other
Person;

(j) except as otherwise permitted pursuant to Section 11.5.1 and/or Article 15 (as this Article relates only to involuntary Liens) hereof, if, without the prior written consent of Lessor, in each instance, which consent may be withheld by Lessor in its sole and absolute discretion, Lessee's or any Sublessee's interest in the Leased Property shall be, directly or indirectly, mortgaged, encumbered (by any voluntary or involuntary Lien other than the Permitted Encumbrances), subleased, sold, assigned, hypothecated or otherwise transferred (whether by operation of law or otherwise);
(k) except as otherwise permitted pursuant to Article 15, the occurrence of a default or breach of condition continuing beyond the expiration of the applicable notice and grace periods, if any, in connection with the payment or performance of any other material obligation of Lessee or any Sublessee, whether or not the applicable creditor or obligee elects to declare the obligations of Lessee or the applicable Sublessee under the applicable agreement due and payable or to exercise any other right or remedy available to such creditor or obligee, if such creditor's or obligee's rights and remedies may involve or result in (i) the taking of possession of the Leased Property or (ii) the assertion of any other right or remedy that, in Lessor's reasonable opinion, may impair Lessee's ability punctually to perform all of its obligations under this Lease and the other Lease Documents, may impair such Sublessee's ability punctually to perform all of its obligations under its Sublease or may materially impair Lessor's security for the Lease Obligations; provided, however, that in any event, the election by the applicable creditor or obligee to declare the obligations of Lessee or such Sublessee under the applicable agreement due and payable or to exercise any other right or remedy available to such creditor or obligee shall be a Lease Default hereunder only if such obligations, individually or in the aggregate, are in excess of ONE HUNDRED THOUSAND and NO/100 DOLLARS ($100,000.00);

(l) the occurrence of a Related Party Default, including, without limitation, the occurrence of a default or breach of condition continuing beyond the expiration of any applicable notice and grace periods, if any, under the terms of any of the lease documents or any of the construction loan documents executed in connection with the sale/leaseback transactions aggregating approximately $7,510,000 by and among members of the Leasing Group and the Meditrust Entities;

(m) the occurrence of any default or breach of condition continuing beyond the expiration of the applicable notice and grace periods, if any, under any credit agreement, loan agreement or other agreement establishing a major line of credit (or any documents executed in connection with such lines of credit) on behalf of any member of the Leasing Group whether or not the applicable creditor has elected to declare the indebtedness due and payable under such line of credit or to exercise any other right or remedy available to it. For the purposes of this provision, (1) a major line of credit shall mean and include any line of credit established in an amount equal to or greater than FIVE HUNDRED THOUSAND and NO/100 DOLLARS ($500,000.00) and (2) any such major line of credit of Guarantor shall relate primarily to the Leased Property;
(n) except as a result of Casualty or a partial or complete Condemnation, if Lessee or any Sublessee ceases operation of the Facility for a period in excess of thirty (30) days (a "Failure to Operate");

(o) if one or more judgments against Lessee or any Sublessee or attachments against Lessee's interest or any Sublessee's interest in the Leased Property, which in the aggregate exceed ONE HUNDRED THOUSAND and NO/100 DOLLARS ($100,000.00) or which may materially and adversely interfere with the operation of the Facility, remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty (30) days;

(p) if any malpractice award or judgment exceeding any applicable professional liability insurance coverage by more than FIVE HUNDRED THOUSAND and NO/100 DOLLARS ($500,000.00) shall be rendered against any member of the Leasing Group and either (i) enforcement proceedings shall have been commenced by any creditor upon such award or judgment or (ii) such award or judgment shall continue unsatisfied and in effect for a period of ten (10) consecutive days without an insurance company satisfactory to Lessor (in its sole and absolute discretion) having agreed to fund such award or judgment in a manner satisfactory to Lessor (in its sole and absolute discretion) and in either case such award or judgment shall, in the reasonable opinion of Lessor, have a material adverse affect on the ability of Lessee or any Sublessee to operate the Facility;

(q) if any Provider Agreement material to the operation or financial condition of any member of the Leasing Group shall be terminated prior to the expiration of the term thereof or, without the prior written consent of Lessor, in each instance, which consent may be withheld in Lessor's reasonable discretion, shall not be renewed or extended upon the expiration of the stated term thereof;

(r) if, after Lessee or any Sublessee has obtained approval for Medicare and/or Medicaid funding, a final unappealable determination is made by the applicable Governmental Authority that Lessee or any Sublessee shall have failed to comply with applicable Medicare and/or Medicaid regulations in the operation of the Facility, as a result of which failure Lessee or such Sublessee is declared ineligible to receive reimbursements under the Medicare and/or Medicaid programs and such reimbursements are material to the operation or financial condition of any member of the Leasing Group;
(s) if Lessee or any Sublessee receives notice of a final unappealable determination by applicable Governmental Authorities of the revocation of any Permit required for the lawful construction or operation of the Facility in accordance with the Primary Intended Use and, to the extent applicable, any of the Other Permitted Uses or the loss of any Permit under any other circumstances under which Lessee or such Sublessee is required to cease the construction or operation of the Facility in accordance with the Primary Intended Use;

(t)  any failure to maintain the insurance required pursuant to
Section 12 of this Lease in force and effect at all times until the Lease Obligations are fully paid and performed; or

(u) the entry of a final unappealable order by a court with jurisdiction over the Leased Property to close the Facility, to transfer one or more residents from the Facility as a result of an allegation of abuse or neglect or to take any action to eliminate an emergency situation then existing at the Facility.

16.1  Remedies.

(a) If any Lease Default shall have occurred, Lessor may at its option terminate this Lease by giving Lessee not less than ten (10) days' notice of such termination, or exercise any one or more of its rights and remedies under this Lease, or the other Lease Documents, or as available at law or in equity and upon the expiration of the time fixed in such notice, the Term shall terminate (but only if Lessor shall have specifically elected by a written notice to so terminate the Lease) and all rights of Lessee under this Lease shall cease. Notwithstanding the foregoing, in the event of Lessee's failure to pay Rent, if such Rent remains unpaid beyond ten (10) days from the due date thereof, Lessor shall not be obligated to give ten (10) days notice of such termination or exercise of any of its other rights and remedies under this Lease, or the other Lease Documents, or otherwise available at law or in equity, and Lessor shall be at liberty to pursue any one or more of such rights or remedies without further notice. No taking of possession of the Leased Property by or on behalf of Lessor, and no other act done by or on behalf of Lessor, shall constitute an acceptance of surrender of the Leased Property by Lessee or reduce Lessee's obligations under this Lease or the other Lease Documents, unless otherwise expressly agreed to in a written document signed by an authorized officer or agent of Lessor.

(b) To the extent permitted under applicable law, Lessee shall pay as Additional Charges all costs and expenses (including, without limitation, attorneys' fee and expenses) reasonably incurred by or on behalf of Lessor as a result of any Lease Default.
(c) If any Lease Default shall have occurred, whether or not this Lease has been terminated pursuant to Paragraph (a) of this Section, Lessee shall, to the extent permitted under applicable law, if required by Lessor so to do, upon not less than ten (10) days' prior notice from Lessor, immediately surrender to Lessor the Leased Property pursuant to the provisions of Paragraph (a) of this Section and quit the same, and Lessor may enter upon and repossess the Leased Property by reasonable force, summary proceedings, ejectment or otherwise, and may remove Lessee and all other Persons and any and all of the Tangible Personal Property from the Leased Property, subject to the rights of any residents of the Facility and any Sublessees who are not Affiliates of any member of the Leasing Group and to any requirements of applicable law, or Lessor may claim ownership of the Tangible Personal Property as set forth in Section 5.2.3 hereof or Lessor may exercise its rights as secured party under the Security Agreement. Lessor shall use reasonable, good faith efforts to relet the Leased Property or otherwise mitigate damages suffered by Lessor as a result of Lessee's breach of this Lease.

(d) In addition to all of the rights and remedies of Lessor set forth in this Lease and the other Lease Documents, if Lessee shall fail to pay any rental or other charge due hereunder (whether denominated as Base Rent or otherwise) within ten (10) days after same shall have become due and payable, then and in such event Lessee shall also pay to Lessor (i) a late payment service charge (in order to partially defray Lessor's administrative and other overhead expenses) equal to two hundred-fifty and NO/100 ($250.00) dollars and (ii) to the extent permitted by applicable law, interest on such unpaid sum at the Overdue Rate; it being understood, however, that nothing herein shall be deemed to extend the due date for payment of any sums required to be paid by Lessee hereunder or to relieve Lessee of its obligation to pay such sums at the time or times required by this Lease.

16.3 Damages. None of (a) the termination of this Lease pursuant to Section 16.2, (b) the eviction of Lessee or the repossession of the Leased Property, (c) the failure of Lessor, notwithstanding reasonable good faith efforts, to relet the Leased Property, (d) the reletting of the Leased Property or (e) the failure of Lessor to collect or receive any rentals due upon any such reletting, shall relieve Lessee of its liability and obligations hereunder, all of which shall survive any such termination, repossession or reletting. In any such event, Lessee shall forthwith pay to Lessor all Rent due and payable with respect to the Leased Property to and including the date of such termination, repossession or eviction. Thereafter, Lessee shall forthwith pay to Lessor, at Lessor's option, either:
(i) the sum of: (x) all Rent that is due and unpaid at later to occur of termination, repossession or eviction, together with interest thereon at the Overdue Rate to the date of payment, plus
(y) the worth (calculated in the manner stated below) of the amount by which the unpaid Rent for the balance of the Term after the later to occur of the termination, repossession or eviction exceeds the fair market rental value of the Leased Property for the balance of the Term, plus (z) any other amount necessary to compensate Lessor for all damage proximately caused by Lessee's failure to perform the Lease Obligations or which in the ordinary course would be likely to result therefrom;
or

(ii) each payment of Rent as the same would have become due and payable if Lessee's right of possession or other rights under this Lease had not been terminated, or if Lessee had not been evicted, or if the Leased Property had not been repossessed which Rent, to the extent permitted by law, shall bear interest at the Overdue Rate from the date when due until paid, and Lessor may enforce, by action or otherwise, any other term or covenant of this Lease. There shall be credited against Lessee's obligation under this Clause (ii) amounts actually collected by Lessor from another tenant to whom the Leased Property may have actually been leased or, if Lessor is operating the Leased Property for its own account, the actual Cash Flow of the Leased Property.

In making the determinations described in subparagraph (i) above, the "worth" of unpaid Rent shall be determined by a court having jurisdiction thereof using the lowest rate of capitalization (highest present worth) reasonably applicable at the time of such determination and allowed by applicable law.

For the purposes of this Lease, the use of the word "termination" shall mean either "termination" or "cancellation" as such words are defined in the UCC.

16.4  Lessee Waivers.  If this Lease is terminated pursuant to
Section 16.2, Lessee waives, to the extent not prohibited by applicable law, (a) any right of redemption, re-entry or repossession, (b) any right to a trial by jury in the event of summary proceedings to enforce the remedies set forth in this
Article 16, and (c) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt.

In the event Lessor may elect to regain possession of the Leased Property by a forcible detainer proceeding, Lessee hereby specifically waives any statutory notice which may be required
prior to any such proceeding, and agrees that Lessor's execution of this Lease is, in part, consideration for this waiver. Except as otherwise set forth herein, Lessee further waives any demand for Rent, notice of termination and any notice to quit required pursuant to Oklahoma statutes, Kansas statutes or otherwise and agrees that Lessor's execution of this Lease is, in part, consideration for these waivers.

All claims for damages by reason of re-entry and/or repossession and/or alteration of locks or other security devices are hereby waived, as are all claims for damages by reason of any distress warrant, forcible detainer proceedings, sequestration proceedings or other legal process. Lessee agrees that any re-entry by Lessor may be pursuant to judgment obtained in forcible detainer proceedings or other legal proceedings or without the necessity for any legal proceedings, as Lessor may elect, and Lessor shall not be liable in trespass or otherwise.

Lessee shall not interpose any counterclaim of any kind in any action or proceeding commenced by Lessor to recover possession of the Leased Property. In the event Lessee violates this provision, the parties stipulate that any such counterclaim shall be severed and tried separately from the action for eviction pursuant to Florida Rules of Civil Procedure 1.270(b) or other applicable law. The eviction action shall proceed pursuant to the summary procedures set forth in Florida Statues 51.011. Additionally, Lessee shall comply with Florida Statutes 83.232.

In any distress for rent action filed by Lessor against Lessee, Lessee waives all constitutional, statutory or common law bonding requirements, including the requirement under Florida Statutes 83.12, that Lessor file a bond payable to Lessee in at least double the sum demanded by Lessor. Lessee specifically agrees that no bond shall be required in any such action and Lessee further waives the right under Florida Status 83.14, to replevin distrained property.

16.5 Application of Funds. Any payments otherwise payable to Lessee which are received by Lessor under any of the provisions of this Lease during the existence or continuance of any Lease Default shall be applied to the Lease Obligations in the order which Lessor may reasonably determine or as may be required by the laws of the State.

16.6  [Intentionally Omitted].

16.7  [Intentionally Omitted].
16.8 Lessor's Right to Cure. If Lessee shall fail to make any payment, or to perform any act required to be made or performed under this Lease or the other Lease Documents and to cure the same within the relevant time periods provided in Section 16.1, Lessor, after five (5) Business Days' prior notice to Lessee (except in an emergency when such shorter notice shall be given as is reasonable under the circumstances), and without waiving or releasing any obligation or Lease Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Lessee, and may, to the extent permitted by law, enter upon the Leased Property for such purpose and take all such action thereon as, in Lessor's opinion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Lessee. All sums so paid by Lessor and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses, in each case, to the extent permitted by law) so incurred shall be paid by Lessee to Lessor on demand as an Additional Charge. The obligations of Lessee and rights of Lessor contained in this Article shall survive the expiration or earlier termination of this Lease.

16.9 No Waiver By Lessor. Lessor shall not by any act, delay, omission or otherwise (including, without limitation, the exercise of any right or remedy hereunder) be deemed to have waived any of its right or remedies hereunder or under any of the other Lease Documents unless such waiver is in writing and signed by Lessor, and then, only to the extent specifically set forth therein.
No waiver at any time of any of the terms, conditions, covenants, representations or warranties set forth in any of the Lease Documents (including, without limitation, any of the time periods set forth therein for the performance of the Lease Obligations) shall be construed as a waiver of any other term, condition, covenant, representation or warranty of any of the Lease Documents, nor shall such a waiver in any one instance or circumstances be construed as a waiver of the same term, condition, covenant, representation or warranty in any subsequent instance or circumstance. No such failure, delay or waiver shall be construed as creating a requirement that Lessor must thereafter, as a result of such failure, delay or waiver, give notice to Lessor or any Guarantor, or any other Person that Lessor does not intend to, or may not, give a further waiver or to refrain from insisting upon the strict performance of the terms, conditions, covenants, representations and warranties set forth in the Lease Documents before Lessor can exercise any of its rights or remedies under any of the Lease Documents or before any Lease Default can occur, or as establishing a course of dealing for interpreting the conduct of and agreements between Lessor and Lessee, the Guarantor or any other Person.
The acceptance by Lessor of any payment that is less than payment in full of all amounts then due under any of the Lease Documents at the time of the making of such payment shall not: (a) constitute a waiver of the right to exercise any of Lessor's remedies at that time or at any subsequent time, (b) constitute an accord and satisfaction or (c) nullify any prior exercise of any remedy, without the express written consent of Lessor. Any failure by Lessor to take any action under this Lease or any of the other Lease Documents by reason of a default hereunder or thereunder, acceptance of a past due installment, or indulgences granted from time to time shall not be construed as a novation of this Lease or any of the other Lease Documents or as a waiver of such right or of the right of Lessor thereafter to insist upon strict compliance with the terms of this Lease or any of the other Lease Documents, or (d) to prevent the exercise of such right of acceleration or any other right granted hereunder or under applicable law; and to the maximum extent not prohibited by applicable law, Lessor hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing.

16.10 Right of Forbearance. Whether or not for consideration paid or payable to Lessor and, except as may be otherwise specifically agreed to by Lessor in writing, no forbearance on the part of Lessor, no extension of the time for the payment of the whole or any part of the Obligations, and no other indulgence given by Lessor to Lessee or any other Person, shall operate to release or in any manner affect the original liability of Lessee or such other Persons, or to limit, prejudice or impair any right of Lessor, including, without limitation, the right to realize upon any Collateral, or any part thereof, for any of the Obligations; notice of any such extension, forbearance or indulgence being hereby waived by Lessee and all those claiming by, through or under Lessee.

16.11 Cumulative Remedies. The rights and remedies set forth under this Lease are in addition to all other rights and remedies afforded to Lessor under any of the other Lease Documents or at law or in equity, all of which are hereby reserved by Lessor, and this Lease is made and accepted without prejudice to any such rights and remedies. All of the rights and remedies of Lessor under each of the Lease Documents shall be separate and cumulative and may be exercised concurrently or successively in Lessor's sole and absolute discretion.

ARTICLE 17

SURRENDER OF LEASED PROPERTY OR LEASE; HOLDING OVER

17.1 Surrender. Lessee shall, upon the expiration or prior termination of the Term, vacate and surrender the Leased Property to Lessor in good repair and condition, in compliance with all Legal Requirements, all Insurance Requirements, and in compliance with the provisions of Article 8 except for: (a) ordinary wear and tear (subject to the obligation of Lessee to maintain the Leased Property in good order and repair during the entire Term of the Lease); (b) damage caused by the gross negligence or willful acts of Lessor; and (c) any damage or destruction resulting from a Casualty or Taking that Lessee is not required by the terms of this Lease to repair or restore.

17.2 Transfer of Contracts and Permits. In connection with the expiration or earlier termination of this Lease, Lessee shall use its best efforts to transfer and assign to Lessor or its designee, and shall assist Lessor or its designee in obtaining, any Contracts and Permits required for the operation of the Facility. The provisions of this Section 17.2 shall survive the expiration or earlier termination of this Lease.

17.3 Management of Leased Property. Upon the expiration or earlier termination of the Term, Lessor or its designee, upon written notice to Lessee, may elect to assume the responsibilities and obligations for the management and operation of the Leased Property and Lessee agrees to cooperate fully with Lessor or its designee to accomplish the transfer of such management and operation without interrupting the operation of the Leased Property. Lessee shall not commit an act or be remiss in the undertaking of any act that would jeopardize the licensure or certification of the Facility, and Lessee shall comply with all requests by Lessor for possession of the Facility at the time of any such surrender. Upon the expiration or earlier termination of the Term, Lessee shall promptly deliver copies of all of Lessee's books and records relating to the Leased Property and its operations to Lessor.

17.4 Correction of Deficiencies. Upon termination or cancellation of this Lease, Lessee hereby indemnifies Lessor for any loss, damage, cost or expense incurred by Lessor to correct all deficiencies of a physical nature identified by any applicable Government Authorities in the course of the change of ownership, inspection and audit, normal wear and tear excluded.
17.5 No Acceptance of Surrender. Except at the expiration of the Term in the ordinary course, no surrender to Lessor of this Lease or of the Leased Property or any interest therein shall be valid or effective unless agreed to and accepted in writing by Lessor and no act by Lessor or any representative or agent of Lessor, other than such a written acceptance by Lessor, shall constitute an acceptance of any such surrender.

17.6 Holding Over. If, for any reason, Lessee shall remain in possession of the Leased Property after the expiration or any earlier termination of the Term, such possession shall be as a tenant at sufferance during which time Lessee shall pay as rental each month, one and one-half times the aggregate of (i) one-twelfth of the aggregate Base Rent payable with respect to the last complete Fiscal Year prior to the expiration or earlier termination of the Term; (ii) all Additional Charges accruing during the month and (iii) all other sums, if any, payable by Lessee pursuant to the provisions of this Lease with respect to the Leased Property. During such period of tenancy, Lessee shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to tenants at sufferance, to continue its occupancy and use of the Leased Property. Nothing contained herein shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Lease.


ARTICLE 18

PURCHASE OF THE LEASED PROPERTY

18.1 Purchase of the Leased Property. In the event Lessee purchases all or a portion of the Leased Property from Lessor pursuant to any of the terms of this Lease, Lessor shall, upon receipt from Lessee of the applicable purchase price, together with full payment of any unpaid Rent due and payable with respect to any period ending on or before the date of the purchase, deliver to Lessee an appropriate special warranty deed conveying the entire interest of Lessor in and to the Leased Property or the applicable portion thereof to Lessee subject to the Lease, all Legal Requirements, all of the matters described in clauses (a), (b), (e) and (g) of Section 11.5.2, Impositions, any Liens created by Lessee, any Liens in accordance with the terms of this Lease or consented to by Lessee, the claims of all Persons claiming by through or under Lessee, any other matters assented to by Lessee and all matters for which Lessee has responsibility under any of
the Lease Documents, but otherwise not subject to any other Lien created by Lessor (other than an Encumbrance permitted under Article 20 which Lessee elects to assume). The applicable purchase price shall be paid in cash to Lessor, or as Lessor may direct, in federal or other immediately available funds except as otherwise mutually agreed by Lessor and Lessee. All expenses of such conveyance, including, without limitation, the cost of title examination or standard coverage title insurance, attorneys' fees incurred by Lessor in connection with such conveyance, recording and transfer taxes and recording fees and similar charges shall be paid by Lessee.

18.2  Appraisal.

18.2.1 Designation of Appraisers. In the event that it becomes necessary to determine the Fair Market Value of all or a portion of the Leased Property for any purpose of this Lease, the party required or permitted to give notice of such required determination shall include in the notice the name of a Person selected to act as appraiser on its behalf. Within ten (10) days after receipt of any such notice, Lessor (or Lessee, as the case may be) shall by notice to Lessee (or Lessor, as the case may be) appoint a second Person as appraiser on its behalf.

18.2.2 Appraisal Process. The appraisers thus appointed, each of whom must be a member of the American Institute of Real Estate Appraisers (or any successor organization thereto), shall, within thirty (30) days after the date of the notice appointing the first appraiser, proceed to appraise all or a portion of the Leased Property, as applicable, to determine the Fair Market Value of the Leased Property as of the relevant date (giving effect to the impact, if any, of inflation from the date of their decision to the relevant date); provided, however, that if only one appraiser shall have been so appointed, or if two appraisers shall have been so appointed but only one such appraiser shall have made such determination within thirty-five (35) days after the making of Lessee's or Lessor's request, then the determination of such appraiser shall be final and binding upon the parties. If two appraisers shall have been appointed and shall have made their determinations within the respective requisite periods set forth above and if the difference between the amounts so determined shall not exceed ten percent (10%) of the lesser of such amounts, then the Fair Market Value of all or a portion of the Leased Property, as applicable, shall be an amount equal to fifty percent (50%) of the sum of the amounts so determined. If the difference between the amounts so determined shall exceed ten percent (10%) of the lesser of such amounts, then such two appraisers shall have ten
(10) days to appoint a third appraiser, but if such appraisers fail to do so, then either party may request the American Arbitration Association or any successor organization thereto to appoint an appraiser within ten (10) days of such request, and both parties shall be bound by any appointment so made within such ten (10) day period. If no such appraiser shall have been appointed within such ten (10) days or within sixty (60) days of the original request for a determination of Fair Market Value of all or a portion of the Leased Property, as applicable, whichever is earlier, either Lessor or Lessee may apply to any court having jurisdiction to have such appointment made by such court. Any appraiser appointed by the original appraisers, by the American Arbitration Association or by such court shall be instructed to determine the Fair Market Value of all or a portion of the Leased Property, as applicable, within thirty (30) days after appointment of such appraiser. The determination of the appraiser which differs most in terms of dollar amount from the determinations of the other two appraisers shall be excluded, and fifty percent (50%) of the sum of the remaining two determinations shall be final and binding upon Lessor and Lessee as the Fair Market Value of all or a portion of the Leased Property, as applicable.

18.2.3 Specific Enforcement and Costs. This provision for determination by appraisal shall be specifically enforceable to the extent such remedy is available under applicable law, and any determination hereunder shall be final and binding upon the parties except as otherwise provided by applicable law. Lessor and Lessee shall each pay the fees and expenses of the appraiser appointed by it and each shall pay one-half of the fees and expenses of the third appraiser and one-half of all other cost and expenses incurred in connection with each appraisal.

18.3 Lessee's Right of First Refusal. During the Term of this Lease, so long as there exists no Event of Default under this Lease at the time of exercise and on the date of closing, and there is no event or state of facts which, with the passage of time and/or the giving of notice, would constitute an Event of Default if not cured by Lessee, and Lessee has not effected such cure, Lessee shall have a "Right of First Refusal" as hereinafter described. If Lessor receives a bona fide written offer to purchase the Facility (the "Subject Property") from a Person unaffiliated with Lessee (the "Offer"), acceptable to Lessor in Lessor's sole and absolute discretion and Lessor elects, in Lessor's sole and absolute discretion, to sell, ground lease or otherwise transfer the Subject Property other than as permitted by Article 20 below in accordance with the Offer, Lessor shall notify Lessee and Lessee shall have thirty (30) days following Lessee's receipt of Lessor's notice of
the Offer to elect to purchase the Subject Property on the same terms and conditions as specified in the Offer. Unless Lessor receives notice from Lessee within such thirty (30) day period setting forth Lessee's election to so purchase the Subject Property and unless thereafter Lessee completes the acquisition of the Subject Property exactly as provided for, and by the date specified, in the Offer, Lessor shall be at liberty, and shall have the absolute and unconditional right, to sell the Subject Property to any Person within the next twelve (12) months substantially on the terms and conditions set forth in the Offer or on any other terms and conditions more favorable to Lessor and such sale, if so completed, shall extinguish Lessee's Right of First Refusal with respect to the Subject Property. Lessee's Right of First Refusal shall not apply to and shall survive: (a) any sale or transfer of the Subject Property or any portion thereof to Meditrust or any Affiliate of Lessor or of Meditrust; or (b) any foreclosure of any Fee Mortgage. The Right of Refusal shall in all events terminate upon any termination of this Lease.

18.4  Lessee's Option to Purchase.

18.4.1 Pursuant to Section 6 of the Agreement Regarding Related Transactions, if each of Lessee and every other lessee under the therein-defined Acquisition Facility Leases exercise the therein-defined Purchase Options to purchase the therein-defined Purchase Option Property, Lessee shall purchase the below-defined Purchase Option Property in accordance with the provisions of this Section
18.4 (the "Purchase Option"). For the purposes of this Section 18.4, the "Purchase Option Property" shall include any four (4) facilities designated by Lessor (in its sole and absolute discretion) which are leased by Lessee or any other member of the Leasing Group or any of their respective Affiliates from Lessor or any of the other Meditrust Entities or any of their respective Affiliates; provided, however, the number of facilities designated by Lessor to comprise a portion of the Purchase Option Property shall be reduced by one (1) if the Facility is purchased by Lessee in accordance with Section 18.3.
18.4.2 Exercise of Option. This Purchase Option shall permit Lessee to purchase the Purchase Option Property (a) on the thirteenth (13th) anniversary of the Fixed Term Commencement Date, or (b) on the last day of any Extended Term effectively exercised by Lessee (each of such dates are referred to herein as a "Purchase Option Date") and shall be exercised by notice given by Lessee to Lessor (the "Lessee's Purchase Option Notice") at least one hundred eighty (180) days (but not more than two hundred seventy (270) days) prior to the relevant Purchase Option Date, which notice shall be accompanied by a good faith deposit (the "Good Faith Deposit") in the amount of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00), which Good Faith Deposit shall be credited toward the Purchase Option Purchase Price if the closing pursuant to this Purchase Option actually occurs and retained by Lessor if Lessee fails to purchase the Purchase Option Property for any reason (other than Lessor's default) after giving Lessee's Purchase Option Notice. Notwithstanding anything to the contrary set forth in this Lease, Lessee's right to purchase the Purchase Option Property is subject to the further conditions that (i) concurrently with the exercise of the option set forth under this Section 18.4, Lessee shall have exercised its rights to purchase the premises demised under or otherwise subject to the Purchase Option, as applicable, under each of the Related Leases in accordance with the provisions of Section 18.4 of each of the Related Leases, (ii) the conveyance of the Purchase Option Property pursuant to the provisions of this
Section 18.4 shall occur simultaneously with the conveyance of the premises demised under or otherwise subject to the Purchase Option, as applicable, under each of the Related Leases pursuant to Section
18.4 of each of the Related Leases and (iii) all conditions contained in the Agreement Regarding Related Transactions pertaining to the Purchase Option are satisfied. Notwithstanding the foregoing, Lessor shall return the Good Faith Deposit to Lessee if Lessor willingly fails or is unable to convey the Purchase Option Property to Lessee in accordance with this Section 18.4, unless, pursuant to Section 18.4.9, Lessee elects to accept title to the Purchase Option Property as Lessor can deliver, or Lessee notifies Lessor in writing of Lessee's decision not to purchase the Purchase Option Property on or before the third (3rd) business day after Lessee receives from Lessor written notice of the Purchase Option Purchase Price of the Purchase Option Property.

18.4.3 Conveyance. If the Purchase Option is exercised by Lessee in accordance with the terms hereof, the Purchase Option Property shall be conveyed by a good and sufficient special warranty deed (the "Deed") running to Lessee or to such grantee as Lessee may designate by notice to Lessor at least seven (7) days before the Time of Closing.
18.4.4 Calculation of Purchase Option Purchase Price. The price (the "Purchase Option Purchase Price") for the Purchase Option Property pursuant to this Purchase Option shall be equal to the greater of (a) the Meditrust Investment made in connection with the Purchase Option Property or (b) an amount equal to the then Fair Market Value of the Purchase Option Property minus the Fair Market Added Value of the Purchase Option Property.

18.4.5 Payment of Purchase Option Purchase Price. The Purchase Option Purchase Price shall be paid by Lessee at the Time of Closing by certified, cashier's, treasurer's or bank check(s) or wire transfer pursuant to instructions received from Lessor.

18.4.6 Place and Time of Closing. If this Purchase Option is exercised, the closing shall occur and the Deed shall be delivered (the "Closing") at the office of Lessor at 12:00 o'clock noon (E.S.T.) on the relevant Purchase Option Date (such time, as the same may be extended by mutual written agreement of Lessor and Lessee, being hereinafter referred to as the "Time of Closing"). It is agreed that time is of the essence of this Purchase Option.

18.4.7 Condition of Purchase Option Property. The Purchase Option Property is to be purchased "AS IS" and "WHERE IS" as of the Time of Closing.

18.4.8 Quality of Title. If Lessor shall be unable to give title or to make conveyance, as stipulated in this Section 18.4, then Lessor shall use reasonable efforts to remove all defects in title and the Time of Closing shall be extended for period of thirty (30) days. Lessor shall not be required to expend more than TEN THOUSAND and NO/100 DOLLARS ($10,000.00) (inclusive of attorney's fees) in order to have used "reasonable efforts."

18.4.9 Lessor's Inability to Perform. If at the expiration of the extended time Lessor shall have failed so to remove any such defects in title, then all other obligations of all parties hereto under Section 18.4 shall cease and Section 18.4 shall be void and without recourse to the parties hereto. Notwithstanding the foregoing, Lessee shall have the election, at either the original or extended Time of Closing, to accept such title as Lessor can deliver to the Purchase Option Property in its then condition and to pay therefor the Purchase Option Purchase Price without reduction, in which case Lessor shall convey such title; provided, that, in the event of such conveyance, if any portion of the Purchase Option Property shall have been taken by exercise of the power of Condemnation prior to the Time of Closing, Lessor shall pay over or assign to Lessee at the Time of Closing, all Awards
recovered on account of such Taking, less any amounts reasonably expended by Lessor in obtaining such Award, or, to the extent such Awards are not then recovered, Lessor shall assign to Lessee all its rights with respect to any claim therefor.

18.4.10 Merger by Deed. The acceptance of the Deed by Lessee or the grantee designated by Lessee, as the case may be, shall be deemed to be a full performance and discharge of every agreement and obligation to be performed by Lessor contained or expressed in this Lease.

18.4.11 Use of Purchase Option Purchase Price to Clear Title. To enable Lessor to make conveyance as provided in this Section, Lessor may, at the Time of Closing, use the Purchase Option Purchase Price or any portion thereof to clear the title of any or all encumbrances or interests, provided that all instruments so procured are recorded contemporaneously with the Closing or reasonable arrangements are made for a recording subsequent to the Time of Closing in accordance with customary conveyancing practices.

18.4.12 Lessee's Default. If Lessee delivers Lessee's Purchase Option Notice and fails to consummate the purchase of the Purchase Option Property in accordance with the terms hereof for any reason other than Lessor's willful and unexcused refusal to deliver the Deed, Lessee shall thereafter have no further right to purchase the Purchase Option Property pursuant to this Section, although this Lease shall otherwise continue in full force and effect. If Lessee delivers Lessee's Purchase Option Notice and fails to consummate the purchase of the Purchase Option Property in accordance with the terms hereof for any reason other (a) than Lessee notifying Lessor in writing of Lessee's decision not to purchase the Purchase Option Property on or before the third (3rd) business day after Lessee receives from Lessor written notice of the Purchase Option Purchase Price of the Purchase Option Property or (b) Lessor's willful and unexcused refusal to deliver the Deed, Lessor shall have the right to sue for the specific performance of Lessee's obligations to purchase the Purchase Option Property provided such suit for specific performance is commenced within one (1) year after the relevant Purchase Option Date on which such sale was supposed to occur.

18.4.13  [Intentionally Omitted].

ARTICLE 19

SUBLETTING AND ASSIGNMENT

19.1 Subletting and Assignment. Lessee may not, without the prior written consent of Lessor, which consent may be withheld in Lessor's sole and absolute discretion, assign or pledge all or any portion of its interest in this Lease or any of the other Lease Documents (whether by operation of law or otherwise) or sublet all or any part of the Leased Property. For purposes of this Section 19.1, the term "assign" shall be deemed to include, but not be limited to, any one or more sales, pledges, hypothecations or other transfers (including, without limitation, any transfer by operation of law) of any of the capital stock of Lessee or sales, pledges, hypothecations or other transfers (including, without limitation, any transfer by operation of law) of the capital or the assets of Lessee. Any such assignment, pledge, sale, hypothecation or other transfer made without Lessor's consent shall be void and of no force and effect.

19.2  [INTENTIONALLY OMITTED]

19.3 Attornment. Lessee shall insert in each Sublease approved by Lessor, provisions to the effect that (a) such Sublease is subject and subordinate to all of the terms and provisions of this Lease and to the rights of Lessor hereunder, (b) in the event this Lease shall terminate before the expiration of such Sublease, the Sublessee thereunder will, at Lessor's option, attorn to Lessor and waive any right the Sublessee may have to terminate the Sublease or to surrender possession thereunder, as a result of the termination of this Lease and (c) in the event the Sublessee receives a written notice from Lessor stating that Lessee is in default under this Lease, the Sublessee shall thereafter be obligated to pay all rentals accruing under said Sublease directly to Lessor or as Lessor may direct. All rentals received from the Sublessee by Lessor shall be credited against the amounts owing by Lessee under this Lease.

19.4  [INTENTIONALLY OMITTED]

ARTICLE 20

TITLE TRANSFERS AND LIENS GRANTED BY LESSOR

20.1 No Merger of Title. There shall be no merger of this Lease or of the leasehold estate created hereby with the fee estate in the Leased Property by reason of the fact that the same Person may acquire, own or hold, directly or indirectly (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate and (b) the fee estate in the Leased Property.

20.2 Transfers By Lessor. If the original Lessor named herein or any successor in interest shall convey the Leased Property in accordance with the terms hereof, other than as security for a debt, and the grantee or transferee of the Leased Property shall expressly assume all obligations of Lessor hereunder arising or accruing from and after the date of such conveyance or transfer, the original Lessor named herein or the applicable successor in interest so conveying the Leased Property shall thereupon be released from all future liabilities and obligations of Lessor under this Lease arising or accruing from and after the date of such conveyance or other transfer as to the Leased Property and all such future liabilities and obligations shall thereupon be binding upon the new owner.
20.3 Lessor May Grant Liens. Without the consent of Lessee, but subject to the terms and conditions set forth below in this Section 20.3, Lessor may, from time to time, directly or indirectly, create or otherwise cause to exist any lien, encumbrance or title retention agreement upon the Leased Property or any interest therein ("Encumbrance"), whether to secure any borrowing or other means of financing or refinancing, provided that Lessee shall have no obligation to make payments under such Encumbrances. Lessee shall subordinate this Lease to the lien of any such Encumbrance, on the condition that the beneficiary or holder of such Encumbrance executes a non-disturbance agreement in conformity with the provisions of Section 20.4. To the extent that any such Encumbrance consists of a mortgage or deed of trust on Lessor's interest in the Leased Property the same shall be referred to herein as a "Fee Mortgage" and the holder thereof shall be referred to herein as a "Fee Mortgagee".

20.4 Subordination and Non-Disturbance. Concurrently with the execution and delivery of any Fee Mortgage entered into after the date hereof, provided that the Lessee executes and delivers an agreement of the type described in the following paragraph, Lessor shall obtain and deliver to Lessee an agreement by the holder of
such Fee Mortgage, pursuant to which, (a) the applicable Fee Mortgagee consents to this Lease and (b) agrees that, notwithstanding the terms of the applicable Fee Mortgage held by such Fee Mortgagee, or any default, expiration, termination, foreclosure, sale, entry or other act or omission under or pursuant to such Fee Mortgage or a transfer in lieu of foreclosure, (i) Lessee shall not be disturbed in peaceful enjoyment of the Leased Property nor shall this Lease be terminated or cancelled at any time, except in the event that Lessor shall have the right to terminate this Lease under the terms and provisions expressly set forth herein, (ii) Lessee's option to purchase the Leased Property shall remain in force and effect pursuant to the terms hereof and
(iii) in the event that Lessee elects its option to purchase the Leased Property and performs all of its obligations hereunder in connection with any such election, the holder of the Fee Mortgage shall release its Fee Mortgage upon payment by Lessee of the purchase price required hereunder, provided, that (1) such purchase price is paid to the holder of the Fee Mortgage, in the event that the Indebtedness secured by the applicable Fee Mortgage is equal to or greater than the purchase price or (2) in the event that the purchase price is greater than the Indebtedness secured by the Fee Mortgage, a portion of the purchase price equal to the Indebtedness secured by the Fee Mortgage is paid to the Fee Mortgagee and the remainder of the purchase price is paid to Lessor.

At the request from time to time by any Fee Mortgagee, Lessee shall
(a) subordinate this Lease and all of Lessee's rights and estate hereunder to the Fee Mortgage held by such Fee Mortgagee and (b) agree that Lessee will attorn to and recognize such Fee Mortgagee or the purchaser at any foreclosure sale or any sale under a power of sale contained in any such Fee Mortgage as Lessor under this Lease for the balance of the Term then remaining. To effect the intent and purpose of the immediately preceding sentence, Lessee agrees to execute and deliver such instruments in recordable from as are reasonably requested by Lessor or the applicable Fee Mortgagee; provided, however, that such Fee Mortgagee simultaneously executes, delivers and records a written agreement of the type described in the preceding paragraph.

ARTICLE 21

LESSOR OBLIGATIONS

21.1 Quiet Enjoyment. As long as Lessee shall pay all Rent and all other sums due under any of the Lease Documents as the same become due and shall fully comply with all of the terms of this Lease and fully perform its obligations thereunder, Lessee shall peaceably and quietly have, hold and enjoy the Leased Property throughout the Term, free of any claim or other action by Lessor or anyone claiming by, through or under Lessor, but subject to all the Permitted Encumbrances and such Liens as may hereafter be consented to by Lessee. No failure by Lessor to comply with the foregoing covenant shall give Lessee any right to cancel or terminate this Lease, or to fail to perform any other sum payable under this Lease, or to fail to perform any other obligation of Lessee hereunder. Notwithstanding the foregoing, Lessee shall have the right by separate and independent action to pursue any claim it may have against Lessor as a result of a breach by Lessor of the covenant of quiet enjoyment contained in this Article 21.

21.2 Memorandum of Lease. Lessor and Lessee shall, promptly upon the request of either, enter into a short form memorandum of this Lease, in form suitable for recording under the laws of the State, in which reference to this Lease and all options contained herein shall be made. Lessee shall pay all recording costs and taxes associated therewith.

21.3 Default by Lessor. Lessor shall be in default of its obligations under this Lease only if Lessor shall fail to observe or perform any term, covenant or condition of this Lease on its part to be performed and such failure shall continue for a period of thirty (30) days after notice thereof from Lessee (or such shorter time as may be necessary in order to protect the health or welfare of any residents of the Facility), unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case such failure shall not be deemed to continue if Lessor, within said thirty (30) day period, proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof. The time within which Lessor shall be obligated to cure any such failure shall also be subject to extension of time due to the occurrence of any Unavoidable Delay.

21.4 Computer Disc. In order to facilitate the electronic filing of this Lease with the United States Securities and Exchange Commission and other governmental agencies, Lessor shall provide or cause to be provided to Guarantor a computer disc containing this Lease, together with all exhibits, schedules and ancillary documents related thereto, formatted in WordPerfect 5.1, Times New Roman Font 12, upon Lessee's one-time request for same.


ARTICLE 22

NOTICES

Any notice, request, demand, statement or consent made hereunder or under any of the other Lease Documents shall be in writing and shall be deemed duly given if personally delivered, sent by certified mail, return receipt requested, or sent by a nationally recognized commercial overnight delivery service with provision for a receipt, postage or delivery charges prepaid, and shall be deemed given when so personally delivered or postmarked or placed in the possession of such mail or delivery service and addressed as follows:

If to Lessee or Guarantor:    c/o Sterling House Corporation
                              453 S. Webb Road, Suite 500
                              Wichita, KS  67207
                              Attn:  President

With a copy to:               David G. Crockett, Esq.
[Lessee's and Guarantor's     Crockett & Gilhousen
counsel]                      1005 North Market
                              Wichita, KS  67214

and                           c/o Sterling House Corporation
                              453 S. Webb Road, Suite 500
                              Wichita, KS  67207
                              Attn:  Secretary

If to Lessor:                Meditrust of Florida, Inc.
                             197 First Avenue
                             Needham Heights, Massachusetts 02194
                             Attn: President


With copies to:              Meditrust Mortgage Investments, Inc.
                             197 First Avenue
                             Needham Heights, Massachusetts 02194
                             Attn:  General Counsel

     and                     Frank Giso III, Esq.
                             Choate, Hall & Stewart
                             Exchange Place
                             Boston, MA  02109

or such other address as Lessor, Lessee or the Guarantor shall hereinafter from time to time designate by a written notice to the others given in such manner. Any notice given to Lessee or the Guarantor by Lessor at any time shall not imply that such notice or any further or similar notice was or is required.

ARTICLE 23

LIMITATION OF MEDITRUST LIABILITY

The Declaration of Trust establishing the sole shareholder of Lessor, Meditrust, a Massachusetts business trust ("Meditrust"), dated August 6, 1985 (the "Declaration"), as amended, a copy of which is duly filed in the office of the Secretary of State of the Commonwealth of Massachusetts, provides that the name "Meditrust" refers to the trustees under the Declaration collectively as trustees, but not individually or personally; and that no trustee, officer, shareholder, employee or agent of Meditrust or any of its Subsidiaries shall be held to any personal liability, jointly, or severally, for any obligation of, or claim against Meditrust or any of its Subsidiaries. All Persons dealing with Meditrust or Lessor, in any way, shall look only to the assets of Meditrust or Lessor, as applicable, for the payment of any sum or the performance of any obligation. Furthermore, in no event shall Meditrust or Lessor ever be liable to Lessee or any other Person for any indirect or consequential damages incurred by Lessee or such other Person resulting from any cause whatsoever. Notwithstanding the foregoing, Lessee hereby acknowledges and agrees that Meditrust is not a party to this Lease and that Lessee shall look only to the assets of Lessor for the payment of any sum or performance of any obligation due by or from Lessor pursuant to the terms and provisions of the Lease Documents.






ARTICLE 24

MISCELLANEOUS PROVISIONS

24.1 Broker's Fee Indemnification. Lessee shall and hereby agrees to indemnify, defend (with counsel acceptable to Lessor) and hold Lessor harmless from and against any and all claims for premiums or other charges, finder's fees, taxes, brokerage fees or commissions and other similar compensation due in connection with any of the transactions contemplated by the Lease Documents. Notwithstanding the foregoing, Lessor shall have the option of conducting its own defense against any such claims with counsel of Lessor's choice, but at the expense of Lessee, as aforesaid. This indemnification shall include all attorneys' fees and expenses and court costs reasonably incurred by Lessor in connection with the defense against any such claims and the enforcement of this indemnification agreement and shall survive the termination of this Lease.
24.2 No Joint Venture or Partnership. Neither anything contained in any of the Lease Documents, nor the acts of the parties hereto, shall create, or be construed to create, a partnership or joint venture between Lessor and Lessee. Lessee is not the agent or representative of Lessor and nothing contained herein or in any of the other Lease Documents shall make, or be construed to make, Lessor liable to any Person for goods delivered to Lessee, services performed with respect to the Leased Property at the direction of Lessee or for debts or claims accruing against Lessee.

24.3 Amendments, Waivers and Modifications. None of the terms, covenants, conditions, warranties or representations contained in this Lease or in any of the other Lease Documents may be renewed, replaced, amended, modified, extended, substituted, revised, waived, consolidated or terminated except by an agreement in writing signed by the Person against whom enforcement is sought or except as otherwise expressly provided for herein or in any other Lease Document. The provisions of this Lease and the other Lease Documents shall extend and be applicable to all renewals, replacements, amendments, extensions, substitutions, revisions, consolidations and modifications of any of the Lease Documents, the Management Agreements, the Related Party Agreements, the Permits and/or the Contracts. References herein and in the other Lease Documents to any of the Lease Documents, the Management Agreements, the Related Party Agreements, the Permits and/or the Contracts shall be deemed to include any renewals, replacements, amendments, extensions, substitutions, revisions, consolidations or modifications thereof.

Notwithstanding the foregoing, any reference contained in any of the Lease Documents, whether express or implied, to any renewal, replacement, amendment, extension, substitution, revisions, consolidation or modification of any of the Lease Documents or any Management Agreement, Related Party Agreement, Permit and/or the Contract is not intended to constitute an agreement or consent by Lessor to any such renewal, replacement, amendment, substitution, revision, consolidation or modification; but, rather as a reference only to those instances where Lessor may give, agree or consent to any such renewal, replacement, amendment, extension, substitution, revision, consolidation or modification as the same may be required pursuant to the terms, covenants and conditions of any of the Lease Documents.
24.4 Further Assurances. At any time and from time to time, upon the written request by Lessor, Lessee (and any of its Affiliates) and the Guarantor (and any of its Affiliates) shall promptly make, execute and deliver, or cause to be made, executed and delivered, to Lessor and, where appropriate, cause to be recorded or filed (and, from time to time thereafter, to be re-recorded or refiled) at such time and in such offices and places as shall be deemed desirable by Lessor (in its reasonable discretion), any such agreements, amendments, assignments, instruments of further assurance, certificates and other documents as Lessor may, in its reasonable discretion, deem desirable to (a) enable Lessor to assign the Lease or any portion of its interest; (b) enable Lessor to enter into participation agreements with respect to all or any portion of the Lease; or (c)effectuate, complete, perfect or continue and preserve the rights, remedies and obligations under the Lease; provided, however that, except as to the costs and expenses of Lessor in connection with the items referred to in the foregoing clause (c), no such additional document or other instrument requested by Lessor hereunder shall (i) increase the obligations of Lessee (or any of its Affiliates) or the Guarantor (or any of its Affiliates), or (ii) require Lessee or the Guarantor to incur any cost or expense (other than the fees and costs of any attorney(s) either Lessee or the Guarantor may choose to retain in connection with such transaction).

Any failure by Lessee (or any of its Affiliates) or the Guarantor (or any of its Affiliates) to comply with any request pursuant to this Section 24.4 within twenty (20) days after such written request is made by Lessor shall be an Event of Default hereunder and upon such Event of Default, Lessor may make, execute, record, file, re-record and refile any and all such amendments, assignments, instruments, certificates and documents for and in the name of Lessee (or any of its Affiliates) or the Guarantor (or any of its Affiliates), and Lessee (or any of its Affiliates) or the Guarantor (or any of its Affiliates) each hereby appoints Lessor as its attorney-in-fact, with full power of substitution, to take such actions (on behalf of and in the name of Lessee (or any of its Affiliates) or the Guarantor (or any of its Affiliates) as the case may be) as Lessor, in its sole and absolute discretion, may deem necessary or desirable to effectuate the intent of this Section 24.4.

24.5 Invalidity. If any provision of this Lease or any of the other Lease Documents or the application thereof to any Person or circumstance, for any reason and to any extent, shall be held to be invalid or unenforceable, neither the remainder of this Lease or other Lease Documents nor the application of such provision to any other Person or circumstance shall be affected thereby, but rather the same shall be enforced to the greatest extent permitted by applicable law.
Notwithstanding the foregoing, it is the intention of the parties hereto that if any provision of the Lease or the other Lease Documents is capable of two (2) constructions, one of which would render the provision void and the other of which would render the provision valid, then such provision shall be construed in accordance with the construction which renders such provision valid.

24.6 Captions and Headings. The captions and headings set forth in this Lease and each of the other Lease Documents are included for convenience and reference only, and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of, or the scope or intent of, this Lease, any of the other Lease Documents or any parts hereof or thereof.

24.7 Time is of the Essence. Time is of essence of each and every term, condition, covenant and warranty set forth herein and in the other Lease Documents.

24.8 Counterparts. This Lease and the other Lease Documents may be executed in one or more counterparts, each of which taken together shall constitute an original and all of which shall constitute one and the same instrument.

24.9 Entire Agreement. This Lease and the other Lease Documents set forth the entire agreement of the parties with respect to the subject matter and shall supersede in all respect the Letter of Intent, dated November 21, 1995 (and all prior iterations thereof), from Meditrust to Guarantor.

24.10 WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, LESSOR AND LESSEE HEREBY MUTUALLY, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT WHICH ANY PARTY
HERETO MAY NOW OR HEREAFTER HAVE TO A TRIAL BY JURY IN RESPECT OF
ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE
LEASE OR ANY OF THE LEASE DOCUMENTS. Lessee hereby certifies that neither Lessor nor any of Lessor's representatives, agents or counsel has represented expressly or otherwise that Lessor would not, in the event of any such suit, action or proceeding seek to enforce this waiver to the right of trial by jury and acknowledges that Lessor has been induced by this waiver (among other things) to enter into the transactions evidenced by this Lease and the other
Lease Documents and further acknowledges that Lessee (a) has read the provisions of this Lease, and in particular, the paragraph containing this waiver, (b) has consulted legal counsel, (c) understands the rights that it is granting in this Lease and the rights that it is waiving in this paragraph in particular and
(d) makes the waivers set forth herein knowingly, voluntarily and intentionally.
24.11  Successors and Assigns.  This Lease and the other Lease
Documents shall be binding upon and inure to the benefit of (a) upon Lessee and Lessee's legal representatives and permitted successors and assigns and (b) Lessor and any other Person who may now or hereafter hold the interest of Lessor under this Lease and their respective successors and assigns. Notwithstanding the foregoing, except as may be permitted pursuant to Article 19, Lessee shall not assign any of its rights or obligations hereunder or under any of the other Lease Documents without the prior written consent of Lessor, in each instance, which consent may be withheld in Lessor's sole and absolute discretion.

24.12 No Third Party Beneficiaries. This Lease and the other Lease Documents are solely for the benefit of Lessor, its successors, assigns and participants (if any), the Meditrust Entities, Lessee, the Guarantor, the other members of the Leasing Group and their respective permitted successors and assigns, and, except as otherwise expressly set forth in any of the Lease Documents, nothing contained therein shall confer upon any Person other than such parties any right to insist upon or to enforce the performance or observance of any of the obligations contained therein. All conditions to the obligations of Lessor to advance or make available proceeds of insurance or Awards, or to release any deposits held for Impositions or insurance premiums are imposed solely and exclusively for the benefit of Lessor, its successors and assigns. No other Person shall have standing to require satisfaction of such conditions in accordance with their terms, and no other Person shall, under any circumstances, be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lessor at any time, if, in Lessor's sole and absolute discretion, Lessor deems it advisable or desirable to do so.

24.13 Governing Law. This Lease shall be construed and the rights and obligations of Lessor and Lessee shall be determined in accordance with the laws of the State.

Lessee hereby consents to personal jurisdiction in the courts of the State and the United States District Court for the District in which the Leased Property is situated as well as to the jurisdiction of all courts from which an appeal may be taken from the aforesaid courts, for the purpose of any suit, action or other proceeding arising out of or with respect to any of the other Lease Documents and expressly waives any and all objections Lessee may have as to venue in any of such courts.
24.14 General. Anything contained in this Lease to the contrary notwithstanding, all claims against, and liabilities of, Lessee or Lessor arising prior to any date of termination of this Lease or any of the other Lease Documents shall survive such termination.
If any term or provision of this Lease or any of the other Lease Documents or any application thereof shall be invalid or unenforceable, the remainder of this Lease or the other Lease Document, as the case may be, and any other application of such term or provision shall not be affected thereby. If any late charges provided for in any provision of this Lease or any of the other Lease Documents are based upon a rate in excess of the maximum rate permitted by applicable law, the parties agree that such charges shall be fixed at the maximum permissible rate.
Lessee waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance and waives all notices of the existence, creation, or incurring of new or additional obligations, except as to all of the foregoing as expressly provided for herein.

24.15 Intention of Parties. Lessor and Lessee acknowledge and agree that this Lease is intended to be a lease of the Leased
Property and is in no way intended to be a mortgage or any other security instrument encumbering the Leased Property.

24.16 Radon Gas. Radon is naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from the county public health unit.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Lease to be executed and attested by their respective officers thereunto duly authorized.


WITNESS:                                    LESSEE:

                              ASSISTED LIVING PROPERTIES, INC., a
                              Kansas corporation

______________________________    By:__________________________
Name:                              Name:
                                   Title:



WITNESS:                                     LESSOR:

______________________________    MEDITRUST OF FLORIDA, INC.,
Name                              a New York corporation


                                    By:_________________________
                                       Name:
                                       Title:



ds2-213172.1


EXHIBIT A

LEGAL DESCRIPTION OF THE LAND


Sterling House of Tequesta (Tequesta, Florida)

A parcel of land lying in the Northwest Quarter of Section 30, Township 40 South, Range 43 East, Palm Beach County, Florida, being more particularly described as follows:

Commence at the Southeast corner of the Northwest Quarter of the Northwest Quarter of said Section 30; thence bear North 89 57'08" West, along the South line of said Northwest Quarter of the Northwest Quarter, a distance of 26.19 feet; thence South 17 17'07" East, along a line parallel with the westerly right-of-way line of U.S. Highway No. 1, as shown on the Florida Department of Transportation Right-of-Way Map Section 93040-2503, being the bearing base for this description, a distance of 153.99 feet to the POINT OF BEGINNING, thence continue South 17 17'07" East a distance of 192.16 feet to the intersection with the Westerly extension of the North line of a parcel of land described in Deed Book 1097, page 379, Palm Beach County, Florida, Public Records; thence South 89 43'22" East, along said extension, a distance of 37.87 feet; thence South 17 17'07" East a distance of 251.98 feet to the intersection with the North right-of-way line of Village Boulevard, being a curve concave to the Southeast, having a radius of 725.00 feet and whose center bears South 03 52'08" East; thence Southwesterly, along said curve, through a central angle of 21 15'21", a distance of 268.96 feet; thence North 17 17'07" West a distance of 442.56 feet; thence North 72 42'53" East a distance of 231.00 feet to the point of beginning.

EXHIBIT B

PERMITTED ENCUMBRANCES


Sterling House of Tequesta (Tequesta, Florida)

a. Easement as set forth in Warranty Deed from J.C. Nowling, individually and as Guardian for Pearl B. Nowling, incompotent, to Joseph H. Bates and Ruth E. Bates, his wife, dated August 26, 1954, recorded September 23, 1964 in Deed Book 1066, page 364, Public Records of Palm Beach County, Florida.

b. Easement in favor of Florida Power & Light Company as set forth in instrument recorded in Official Records Book 69, Page 489,
Public Records of Palm Beach County, Florida.

EXHIBIT C

LIST OF SHAREHOLDERS



1.  Sterling House Corporation


EXHIBIT D

RATE LIMITATIONS



None.



EXHIBIT E

FREE CARE REQUIREMENTS



None.


EXHIBIT F

PROVIDER AGREEMENTS




None.


EXHIBIT G

NATIONAL ACCOUNTS AND LOCAL DISCOUNTS



None.


EXHIBIT H

OPEN COST REPORTS



None.


EXHIBIT I

DEBT COVERAGE RATIO CALCULATION


EXHIBIT J

EXECUTIVE OFFICERS


1.  Timothy J. Buchanan, Chairman of the Board

2.  Steven L. Vick, President

3.  R. Gail Knott, Secretary and Treasurer


SCHEDULE 4.6.2

INVESTMENT VEHICLES FOR IMPOSITION DEPOSITS


1. Certificates of deposit in a bank with (i) capitalization or total equity in excess of ONE HUNDRED MILLION DOLLARS
($100,000,000) or (ii) a Moody's rating of "A" or better.

2.  AAA rated bonds or A-1, P-1 commercial paper.

3. United States Treasury securities which mature in one year or less.

4.  Deposit accounts with Fleet Bank, N.A.

5. Such other investments as may be mutually agreed upon by Lessee and Lessor







ds2-207454.4



EXHIBIT A

LEGAL DESCRIPTION OF THE LAND


Sterling House of West Melbourne (West Melbourne, Florida)

The West 605.07 feet of Tract 1 GREENBORO ACRES, according to the plat thereof as recorded in Plat Book 29, pages 66 and 67, of the Public Records of Brevard County, Florida. Being more particularly described as follows:

Commence at the Southwest corner of said Tract 1, for the Point-of-Beginning of the herein described parcel; thence run N 00 48'31" E along the West of said Tract 1 a distance of 265.56 feet to the North line of said Greenboro Acres, thence N 89 12'27" E along said North line a distance of 605.31 feet said point being 605.07 feet East by perpendicular measurement of the West line of said West line of Tract 1; thence S 00 48'31" W parallel to said West line a distance of 265.75 feet to the North right-of-way line of Greenboro Drive thence S 89 13'33" W along said right-of-way line a distance of 605.30 feet to the Point-of-Beginning containing 3.69 acres of land more or less.

EXHIBIT B

PERMITTED ENCUMBRANCES


Sterling House of West Melbourne (West Melbourne, Florida)

a. Easement shown on the Plat of Greenboro Acres, recorded in Plat Book 29, page 66 of the Public Records of Brevard County, Florida which shows an easement of 14 feet along the front lot line of the property for public utility and drainage easement purposes.


EXHIBIT C

LIST OF SHAREHOLDERS



1.  Sterling House Corporation

EXHIBIT D

RATE LIMITATIONS



None.



EXHIBIT E

FREE CARE REQUIREMENTS



None.



EXHIBIT F

PROVIDER AGREEMENTS




None.

EXHIBIT G

NATIONAL ACCOUNTS AND LOCAL DISCOUNTS



None.

EXHIBIT H

OPEN COST REPORTS



None.

EXHIBIT I

DEBT COVERAGE RATIO CALCULATION


EXHIBIT J

EXECUTIVE OFFICERS


1.  Timothy J. Buchanan, Chairman of the Board

2.  Steven L. Vick, President

3.  R. Gail Knott, Secretary and Treasurer

SCHEDULE 4.6.2

INVESTMENT VEHICLES FOR IMPOSITION DEPOSITS


1. Certificates of deposit in a bank with (i) capitalization or total equity in excess of ONE HUNDRED MILLION DOLLARS
($100,000,000) or (ii) a Moody's rating of "A" or better.

2.  AAA rated bonds or A-1, P-1 commercial paper.

3. United States Treasury securities which mature in one year or less.

4.  Deposit accounts with Fleet Bank, N.A.

5. Such other investments as may be mutually agreed upon by Lessee and Lessor











EXHIBIT A

LEGAL DESCRIPTION OF THE LAND


Sterling House of Stuart (Stuart, Florida)

A portion of Tracts 51, 52 and 53, Plat of Port Sewall "SEWALL'S
POINT LAND COMPANY SUBDIVISION," as recorded in Plat Book 3,
Page 7, of the Public Records of Palm Beach (now Martin) County,
Florida, being more particularly described as follows:

BEGIN at the intersection of the Easterly right-of-way line of S.E. Aster Lane and the Northerly right-of-way line of S.E. Indian
Street (said point being the S.W. corner of Tract 51 of said Plat); thence, along said Easterly right-of-way line of S.E. Aster Lane,
North 23	16'48" West 340.21 feet to the POINT AND PLACE OF
BEGINNING; thence continuing North 23	16'48" West a distance of
260.00 feet to a point; thence North 66	42'08" East, 586.50 feet
to a point; thence South 23	16'48" East, 260.00 feet to a point;
thence South 66	42'08" West, 586.50 feet to the POINT OF BEGINNING.


EXHIBIT B

PERMITTED ENCUMBRANCES


Sterling House of Stuart (Stuart, Florida)

None.

EXHIBIT C

LIST OF SHAREHOLDERS



1.  Sterling House Corporation

</PAGE.

EXHIBIT D

RATE LIMITATIONS



None.


EXHIBIT E

FREE CARE REQUIREMENTS



None.



EXHIBIT F

PROVIDER AGREEMENTS




None.

EXHIBIT G

NATIONAL ACCOUNTS AND LOCAL DISCOUNTS



None.

EXHIBIT H

OPEN COST REPORTS



None.

EXHIBIT I

DEBT COVERAGE RATIO CALCULATION



EXHIBIT J

EXECUTIVE OFFICERS


1.  Timothy J. Buchanan, Chairman of the Board

2.  Steven L. Vick, President

3.  R. Gail Knott, Secretary and Treasurer


SCHEDULE 4.6.2

INVESTMENT VEHICLES FOR IMPOSITION DEPOSITS


1. Certificates of deposit in a bank with (i) capitalization or total equity in excess of ONE HUNDRED MILLION DOLLARS
($100,000,000) or (ii) a Moody's rating of "A" or better.

2.  AAA rated bonds or A-1, P-1 commercial paper.

3. United States Treasury securities which mature in one year or less.

4.  Deposit accounts with Fleet Bank, N.A.

5. Such other investments as may be mutually agreed upon by Lessee and Lessor










ds2-213155.1

EXHIBIT A

LEGAL DESCRIPTION OF THE LAND


Sterling House of Vero Beach (Vero Beach, Florida)

PARCEL NO. 1:

The South 1/2 of the Southwest 1/4 of Government Lot 3, Section 18, Township 33 South, Range 40 East, less that portion of access road for Indian River Boulevard as described in Official Records Book 722, Page 2269, Indian River County, Florida. Said less and except parcel being described as follows:

A parcel of land being 70.00 feet in width lying in the Northeast quarter (1/4) of Section 13, Township 33 South, Range 39 East, and Northwest quarter (1/4), Section 18, Township 33 South, Range 40
East, Indian River County, Florida being more particularly described as follows:

Begin at the East quarter section corner of said Section 13, thence Westerly, along the East-West quarter section line of said Section 13, a distance of 40.73 feet (for the purpose of this description said East-West quarter section line bears N 89 16'45" W); thence N 27 58'54" W, a distance of 239.20 feet, more or less to a point on the Easterly Right-of-Way line of Indian River Boulevard said point being also a point on a curve, concave to the Northwest, having a radius of 647.96 feet and whose radius point bears N 48 48'12" W; thence Northerly, along the arc of said curve and said Easterly Right-of-Way line through a central angle of 6 47'28" a distance of
76.80 feet; thence S 27 58'54" E, a distance of 309.01 feet, more or less, to a point on the East-West quarter section line of aforementioned Section 18, thence Westerly, along said East-West quarter section line, a distance of 39.08 feet more or less, to the point of beginning.

PARCELS 2, 3 AND 4:

A parcel of land situate in part of the Southeast 1/4 of the Northeast 1/4 of Section 13, Township 33 South, Range 39 East, lying East of the East right-of-way of Indian River Boulevard (150 foot right-of-way) consisting of Parcels described in Official Records Book 708, Page 1861, and Official Records Book 814, Page 751, being more particularly described as follows:

Commencing at the Southeast corner of the Southeast 1/4 quarter of the Northeast 1/4 of Section 13, Township 33 South, Range 39 East, run North 00 40'20" East along the East line of said Southeast 1/4 of the Northeast 1/4 of Section 13, a distance of 71.48 feet to a point of intersection with the Easterly line of that certain 70 foot access easement as shown on Indian River Boulevard right-of-way plans by Kimley Horn and Associates, dated September 1984, File and Drawing No. 4395-01-04, Sheet 2 of 5, recorded in Official Records Book 722, Page 2269; and also being the Point of Beginning.

From said Point of Beginning, run North 27 58'54" West along said Easterly line of the 70 foot access easement, a distance of 227.52 feet to a point of cusp; said point of cusp lying on the Easterly right-of-way of Indian River Boulevard (150 foot right-of-way); From said point of cusp, run Northeasterly along a curve, also being the Easterly right-of-way of Indian River Boulevard, concave to the Northwest having a radius of 647.96 feet, a central angle of 33 44'09", and an arc length of 381.52 feet to the Point of Tangency; said Point of Tangency also being the intersection of the aforementioned East right-of-way of Indian River Boulevard and the East line of the Southeast 1/4 of the Northeast 1/4 of Section 13; From said Point of Tangency, run South 00 40'20" West along the said East line of the Southeast 1/4 of the Northeast 1/4 of Section 13, a distance of 559.49 feet to the Point of Beginning.

Said lands lying and being in Indian River County, Florida.

EXHIBIT B

PERMITTED ENCUMBRANCES


Sterling House of Vero Beach (Vero Beach, Florida)

a.  Resolution Number 137-A-95 of the City Commission, City of
Stuart, Florida, regarding Easement Exchange Agreement recorded in Official Records Book 1154, Page 2606.

b.  Declaration of Common Use; Access and Maintenance for Lift
Station; Water Mains and Drainage Easement recorded in Official
Records Book 1154, Page 2617.


EXHIBIT C

LIST OF SHAREHOLDERS



1.  Sterling House Corporation

EXHIBIT D

RATE LIMITATIONS



None.




EXHIBIT E

FREE CARE REQUIREMENTS



None.



EXHIBIT F

PROVIDER AGREEMENTS




None.

EXHIBIT G

NATIONAL ACCOUNTS AND LOCAL DISCOUNTS



None.


EXHIBIT H

OPEN COST REPORTS



None.

EXHIBIT I

DEBT COVERAGE RATIO CALCULATION



EXHIBIT J

EXECUTIVE OFFICERS


1.  Timothy J. Buchanan, Chairman of the Board

2.  Steven L. Vick, President

3.  R. Gail Knott, Secretary and Treasurer
</PAGE.

SCHEDULE 4.6.2

INVESTMENT VEHICLES FOR IMPOSITION DEPOSITS


1. Certificates of deposit in a bank with (i) capitalization or total equity in excess of ONE HUNDRED MILLION DOLLARS
($100,000,000) or (ii) a Moody's rating of "A" or better.

2.  AAA rated bonds or A-1, P-1 commercial paper.

3. United States Treasury securities which mature in one year or less.

4.  Deposit accounts with Fleet Bank, N.A.

5. Such other investments as may be mutually agreed upon by Lessee and Lessor










ds2-213172.1